As filed with the Securities and Exchange Commission on June 15, 2020

Registration No. 333-234155

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERIFYME, INC.

(Exact name of registrant as specified in its charter)

Nevada	6794	23-3023677
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

VerifyMe, Inc.

75 S. Clinton Ave., Suite 510

Rochester, NY 14604

(585) 736-9400

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Patrick White

Chief Executive Officer

VerifyMe, Inc.

75 S. Clinton Ave., Suite 510

Rochester, NY 14604

(585) 736-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Alexander R. McClean, Esq. Kayla E. Klos, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, New York 14604 (585) 232-6500	Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Gracin & Marlow, LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, NY 10074 (212) 907-6457

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Units consisting of shares of Common Stock, par value $0.001 per share, and Warrants to purchase shares of Common Stock, par value $0.001 per share (2)	$11,500,000	$1,492.70
Common Stock included as part of the Units	—	—
Warrants to purchase shares of Common Stock included as part of the Units (3)	—	—
Shares of Common Stock issuable upon exercise of the Warrants (4)(5)	$11,500,000	$1,492.70
Representative’s Warrants (6)	—	—
Shares of Common Stock issuable upon exercise of Representative’s Warrants (7)	$880,000	$114.22
Total	$23,880,000	$3,099.62 (8)

(1)	In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(2)	Includes stock and/or warrants that may be issued upon exercise of a 45-day option granted to the representative of the underwriters to cover over-allotments, if any.

(3)

In accordance with Rule 457(i) under the Securities Act, because the shares of the Registrant’s common stock underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)	There will be issued warrants to purchase one share of common stock for every one share of common stock offered. The warrants are exercisable at a per share price of 100% of the common stock public offering price.

(5)	Includes shares of common stock which may be issued upon exercise of additional warrants which may be issued upon exercise of 45-day option granted to the representative of the underwriters to cover over-allotments, if any.

(6)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(7)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 110% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s warrants is $880,000, which is equal to 110% of $800,000 (8% of $10,000,000).

(8)	$2,111.80 of which was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Company is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 15, 2020

1,818,182 Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

______________________________________________

This is a firm commitment underwritten public offering of 1,818,182 of units (the “Units”), based on an assumed initial offering price of $5.50 per unit, the mid-point of the anticipated price range of the Units, of VerifyMe, Inc., a Nevada corporation. We anticipate a public offering price between $4.25 and $6.75 per Unit. Each Unit consists of one share of common stock, $0.001 par value per share, and one warrant to purchase one share of common stock at an exercise price of $5.50 per share (100% of the price of each Unit sold in this offering based on an assumed initial offering price of $5.50 per unit, the mid-point of the anticipated price range). The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and the warrants comprising the Units are immediately separable and will be issued separately in this offering. Each warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance.

Our common stock is presently traded on the over-the-counter market and quoted on the OTCQB market under the symbol “VRME.” On June 9, 2020, the last reported sale price of our common stock was $0.11 per share ($5.50 on a post reverse split basis). We have applied to list our common stock and warrants on the Nasdaq Capital Market under the symbols “VRME” and “VRMEW,” respectively. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTCQB market will be indicative of the prices of our common stock if our common stock were traded on the Nasdaq Capital Market.

The offering price of the Units will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual public offering price for our common stock and the warrants.

Certain of our directors or entities affiliated with such persons have indicated an interest in participating in this offering on the same terms as those offered to the public.

Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed 50-to-1 ratio to occur immediately following the effective date but prior to the closing of the offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Offering price	$	$
Underwriting discount and commissions (1)	$	$
Proceeds to us before offering expenses (2)	$	$

(1)	We have also agreed to issue warrants to purchase shares of our common stock to the representative of the underwriters and to reimburse the representative of the underwriters for certain expenses. See “Underwriting” for additional information regarding total underwriter compensation.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the representative of the underwriters as described below and (ii) warrants being issued to the representative of the underwriters in this offering.

We have granted a 45-day option to the representative of the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 272,727 shares of common stock and/or 272,727 additional warrants at a price from us in any combination thereof at the public offering price per share of common stock and per warrant, respectively, less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

The underwriters expect to deliver the securities against payment to the investors in this offering on or about          , 2020.

Lead Book-Running Manager	Co-Book-Running Manager

Maxim Group LLC	Joseph Gunnar & Co. LLC

 The date of this prospectus is                              , 2020.

You should rely only on information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States and Canada: Neither we nor any of the underwriters have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States and Canada. Persons outside the United States and Canada who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States and Canada.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections.  The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

Our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the SEC, including risks related to the following:

•	our ability to continue as a going concern and our history of losses;
•	our ability to obtain additional financing;
•	the ongoing coronavirus (“COVID-19”) pandemic;
•	our use of the net proceeds from this offering;
•	our relatively new business model and lack of significant revenues;
•	our ability to prosecute, maintain or enforce our intellectual property rights;
•	disputes or other developments relating to proprietary rights and claims of infringement;
•	the accuracy of our estimates regarding expenses, future revenues and capital requirements;
•	the implementation of our business model and strategic plans for our business and technology;
•	the successful development of our sales and marketing capabilities;
•	the potential markets for our products and our ability to serve those markets;
•	the rate and degree of market acceptance of our products and any future products;
•	our ability to retain key management personnel;
•	regulatory developments and our compliance with applicable laws; and
•	our liquidity.

The forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The forward-looking statements in this prospectus are made only as of the date hereof or as indicated and represent our views as of the date of this prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by law.

Industry and Market Data

This prospectus contains estimates made, and other statistical data published, by independent parties and by us relating to market size and growth and other data about our industry.  We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties.  This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are inherently subject to a high degree of uncertainty and actual events or circumstances may differ materially from events and circumstances reflected in this information.  We caution you not to give undue weight to such projections, assumptions and estimates. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings. You should also carefully read our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Business Overview

VerifyMe, Inc. (“VerifyMe,” the “Company,” “we” or “us”) is a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. Until 2018, we were primarily engaged in the research and development of our technologies. We began to commercialize our covert luminescent pigment, RainbowSecure®, in 2018, and we also developed the patented VeriPAS™ software system in 2018 which covertly and overtly serializes products to remotely track a product’s “life cycle” for brand owners. We believe VeriPAS™ is the only invisible covert serialization and authentication solution deployed through variable digital printing on HP Indigo (a division of HP Inc.) printing systems with a smartphone tracking and authentication system. VeriPAS™ is capable of fluorescing, decoding, and verifying invisible RainbowSecure® codes in the field – designed to allow investigators to quickly and efficiently authenticate product throughout the distribution chain, including warehouses, ports of entry, retail locations, and product purchased over the Internet for inspection and investigative actions. This technology is coupled with a secure cloud based track and trace software engine which allows brands and investigators to see where products originate and where they are deployed with geo location mapping and intelligent programable alerts. Brand owners access the VeriPAS™ software over the Internet. Brand owners can then set rules of engagement, establish marketing programs for customer engagement and control, and monitor and protect their products’ “life cycle.” We have not yet derived any revenue from our VeriPAS™ software system and have derived limited revenue from the sale of our RainbowSecure® technology.

Recent Developments

In December 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. The World Health Organization determined that the outbreak constituted a “Public Health Emergency of International Concern” and declared a pandemic. The COVID-19 pandemic is disrupting businesses and affecting production and sales across a range of industries, as well as causing volatility in the financial markets. The extent of the impact of the COVID-19 pandemic on our customer demand, sales and financial performance will depend on certain developments, including, among other things, the duration and spread of the outbreak and the impact on our customers and employees, all of which are uncertain and cannot be predicted. The COVID-19 pandemic has negatively impacted and could further negatively impact our sales and results of operations. See “Risk Factors” for information regarding certain risks associated with the pandemic.

The COVID-19 pandemic has caused a major spike in demand for safety products such as masks and gloves, COVID-19 test kits, medications and vaccines to treat the virus, which we believe has further caused an increase in counterfeit products. Our suite of technology solutions for global manufacturers, distributors and sellers are designed to allow consumers to prove authenticity and we have proactively reached out to global manufacturers who are seeking to provide their customers authenticity in their products. We believe we have a dynamic management and sales team in place with the ability to seamlessly work remotely to minimize any operational disruption.

In connection with the COVID-19 pandemic, sales conferences and other in-person sales events have been curtailed. While this has resulted in a reduction of our sales-related transportation costs, it has limited our sales efforts. We continue to work with our sales representatives to look for alternative ways to communicate effectively and promote sales both with our customers and potential customers.

Further, we anticipate that as a result of the COVID-19 pandemic, our customers may require that their programs be cancelled, delayed or reduced. We will continue to work in partnership with our customers to continually assess any potential impacts and opportunities to mitigate risk.

Intellectual Property

Our current patent and trademark portfolios consist of ten granted U.S. patents and one granted European patent validated in four countries, four pending U.S. and foreign patent applications, five registered U.S. trademarks, three registered foreign registrations, including one each in Colombia, Europe and Mexico, and six pending U.S. and foreign trademark applications. In January 2020, we received a Notice of Allowance for our U.S. Patent Application for our dual code authentication process relating to our invisible QR code and smartphone reading system. Our registered patents expire between the years of 2021 and 2037.

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Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the OTCQB Market. In connection with this offering, we have applied to list our common stock and warrants offered in the offering on the Nasdaq Capital Market (“Nasdaq”) under the symbols “VRME” and “VRMEW,” respectively. If our listing application is approved, we expect to list our common stock and the warrants offered in the offering on Nasdaq upon consummation of the offering, at which point our common stock will cease to be traded on the OTCQB Market. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq approves the listing of our common stock and warrants. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements, including but not limited to a reverse split of our outstanding common stock. If Nasdaq does not approve the listing of our common stock, we will not proceed with this offering. There can be no assurance that our common stock will be listed on the Nasdaq.

Reverse Stock Split

On November 19, 2019, our stockholders approved a reverse stock split within the range of 25-to-1 to 120-to-1 of our issued and outstanding shares of common stock and authorized the Board, in its discretion, for one year, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our articles of incorporation, as amended, in connection with the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 675,000,000 shares. Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our financial statements and the notes thereto, a proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed 50-to-1 ratio to occur immediately following the effective date but prior to the closing of the offering.

Private Placement of Senior Secured Convertible Debentures

On March 6, 2020, we completed the offering of $1,992,000 of the senior secured convertible debentures (the “2020 Debentures”) that provided for the automatic conversion into shares of our common stock at the closing of this offering at the lower of $4.00 per share or a 30% discount to the offering price of the Units. Purchasers of the 2020 Debentures also received warrants (the “2020 Warrants”) in the private placement. On June 15, 2020, we entered into agreements with the holders of the 2020 Debentures to provide that the 2020 Debentures will automatically convert upon the closing of this offering into shares of our common stock and warrants underlying the Units at the lower of $4.00 per Unit or a 30% discount to the public offering price of the Units. As of June 15, 2020, two holders representing $200,000 in the aggregate of the outstanding 2020 Debentures automatically convertible into an aggregate of 51,948 shares of common stock at an exercise price of $3.85 per share (based on an assumed public offering price of $5.50 per Unit) and who hold 2020 Warrants to purchase an aggregate of 50,000 shares of common stock, or 68,182 shares of common stock after the offering at the assumed public offering price of $5.50 per Unit, have not yet signed the agreement. The agreements further provide that, immediately upon the closing of this offering, the 2020 Warrants will be cancelled and in lieu thereof each holder will receive 0.4 of a share of common stock for each share formerly underlying such cancelled 2020 Warrant. As a result, the investors in this offering will experience immediate dilution when the 2020 Debentures are automatically converted into shares of our common stock and warrants and the 2020 Warrants are cancelled and shares in lieu thereof are issued at the closing of this offering. We estimate that approximately 517,403 shares and warrants to purchase 517,403 shares will be issuable upon conversion of the 2020 Debentures, assuming a $3.85 conversion price and not taking into account interest earned, and 199,200 shares will be issued to holders upon cancellation of the 2020 Warrants. We have agreed to register the shares and warrants underlying the 2020 Debentures, as well as the shares underlying the warrants issued upon automatic conversion of the 2020 Debentures, and the shares issued upon cancellation of the 2020 Warrants for resale under the Securities Act. The holders of the 2020 Debentures and 2020 Warrants have agreed to certain lock-up provisions with respect to the securities received upon conversion of the 2020 Debentures and 2020 Warrants as described below under “Underwriting—Lock-up Agreements.”

Principal Risks

We are subject to various risks discussed in detail under “Risk Factors,” which include risks related to the following:

•	our ability to continue as a going concern;
•	our history of losses and our ability to raise capital;
•	the ongoing COVID-19 pandemic;
•	the confusion of our brand name with other similar brand names;
•	our ability to compete;
•	the ability of our products and services to function as expected;
•	the ability of our products to gain market acceptance;
•	our reliance on one printing press that has limited market share;
•	our ability to retain key management personnel;
•	our lack of business development resources;
•	our ability to hire and retain an experienced sales team;
•	the success of our partners who integrate our solutions into their product offerings;
•	our ability to manage growth effectively;
•	the fact that a small number of customers account for our revenue;
•	our ability to commercialize our products;

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•	our ability to successfully protect our intellectual property rights, and claims of infringement by others;
•	our ability to maintain an effective system of disclosure controls;
•	cybersecurity threats and incidents;
•	our compliance with data privacy requirements;
•	our dependence on third-party vendors for key services;
•	the dilution of our shares as a result of the issuance of additional shares in connection with financing arrangements;
•	the volatility of our stock price;
•	the decline in the price of our stock due to offers or sales of substantial number of shares;
•	the limited trading volume and price fluctuations of our stock;
•	our ability to issue preferred stock without shareholder approval and other anti-takeover provisions;
•	the immediate and substantial dilution of the net tangible book value of our common stock;
•	the speculative nature of warrants;
•	provisions of the warrants may discourage a third-party from acquiring us;
•	our ability to meet the initial or continuing listing requirements of the Nasdaq Capital Market; and
•	we intend to effect a reverse stock split of our outstanding common stock immediately following the effective date but prior to the closing of the offering; however, the reverse stock split may not increase our stock price sufficiently and we may not be able to list our common stock on the Nasdaq Capital Market in which case this offering may not be completed.

Corporate Information

We were incorporated in Nevada on November 10, 1999 under the name LaserLock Technologies, Inc.  We changed our name to VerifyMe, Inc., effective July 23, 2015.  Our principal offices are located at 75 South Clinton Avenue, Suite 510, Rochester, New York 14604 and our telephone number is (585) 736-9400. Our website address is www.verifyme.com. We have not incorporated by reference into this prospectus the information included on or linked from our website and you should not consider it to be part of this prospectus.

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Summary of the Offering

Issuer:	VerifyMe, Inc.

Securities offered by us:

1,818,182 Units, each Unit consisting of one share of our common stock and one warrant to purchase one share of our common stock. Each warrant will have an exercise price of $5.50 per share (100% of the assumed public offering price of one unit), is exercisable immediately and will expire five (5) years from the date of issuance.  The Units will not be certificated or issued in stand-alone form. The shares of our common stock and the warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Number of shares of common stock offered by us:	1,818,182 shares

Number of warrants offered by us:	warrants to purchase 1,818,182 shares of common stock

Assumed public offering price:	$5.50 per Unit, which is the mid-point of the estimated offering price range described on the cover of this prospectus (1)

Shares of common stock outstanding prior to the offering (2):	2,271,504 shares

Shares of common stock outstanding after the offering (3):	4,806,289 shares (assuming none of the warrants issued in this offering are exercised)

Over-allotment option:

We have granted a 45-day option to the representative of the underwriters to purchase up to 272,727 additional shares of common stock at a price of $5.499 per share (based on an assumed offering price of $5.50 per Unit) and/or 272,727 additional warrants at a price of $0.001 per warrant less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any. If the representative of the underwriters exercises the option in full, the total underwriting discounts and commissions payable by us will be $920,000 and the total proceeds to us, before expenses, will be $10,580,000.

Use of proceeds:

We estimate that we will receive net proceeds of approximately $8,743,952 from our sale of Units in this offering, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to provide funding for the following purposes: sales force expansion, marketing and business development; potential acquisitions; research and development; and working capital purposes.  See “Use of Proceeds.”

Description of the warrants:	The exercise price of the warrants is $5.50 per share (100% of the assumed public offering price of one unit). Each warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the warrants will be governed by a Warrant Agreement, dated as of the effective date of this offering, between us and West Coast Stock Transfer, Inc., as the warrant agent (the “Warrant Agent”). This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities—Warrants” in this prospectus.

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Representative’s Warrants:

The registration statement of which this prospectus is a part also registers for sale warrants (the “Representative’s Warrants”) to purchase 145,455 shares of our common stock (based on an offering price of $5.50 per Unit, which is the mid-point of the estimated offering price range described on the cover of this prospectus) to Maxim Group LLC (the “Representative”), as the representative of the several underwriters, as a portion of the underwriting compensation payable to the Representative in connection with this offering. The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the three year period commencing 180 days following the effective date of the registration statement of which this prospectus is a part at an exercise price of $6.05 (110% of the assumed public offering price of the Units). Please see “Underwriting—Representative’s Warrants” for a description of these warrants.

Potential sales to insiders:	It is possible that one or more of our directors or their affiliates or related parties could purchase common stock and warrants in this offering; however, these person or entities may determine not to purchase any shares or warrants in this offering, or the underwriters may elect not to sell any common stock or warrants in this offering to such persons or entities. The underwriters will receive a 5% underwriting discount and commissions on any shares and warrants purchased by these parties (and an 8% underwriting discount and commissions on any securities sold to all other parties).

Trading symbol:	Our common stock is presently quoted on the OTCQB under the symbol “VRME.” We have applied to have our common stock and the warrants offered in the offering listed on the Nasdaq Capital Market under the symbols “VRME” and “VRMEW,” respectively.

Reverse stock split:

On November 19, 2019, our stockholders approved a reverse stock split within the range of 1-for-25 to 1-for-120 of our issued and outstanding shares of common stock and authorized the Board, in its discretion, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our articles of incorporation, as amended, in connection with the reverse stock split. We intend to effectuate the reverse split of our common stock in a ratio to be determined by the Board immediately following the effective date but prior to the closing of the offering. Unless otherwise stated and other than in our financial statements and the notes thereto, all share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed 50-to-1 ratio to occur immediately following the effective date but prior to the closing of the offering.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference into this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

2020 Debentures:

We have outstanding 2020 Debentures that mature 18 months after issuance and are secured by a first lien on all of our assets. The 2020 Debentures automatically convert upon the closing of this offering at the lower of $4.00 per Unit or a 30% discount to the public offering price of the Units. We have agreed to register the shares and warrants underlying the 2020 Debentures, as well as the shares underlying the warrants issued upon automatic conversion of the 2020 Debentures, for resale under the Securities Act. The holders of the 2020 Debentures have agreed to certain lock-up provisions with respect to the securities received upon conversion of the 2020 Debentures as described below under “Underwriting—Lock-up Agreements.” We estimate that approximately 517,403 shares and warrants for 517,403 shares will be issuable upon conversion of the 2020 Debentures, assuming an $3.85 conversion price.

2020 Warrants:

We have outstanding 2020 Warrants that are currently exercisable at $7.50 per share. Upon the closing of this offering, the 2020 Warrants will be cancelled and holders will receive 0.4 of a share of common stock for each share formerly underlying such cancelled warrant. 199,200 shares are expected to be issued upon exercise of the 2020 Warrants. We have agreed to register the shares issued upon cancellation of the 2020 Warrants for resale under the Securities Act. The holders of the 2020 Warrants have agreed to certain lock-up provisions with respect to the shares received upon cancellation of the 2020 Warrants as described below under “Underwriting—Lock-up Agreements.”

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Lock-up Agreements:

We and our directors, officers and certain principal shareholders have agreed with the Representative not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus. In addition, holders of the 2020 Debentures and the 2020 Warrants have agreed with the Representative not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any shares of common stock received upon cancellation of the 2020 Warrants, any shares and warrants acquired upon the automatic conversion of the 2020 Debentures and any shares underlying such warrants for a period concluding on the earlier to occur of (i) 120 days after the date of the closing of this offering or (ii) any time after 60 days after the closing of this offering in the event shares of our common stock trade above two times the public offering price of the Units for five consecutive trading days. See “Underwriting—Lock-Up Agreements.”

(1)	The assumed public offering price of $5.50 per Unit is the mid-point of the range described on the cover of this prospectus. The actual number of Units we will offer will be determined based on the actual public offering price and the reverse split ratio will be determined based on the stock price.

(2)

Unless we indicate otherwise, the number of shares of our common stock outstanding is based on 2,271,504 shares of common stock outstanding on June 12, 2020, and gives effect to our planned reverse stock split at an assumed ratio of 50-to-1, but does not include, as of that date:

•

948,252 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $11.50 per share (not giving effect to the automatic conversion of the 2020 Debentures and the cancellation of the 2020 Warrants);

•	463,271 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $5.50 per share;
•	240,250 shares of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plans;
•	144,444 shares of common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock; and
•	517,403 shares of common stock issuable upon exercise of outstanding debentures assuming an exercise price of $3.85 per share.

(3)

The number of shares of our common stock outstanding after the offering includes an estimated 517,403 shares of common stock potentially issuable upon the automatic conversion of the 2020 Debentures, 199,200 shares potentially issuable upon the cancellation of the 2020 Warrants, gives effect to our planned reverse stock split at an assumed ratio of 50-to-1, but does not include:

•

2,785,837 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $7.00 per share (including warrants for 1,818,182 shares to be issued in this offering, warrants for 517,403 shares to be issued upon the automatic conversion of the 2020 Debentures, and currently outstanding warrants to purchase 450,252 shares of common stock);

•	463,271 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $5.50 per share;
•	240,250 shares of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plans; and
•	144,444 shares of common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock.

Except as otherwise indicated, all information in this prospectus assumes:

•	that the assumed public offering price is $5.50 per Unit which is the mid-point of the estimated offering price range described on the cover of this prospectus;
•	a reverse stock split being effected at a ratio of 50-to-1;
•	no exercise of the outstanding warrants described above;
•	no exercise of the warrants included in the Units;
•	no exercise of the Representative’s Warrants;
•	no exercise of the Representative’s option to purchase additional shares and/or warrants from us in this offering; and
•	each debenture holder signs the agreement described above under “Prospectus Summary—Private Placement of Senior Secured Convertible Debentures”; as of June 15, 2020, two holders representing $200,000 in the aggregate of the outstanding 2020 Debentures automatically convertible into an aggregate of 51,948 shares of common stock at an exercise price of $3.85 per share (based on an assumed public offering price of $5.50 per Unit) and who hold 2020 Warrants to purchase an aggregate of 50,000 shares of common stock, or 68,182 shares of common stock after the offering at the assumed public offering price of $5.50 per Unit, have not yet signed the agreement.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below and all information contained in this prospectus, before you decide whether to purchase our securities. If any of the following risks or uncertainties actually occurs, our business, financial condition, results of operations and prospects would likely suffer, possibly materially. In addition, the trading price of our common stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Relating to our Business

Our ability to continue as a going concern is in doubt absent obtaining adequate new debt or equity financing and achieving sufficient sales levels. We anticipate that we will continue to lose money for the foreseeable future. Our continued existence is dependent upon generating sufficient working capital and obtaining adequate new debt or equity financing. Because of our continuing losses, we may have to continue to reduce our expenditures, without improvements in our cash flow from operations or new financing. Working capital limitations continue to impinge on our day-to-day operations thus contributing to continued operating losses. If we are unable to achieve or sustain profitability or to secure additional financing on acceptable terms, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. Any such inability to continue as a going concern may result in our stockholders losing their entire investment. There is no guarantee that we will become profitable or secure additional financing on acceptable terms.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations. The report of our independent auditors dated March 9, 2020 on our financial statements for the year ended December 31, 2019 includes an explanatory paragraph, and we have included statements in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, indicating that there is substantial doubt about our ability to continue as a going concern. Our financial statements contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and implement our business plan. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our securities.

We are a developmental stage company with a history of losses and we may never achieve or maintain profitability. As a developmental stage enterprise, we do not currently have revenues to generate cash flows to cover operating expenses. Since our inception, we have incurred operating losses in each year due to costs incurred in connection with research and development activities and general and administrative expenses associated with our operations. We incurred a net loss of $1,092,163 and $2,507,799 for the three months ended March 31, 2020 and the year ended December 31, 2019, respectively. We expect to continue to incur substantial expenditures to develop and market our services and could continue to incur losses and negative operating cash flow. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. Our ability to generate profits will depend, in part, on our expenses and our ability to generate revenue. Our prior losses and any future losses have had and may continue to have an adverse effect on our working capital. If we fail to generate revenue and become profitable, or if we are unable to fund our continuing losses, our shareholders could lose all or part of their investments.

Our business, results of operations and financial condition may be adversely impacted by the recent COVID-19 pandemic. The COVID-19 pandemic has negatively affected the U.S. and global economy, resulted in significant travel restrictions, including mandated closures and orders to “shelter-in-place,” and created significant disruption of the financial markets. We are closely monitoring the impact of the COVID-19 pandemic on all aspects of our business, including how it will impact our customers, employees, suppliers and sales network. While the COVID-19 pandemic did not have a material adverse effect on our reported results for our first quarter of fiscal 2020, we are unable to predict the ultimate impact that it may have on our business, future results of operations, financial position or cash flows. The extent to which our operations may be impacted by the COVID-19 pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted, including new information which may emerge concerning the severity of the outbreak and actions by government authorities to contain the outbreak or treat its impact. Even after the COVID-19 pandemic has subsided, we may experience materially adverse impacts to our business due to any resulting economic recession or depression. Furthermore, the impacts of a potential worsening of global economic conditions and the continued disruptions to and volatility in the financial markets remain unknown. The impact of the COVID-19 pandemic may also exacerbate other risks discussed in these risk factors, any of which could have a material effect on us. This situation is changing rapidly and additional impacts may arise that we are not aware of currently.

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The COVID-19 pandemic has resulted in prohibitions of non-essential activities, disruption and shutdown of businesses, travel restrictions, and the cancellation and postponement of conferences and in-person meetings, which has and could continue to negatively impact our sales and results of operations. In response to the COVID-19 pandemic, we have suspended all non-essential travel for our employees, are canceling or postponing attendance at events, are discouraging employee attendance at industry events and limiting in-person work-related meetings. Our employees travel frequently to establish and maintain relationships with our customers and partners, and attend sales-conferences, many of which have been cancelled or postponed. Currently, as a result of the work and travel restrictions related to the ongoing pandemic, substantially all of our sales and services activities are being conducted remotely which might be less effective than in-person meetings. The COVID-19 pandemic has negatively impacted and could further negatively impact our sales and results of operations. We do not yet know the extent of the negative impact on our ability to attract, serve, or retain customers. Although we continue to monitor the situation and may adjust our current policies as more information and guidance become available, temporarily suspending travel and limitations on doing business in-person has and could continue to negatively impact our marketing and business development efforts and create operational or other challenges, any of which could harm our business, financial condition and results of operations.

The COVID-19 pandemic may decrease demand for our products and any such decrease in demand would adversely affect our revenues and results of operations. We are unsure what actions our customers may take in response to the COVID-19 pandemic. Health concerns, as well as political or governmental developments in response to COVID-19, could result in economic, social or labor instability or prolonged contractions in the industries in which our customers or partners operate, which could reduce the amount of packaging they print, which would reduce out sales. Furthermore, existing and potential customers may choose to reduce or delay spending in response to the COVID-19 pandemic, or attempt to renegotiate contracts and obtain concessions, which may materially and negatively impact our operating results, financial condition and prospects.

We have a small management team and if any of our employees or management suffer COVID-19 related illnesses, our business operations may be materially and adversely affected. The COVID-19 pandemic could disrupt our operations due to absenteeism by infected or ill members of management or other employees because of our limited staffing. COVID-19 related illness could also impact members of our Board of Directors resulting in absenteeism from meetings of the directors or committees of directors, and making it more difficult to convene the quorums of the full Board of Directors or its committees needed to conduct meetings for the management of our affairs.

Because our name and brand could be confused with brands that have similar names, we may be adversely affected by any confusion or negative publicity related to others that use a name similar to VerifyMe in their brand names. We have trademarked the VerifyMeTM brand in the United States and have pending applications with respect to our brand internationally. However, our name and brand has been and could be in the future confused with brands that have similar names, including but not limited to Verified.Me, a service offered to Canadians by SecureKey Technologies Inc. and www.verifyme.ng, a website offering verification services in Nigeria. We have a pending application for the VerifyMe name in Canada but can make no assurances regarding its approval. We have also attempted to contact the operators of the Nigeria website to resolve the confusion caused there but to date have been unsuccessful in our efforts. Further, we have registered certain trademarks and service marks in the United States and foreign jurisdictions. We are aware of names and marks similar to our service marks being used from time to time by other persons. Although we oppose any such infringement, further or unknown unauthorized uses or other misappropriation of our trademarks or service marks may diminish the value of our brands and adversely affect our business.

Because our competitors in the anti-counterfeiting industry have much greater financial resources than we do and more functional technology offerings than we currently have, we may not be able to successfully compete with them. The market for protection from counterfeiting, diversion, theft and forgery is a mature industry dominated by a number of large, well-established companies, as described in “Our Business—Competition.” To compete effectively, we will need to expend significant resources in technology and marketing. Each of our competitors has substantially greater financial, human and other resources than we do and may develop superior technology or more cost-effective alternatives to our products and services. We may not have sufficient resources to develop and market our services effectively, or at all. If we cannot continue to develop or market competitive, cost-effective products and services, we may not be able to compete effectively, which will harm our operating results.

If our technologies do not work as anticipated once we achieve meaningful sales, we will not be successful. Our business depends on our ability to market and sell our ink technology. Without material sales and acceptance from customers with respect to our ink technology, we will not be successful. Further, we made a significant investment in our new authenticators, and if customers do not find them useful or decline to lease them, our business may suffer. We can provide no assurances that the market will accept our products or that we will achieve any meaningful sales.

If our technology cannot be used successfully to prevent counterfeiting, we may not be able to generate material revenue. Our market is characterized by new and evolving technologies. Counterfeiting is constantly evolving in order to create items which appear to be legitimate and evade regulations which would seize counterfeit items and penalize counterfeiters. In order to stay competitive, our technologies will need to be sufficiently complex so that they cannot be reproduced or copied by counterfeiters. If we are unable to develop and integrate effective anti-counterfeiting technologies to address the increasingly sophisticated technological needs of our customers in a timely and cost-effective manner, we may not be successful in preventing counterfeiting and we may not be able to generate material revenue.

If the market does not accept or embrace our technologies or product offering, our business may fail. Our technologies and the products we are offering have not been tested in the market on a large-scale basis. As a result, we can only speculate as to the market acceptance of these products and services. No assurance can be given that the market will accept any of our technologies, products and services. If the public fails to accept our technologies, products and services to the degree necessary to generate sufficient revenues, our business may fail.

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Because our current and target customers are large companies, their internal policies and resistance to change may impair our ability to successfully commercialize our products. Our ability to become successful and generate positive cash flow will be dependent upon the extent of commercialization of products using our technology. Commercialization of new technology products often has a very long lead time. This problem is exacerbated when customers are large entities. Our current and target customers are large entities. These factors may adversely affect our ability to commercialize our technologies or any products or services related to our technologies. Further, we cannot assure you that commercialization will result in profitability.

Our reliance on HP Indigo to qualify additional HP Indigo digital printing presses adversely affects our ability to sell our products and generate revenue. In 2017, we signed a five-year contract with HP Indigo, a division of HP Inc., to print our RainbowSecure® technology on packages and labels on their 6000 series digital presses. HP Indigo has yet to qualify more HP Indigo digital printing presses that include our technology which hinders our ability to sell our products. We believe that without further qualified HP Indigo presses, our ability to sell to a large part of the label and packaging print manufacturing market is impeded and as a result our business and revenues are adversely affected.

Severe price competition from similar ink technologies may hinder our ability to sell our products. Currently an ultra violet ink is being sold and supported by HP, Inc. for their HP Indigo digital presses that competes with our product. This ink has been in the security ink industry for many years and is therefore a wide-spread uncontrolled security product that sells for an extremely low cost. The same ultra violet ink has some similar properties as our RainbowSecure® ink technology but the cost is so low it is being selected by some clients based on price which limits our ability to sell RainbowSecure®. Ultra violet ink is also readily available in many forms and locations, including Amazon.com. This wide-spread availability of ink technologies that are similar to ours limits our ability to market and sell RainbowSecure®.

If we are unable to successfully develop and market an ink jet solution to address a large segment of the label and print manufacturing market used by major brands, our revenues and business will be negatively affected. We believe it is important to our business to successfully develop and market an ink jet solution to address the large segment of the label and print manufacturing market which is used by most major brands. In 2019, we entered into a strategic partnership with INX International Ink Company, the third largest producer of inks in North America, to co-develop inkjet inks to be used for inkjet printing in combination with high speed, high volume label and packaging printing presses. There can be no assurance that we will successfully develop and market this technology. Without the successful development of the ink jet head utilizing our technology, we will be unable to provide our technology to most of the addressable market which will adversely impact our business, revenues and financial condition.

Our success depends on the efforts, abilities and continued service of Patrick White, our President and Chief Executive Officer, and if we are unable to continue to retain the services of Mr. White, we may not be able to continue our operations. Our success depends to a significant extent upon the continued service of Patrick White, our President and Chief Executive Officer.  Effective August 15, 2019, Mr. White’s employment agreement with us automatically renewed for one year and, on May 19, 2020, we agreed to extend Mr. White’s agreement until August 15, 2021 and to include automatic renewal provisions for subsequent one year terms. The loss of Mr. White’s services and any negative market or industry perception arising from such loss could significantly harm our business, future prospects and the price of our common stock.

Because we are relying on our small management team, we lack business development resources which may hurt our ability to increase revenue. We have a small management team that is focused on sales. In addition, our Chairman, who is not involved in sales, handles operational matters, legal compliance, board relationships and shareholder relations. Because we have only a few people dedicated to business development, we lack the resources to grow beyond certain levels. We cannot assure you that we will generate cash flow from operations or from financings which will enable us to grow our revenues.

If we are unable to hire an experienced sales team, or our partners are not successful, we may not be able to generate material revenue. Presently our personnel consists of two full-time employees, one part-time employee, and two consultants. We have several outside partners and a licensed global label manufacturer (the “GLM”), who are working on sales of our products. Our agreement with the GLM allows it to market our technologies to current and new clients. Our strategic partner agreements are individualized. We have a cross selling agreement that provides that the partner is able to sell and mark-up our technologies and we can sell and mark-up the strategic partner’s products. Another strategic partner is selling our products globally as well as providing marketing support, warehousing, shipping services, help desk services and billing for a fixed percentage of our sales. Our potential customers are large companies with long sales cycles.  Accordingly, we may be required to hire sales persons to bolster our current sales efforts.  If the efforts of our management team, the GLM, strategic partners, and any sales persons we hire are unsuccessful, we may be unable to generate material revenue and those outside sales channels may end their relationship with us, thus ending their sales and services and materially harming our financial condition and results of operations. None of our strategic partners have sold our products under the cross-selling arrangements to date.

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Our future growth will depend upon the success of our strategic partners who integrate our solutions into their product offerings. We rely on strategic partnerships with larger companies which integrate our technologies into their product offerings. This distribution strategy leaves us largely dependent upon the success of our partners. If any of our strategic partners who include our technology in their products cease to do so, or we fail to obtain other partners who will incorporate, embed, integrate or bundle our technology, or these partners are unsuccessful in their efforts, expanding deployment of our technology, our business and future growth would be materially and adversely affected.

If we cannot manage our growth effectively, we may not become profitable. Businesses which grow rapidly often have difficulty managing their growth. Our staff presently consists of two full-time employees, one part-time employee and two consultants. If we continue to grow as rapidly as we anticipate, we will need to expand our management by recruiting and employing experienced executives and key employees capable of providing the necessary support. We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could harm our financial condition and ability to become profitable.

Because a small number of customers account for all of our revenue, the loss of any of these customers would have a material adverse impact on our operating results and cash flows. We derive our revenue from a limited number of customers. Our revenue in each of the first three months of 2020 and 2019 was nominal although we began to generate what we believe is the beginning of meaningful revenue in the fourth quarter of 2019. Our principal revenue has been generated from two customers. Certain of our agreements with customers have short terms or can be terminated on short notice. Any termination of a business relationship with, or a significant sustained reduction in business received from, one of these customers could have a material adverse effect on our operating results and cash flows. We must materially increase the number of our customers and be able to have our customers increase the number of products for which they use our service and if we cannot, it will adversely impact our financial condition and our business.

We will need to expand our sales, marketing and support organizations and our distribution arrangements to increase market acceptance of our products and services. We currently have a limited number of sales, marketing, customer service and support personnel and may need to increase our staff to generate a greater volume of sales and to support any new customers or the expanding needs of existing customers. The employment market for sales, marketing, customer service and support personnel in our industry is very competitive, and we may not be able to hire the kind and number of sales, marketing, customer service and support personnel we are targeting. Our inability to hire qualified sales, marketing, customer service and support personnel may harm our business, operating results and financial condition. We may not be able to sufficiently build out our distribution network or enter into arrangements with qualified sales personnel on acceptable terms or at all. If we are not able to develop greater distribution capacity, we may not be able to generate sufficient revenue to continue our operations.

If we fail to protect or enforce our intellectual property rights, or if the costs involved in protecting and defending these rights are prohibitively high, our business and operating results may suffer. Our patent rights, trade secrets, copyrights, trademarks, domain names and other product rights are critical to our success. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We may enter into confidentiality and invention assignment agreements with our employees and confidentiality agreements with parties with whom we conduct business to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

As management deems appropriate, we will pursue the registration of our domain names, trademarks, and service marks in the U.S. and in certain locations outside the U.S. We will seek to protect our trademarks, patents and domain names in an increasing number of jurisdictions, a process that is expensive and time-consuming and may not be successful or which we may not pursue in every location. It may be expensive and cost prohibitive to file patents worldwide and we may be financially required to file patents in select countries where we see the greatest potential for our technologies. We may, over time, increase our investment in protecting our innovations through increased patent filings that are expensive and time-consuming and may not result in issued patents that can be effectively enforced.

If we are required to sue third parties who we allege are violating our intellectual property rights, or if we are sued for violating a third party’s patents or other intellectual property rights, we may incur substantial expenses, and we could incur substantial damages, including amounts we cannot afford to pay. Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights claimed by others. Patent and intellectual property litigation is extremely expensive and beyond our ability to pay. While third parties do, under certain circumstances, finance litigation for companies that file suit, we cannot assure you that we could find a third party to finance any claim we choose to pursue. Moreover, third parties frequently refuse to finance companies that are sued. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs, adverse publicity or diversion of management and technical resources, any of which could adversely affect our business and operating results. If we fail to maintain, protect and enforce our intellectual property rights, our business and operating results may be harmed.

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From time-to-time, we may face allegations that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including from our competitors and inactive entities. Patent and other intellectual property litigation may be protracted and expensive, and the results are difficult to predict. As the result of any court judgment or settlement, we may be obligated to cancel the launch of a new feature or product, stop offering certain features or products, pay royalties or significant settlement costs, purchase licenses or modify our products and features.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.  As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (“SOX”). We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems, and resources.

SOX requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Our management concluded that our disclosure controls and procedures were not effective as of March 31, 2020 as the result of the material weaknesses in our internal control over financial reporting identified in our Quarterly Report on Form 10-Q for such period. Other weaknesses in our disclosure controls and internal control over financial reporting may be identified in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. We have not yet been able to remediate the material weakness related to our internal control over financial reporting.

Additional material weaknesses in our internal control over financial reporting may be identified in the future.  Any failure to maintain existing or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in additional material weaknesses, cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements. If we are unable to effectively remediate material weaknesses in a timely manner, investors could lose confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on our stock price.

Because we do business outside of the United States, we may be exposed to liabilities under the Foreign Corrupt Practices Act, violations of which could have a material adverse effect on our business. We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We have operations and agreements with third parties and make sales in jurisdictions which may be subject to corruption. These activities create the risk of unauthorized payments or offers of payments by one of the employees, consultants or agents of our company, because these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.

If our computer systems are hacked, or we experience any other cybersecurity incident, we may face a disruption to our operations, a compromise or corruption of our confidential information and/or damage to our business relationships, all of which could negatively impact our business, results of operations or financial condition. We rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information, and to manage or support a variety of business processes and activities. Additionally, we collect and store certain data, including proprietary business information, and may have access to confidential or personal information in certain of our businesses that is subject to privacy and security laws and regulations. These technology networks and systems may be susceptible to damage, disruptions or shutdowns due to failures during the process of upgrading or replacing software, databases or components; power outages; telecommunications or system failures; terrorist attacks; natural disasters; employee error or malfeasance; server or cloud provider breaches; and computer viruses or cyberattacks. Cybersecurity threats and incidents can range from uncoordinated individual attempts to gain unauthorized access to information technology networks and systems to more sophisticated and targeted measures, known as advanced persistent threats, directed at us, our products, customers and/or our third-party service providers. It is possible a security breach could result in theft of trade secrets or other intellectual property or disclosure of confidential customer, supplier or employee information. Should we be unable to prevent security breaches or other damage to our information technology systems, disruptions could have an adverse effect on our operations, as well as expose us to costly litigation, liability or penalties under privacy laws, increased cybersecurity protection costs, reputational damage and product failure.

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Evolving regulations concerning data privacy may result in increased regulation and different industry standards, which could prevent us from providing our current products to our users, or require us to modify our products, thereby harming our business. The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the Internet and mobile platforms have recently come under increased public scrutiny, and civil claims alleging liability for the breach of data privacy have been asserted against companies. The U.S. government, including the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices.

Many jurisdictions have already taken steps to restrict and penalize companies that collect and utilize information from their users and the general public. For example, in May 2018 the European Union made sweeping reforms to its existing data protection legal framework by enacting the General Data Protection Regulation (the “GDPR”), which resulted in a greater compliance burden for many companies with users in Europe. The GDPR includes operational requirements for companies that receive or process personal data of residents of the European Union that are broader and more stringent than those previously in place in the European Union and in most other jurisdictions around the world. The GDPR also imposes significant penalties for non-compliance, including fines of up to €20 million or 4% of total worldwide revenue.

Additionally, we may be subject to increasingly complex and expansive data privacy regulations within the United States. For example, California enacted the California Consumer Privacy Act (the “CCPA”), which became effective in 2020. The CCPA requires covered companies to provide California consumers with disclosures and expands the rights afforded consumers regarding their data. Fines for noncompliance of the CCPA can be as high as $7,500 per violation. Since the CCPA was enacted, Nevada and Maine have enacted similar legislation designed to protect the personal information of consumers and penalize companies that fail to comply, and other states have proposed similar legislation. The costs of compliance with, and other burdens imposed by, the GDPR, CCPA, and similar laws may limit the use and adoption of our products and services and/or require us to incur substantial compliance costs, which could have a material adverse impact on our business

Because we are, and will continue to be, dependent on certain third-party vendors for key services, we are vulnerable to disruptions in the supply of these services which are beyond our control, and which could harm our operations. We are relying upon our business partners to assist us including the GLM, S-One Labels and Packaging LLC, a division of S-One LP (“S-One”), and Micro Focus International PLC (“Micro Focus”). These partners are larger companies and may not necessarily have the same goals as us. We currently depend on a single vendor of pigment for the inks we sell, and we may continue to be dependent on a small number of third party suppliers in the future including for services relating to our electronic technology. We cannot be certain that any of these providers will be willing or able to meet our evolving needs. Additionally, they could end our relationship in accordance with applicable contractual arrangements, some of which can be terminated on short notice. If our partners, vendors, or service providers fail to meet their obligations, provide poor, inaccurate or untimely service, or we are unable to make alternative arrangements for these services, we may fail, in turn, to provide our services or to meet our obligations to our users and our business, financial condition and operating results could be materially and adversely affected.

Fluctuations in the price of raw materials, changes in the availability of key suppliers, or catastrophic events may increase the cost of our products and services. Our security pigments are manufactured from naturally occurring inorganic rare earth materials. The cost of these raw materials is a key element in the cost of our products. Our inability to offset material price inflation could adversely affect our results of operations. While we rely on multiple suppliers to procure our raw materials, it is difficult to predict what effects shortages or price increases for the raw materials we use to make our products may have in the future. Our ability to manage inventory and meet delivery requirements may be constrained by our suppliers’ inability to scale production and adjust delivery during times of volatile demand. Our inability to fill our supply needs would jeopardize our ability to fulfill obligations under current contracts or enter new contracts to sell our products, which would, in turn, result in reduced sales and profits, contract penalties or terminations, and damage to customer relationships.

Our ability to become profitable is largely dependent upon our ability to develop new technologies and introduce new products that achieve market acceptance in increasingly competitive markets. Our ability to become profitable depends upon a number of factors, including our ability to (i) identify and evolve with emerging technological and broader industry trends, (ii) develop and maintain competitive products, (iii) defend our market share against an ever-expanding number of competitors including many new and non-traditional competitors, (iv) enhance our products by adding innovative features that differentiate our products from those of our competitors and prevent commoditization of our products, (v) develop, manufacture and bring compelling new products to market quickly and cost-effectively, (vi) monitor disruptive technologies and business models, (vii) achieve sufficient return on investment for new products introduced based on capital expenditures and research and development spending, (viii) respond to changes in overall trends related to end market demand, (x) leverage our strategic partnerships to develop and commercialize new and existing products and (xi) attract, develop and retain individuals with the requisite skill, expertise and understanding of customers’ needs to develop new technologies and introduce new products and sell our current products. The failure of our technologies or products to gain market acceptance due to more attractive offerings by our competitors or the failure to address any of the above factors could significantly reduce our revenues and adversely affect our competitive standing and prospects.

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The expenses or losses associated with lack of widespread market acceptance of our solutions may harm our business, operating results and financial condition. Rapid technological changes and frequent new product introductions are typical in the markets we serve. Our future success will depend in part on continuous, timely development and introduction of new products that address evolving market requirements. To the extent we fail to introduce new and innovative products, we may lose any market share we have to our competitors, which may be difficult or impossible to regain. Any inability, for technological or other reasons, to successfully develop and introduce new products could harm our business. Additionally, we may experience delays in the development and introduction of products, we may be unable keep pace with the rapid rate of change in anti-counterfeiting and security products’ research, and any new products acquired or developed by us may not meet the requirements of the marketplace or achieve market acceptance. If we are unable to develop new products to meet market demands, our business could be materially adversely affected.

Risks Relating to our Common Stock

Upon exercise of our outstanding options or warrants and conversion of our debentures and Series B Convertible Preferred Stock we will be obligated to issue a substantial number of additional shares of common stock which will dilute our present shareholders. We are obligated to issue additional shares of our common stock in connection with our outstanding options, warrants, debentures and shares of our Series B Convertible Preferred Stock. As of June 12, 2020, there were options, warrants, debentures and shares of Series B Convertible Stock outstanding, convertible into 463,271, 948,252, 517,403 and 144,444 shares of common stock, respectively. The exercise, conversion or exchange of warrants or convertible securities, including for other securities, will cause us to issue additional shares of our common stock and will dilute the percentage ownership of our shareholders. In addition, we have in the past, and may in the future, exchange outstanding securities for other securities on terms that are dilutive to the securities held by other shareholders not participating in such exchange. Please also see the risk factor below entitled “Our 2020 Debentures automatically convert at the closing of this offering at the lower of $4.00 per Unit or a 30% discount to the offering price of the Units, which could negatively impact trading in our securities.”

Due to factors beyond our control, our stock price may be volatile. Any of the following factors could affect the market price of our common stock:

•	The sale of large numbers of shares of common stock by former directors and their donees and associates;
•	The continued COVID-19 pandemic and its adverse impact upon the capital markets;
•	The loss of one or more members of our management team;
•	Our failure to generate material revenues;
•	Regulatory changes including new laws and rules which adversely affect companies in our line of business;
•	Our public disclosure of the terms of any financing which we consummate in the future;
•	An announcement that we have effected a reverse split of our common stock;
•	Our failure to become profitable;
•	Our failure to raise working capital;
•	Any acquisitions we may consummate;
•	Announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;
•	Cancellation of key contracts;
•	Our failure to meet financial forecasts we publicly disclose;
•	Short selling activities; or
•	Changes in market valuations of similar companies.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline. Sales of large blocks of our common stock over a short time last fall had a significant adverse effect on our common stock price. Further sales could depress the price of our common stock. The existence of these shares and shares of common stock issuable upon conversion of outstanding shares of Series B Convertible Preferred Stock, debentures, warrants and options create a circumstance commonly referred to as an “overhang” which can act as a depressant to our common stock price. The existence of an overhang, whether or not sales have occurred or are occurring, also could make our ability to raise additional financing through the sale of equity or equity-linked securities more difficult in the future at a time and price that we deem reasonable or appropriate. If our existing shareholders and investors seek to sell a substantial number of shares of our common stock, such selling efforts may cause significant declines in the market price of our common stock.

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Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Because we may issue preferred stock without the approval of our shareholders and have other anti-takeover defenses, it may be more difficult for a third party to acquire us and could depress our stock price. In general, our Board may issue, without a vote of our shareholders, one or more additional series of preferred stock that have more than one vote per share, although the Company’s ability to designate and issue preferred stock is currently restricted by covenants under our agreements with prior investors. Without these restrictions, our Board could issue preferred stock to investors who support us and our management and give effective control of our business to our management. Additionally, issuance of preferred stock could block an acquisition resulting in both a drop in our stock price and a decline in interest of our common stock. This could make it more difficult for shareholders to sell their common stock. This could also cause the market price of our common stock shares to drop significantly, even if our business is performing well.

Because we do not intend to pay cash dividends on our shares of common stock, any returns will be limited to the value of our shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

Risks Relating to this Offering and our Reverse Stock-Split

Investors in this offering will experience immediate and substantial dilution in net tangible book value.  The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $3.523 per share based on the assumed public offering price of $5.50 per unit, the mid-point of the estimated offering price range described on the cover of this prospectus. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Our 2020 Debentures automatically convert at the closing of this offering at the lower of $4.00 per Unit or a 30% discount to the offering price of the Units, and our 2020 Warrants will be cancelled and shares issued as a result, all of which could negatively impact trading in our securities. On March 6, 2020, we completed the offering of $1,992,000 of the 2020 Debentures that provided for the automatic conversion into shares of our common stock at the closing of this offering at the lower of $4.00 per share or a 30% discount to the offering price of the Units. Purchasers of the 2020 Debentures also received warrants (the “2020 Warrants”) in the private placement. On June 15, 2020, we entered into agreements with the holders of the 2020 Debentures to provide that the 2020 Debentures will automatically convert upon the closing of this offering into shares of our common stock and warrants underlying the Units at the lower of $4.00 per Unit or a 30% discount to the public offering price of the Units. As of June 15, 2020, two holders representing $200,000 in the aggregate of the outstanding 2020 Debentures automatically convertible into an aggregate of 51,948 shares of common stock at an exercise price of $3.85 per share (based on an assumed public offering price of $5.50 per Unit) and who hold 2020 Warrants to purchase an aggregate of 50,000 shares of common stock, or 68,182 shares of common stock after the offering at the assumed public offering price of $5.50 per Unit, have not yet signed the agreement. The agreements further provide that, immediately upon the closing of this offering, the 2020 Warrants will be cancelled and in lieu thereof each holder will receive 0.4 of a share of common stock for each share formerly underlying such cancelled 2020 Warrant. As a result, the investors in this offering will experience immediate dilution when the 2020 Debentures are automatically converted into shares of our common stock and warrants and the 2020 Warrants are cancelled and shares in lieu thereof are issued at the closing of this offering. We estimate that approximately 517,403 shares and warrants to purchase 517,403 shares will be issuable upon conversion of the 2020 Debentures, assuming a $3.85 conversion price and not taking into account interest earned, and 199,200 shares will be issued to holders upon cancellation of the 2020 Warrants. We have agreed to register the shares and warrants underlying the 2020 Debentures, as well as the shares underlying the warrants issued upon automatic conversion of the 2020 Debentures, and the shares issued upon cancellation of the 2020 Warrants for resale under the Securities Act. The holders of the 2020 Debentures and 2020 Warrants have agreed to certain lock-up provisions with respect to the securities received upon conversion of the 2020 Debentures and 2020 Warrants as described below under “Underwriting—Lock-up Agreements.” The automatic conversion of the 2020 Debentures into shares of our common stock and warrants and issuance of shares upon cancellation of the 2020 Warrants will be dilutive to our holders and could negatively impact the trading market and price of our common stock following the offering.

Participation in this offering by certain of our directors and their affiliates would reduce the available public float for our shares. It is possible that one or more of our directors or their affiliates or related parties could purchase common stock and warrants in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, these persons or entities may determine not to purchase any shares or warrants in this offering, or the underwriters may elect not to sell any shares or warrants in this offering to such persons or entities. Any purchases by our directors or their affiliates or related parties would reduce the available public float for our shares because such shareholders would be restricted from selling the common stock and warrants by a lock-up agreement they have entered into with the Representative and by restrictions under applicable securities laws. As a result, any purchase of common stock and warrants by such shareholders in this offering may reduce the liquidity of our common stock relative to what it would have been had these common stock and warrants been purchased by investors that were not affiliated with us.

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Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively. Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering to provide funding for the following purposes: sales force expansion, marketing and business development; research and development; potential acquisitions; and working capital purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Warrants are speculative in nature.  The warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $5.50 per share (100% of the assumed public offering price of a Unit), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. In addition, there is no established trading market for the warrants and we do not expect a market to develop.

Holders of the warrants will have no rights as a common stockholder until they acquire our common stock. Until holders of the warrants acquire shares of our common stock upon exercise of the warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the warrants. Upon exercise of the warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

There is no established market for the warrants to purchase shares of our common stock being offered in this offering. There is no established trading market for the warrants and we do not expect a market to develop. Although we have applied to list the warrants on the Nasdaq Capital Market there can be no assurance that there will be an active trading market for the warrants. Without an active trading market, the liquidity of the warrants will be limited.

Provisions of the warrants offered by this prospectus could discourage an acquisition of us by a third party. In addition to the discussion of the provisions of our amended and restated articles of incorporation, our amended and restated by-laws, certain provisions of the warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of the Nasdaq Capital Market. Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of the Nasdaq Capital Market, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the Nasdaq Capital Market’s minimum bid price requirement.

Even if the reverse stock split increases the market price of our common stock and we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market, a failure of which could result in a de-listing of our common stock. The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from the Nasdaq Capital Market. In addition, to maintain a listing on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

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The reverse stock split may decrease the liquidity of the shares of our common stock. The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve. Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

Even if we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market. Our failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a de-listing of our common stock. Even if we meet the initial listing requirements of the Nasdaq Capital Market, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock on the Nasdaq Capital Market. If after listing we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, such as the corporate governance requirements or the minimum stockholder's equity requirement, the Nasdaq Capital Market may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair our shareholders' ability to sell or purchase our common stock when they wish to do so. In the event of a de-listing, we would take actions to restore our compliance with the Nasdaq Capital Market's listing requirements, but we can provide no assurance that any action taken by us would result in our common stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our common stock.

There is no assurance that once listed on the Nasdaq Capital Market we will not continue to experience volatility in our share price. The OTCQB Venture Market, where our common stock is currently quoted, is an inter-dealer, over-the-counter market that provides significantly less liquidity than the Nasdaq Capital Market. Our stock is thinly traded due to the limited number of shares available for trading on the OTCQB Venture Market thus causing large swings in price. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our common stock may be unable to resell their securities at or near their original offering price or at any price. Our public offering price per Unit may vary from the market price of our common stock after the offering. If an active market for our stock develops and continues, our stock price may nevertheless be volatile. If our stock experiences volatility, investors may not be able to sell their common stock at or above the public offering price per Unit. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short period of time. As a result, our shareholders could suffer losses or be unable to liquidate their holdings. No assurance can be given that the price of our common stock will become less volatile when listed on the Nasdaq Capital Market.

Market prices for our common stock will be influenced by a number of factors, including:

•	the issuance of new equity securities pursuant to a future offering, including issuances of preferred stock;
•	the introduction of new products or services by us or our competitors;
•	any future reseller arrangements with global and domestic providers and brand owners;
•	changes in interest rates;
•	significant dilution caused by the anti-dilutive clauses in our financial agreements;
•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	variations in quarterly operating results;
•	change in financial estimates by securities analysts;
•	a limited amount of news and analyst coverage for our company;
•	the depth and liquidity of the market for our shares of common stock;
•	sales of large blocks of our common stock, including sales by our major stockholder, any executive officers or directors appointed in the future, or by other significant shareholders;
•	investor perceptions of our company and the direct selling segment generally; and
•	general economic and other national and international conditions.

Market price fluctuations may negatively affect the ability of investors to sell our shares at consistent prices.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $8,743,952 after deducting estimated underwriting discounts and estimated offering expenses payable by us. If the Representative’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $10,123,952. We intend to use the net proceeds from this offering, and any proceeds from the exercise of warrants, for the following purposes:

Proceeds:
Gross Proceeds	$10,000,000
Discounts	(800,000)
Fees and Expenses	(456,048)
Net Proceeds	$8,743,952

Uses:
Research and Development	$1,800,000
Sales Force Expansion, Marketing, Business Development and Potential Acquisitions	2,700,000
Working Capital	4,243,952
Total Uses	$8,743,952

The actual allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements and may change.

Therefore, as of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. We anticipate that the proceeds from this offering will enable us to become cash flow from operations positive.

A 50% increase (decrease) in the assumed public offering price of $5.50 per Unit would increase (decrease) the expected net proceeds of the offering to us by approximately $4.6 million, assuming that the number of shares of common stock sold by us remains the same. We may also increase or decrease the number of Units we are offering.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2020:

•	on an actual basis;
•	on an as adjusted basis to reflect the automatic conversion of the 2020 Debentures into 517,403 shares of common stock, the issuance of 199,200 shares issuable upon the cancellation of the 2020 Warrants, the proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed 50-to-1 ratio, and the issuance and sale by us of $10,000,000 of Units in this offering at the assumed public offering price of $5.50 per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale. As of June 15, 2020, two holders representing $200,000 in the aggregate of the outstanding 2020 Debentures automatically convertible into an aggregate of 51,948 shares of common stock at an exercise price of $3.85 per share (based on an assumed public offering price of $5.50 per Unit) and who hold 2020 Warrants to purchase an aggregate of 50,000 shares of common stock, or 68,182 shares of common stock after the offering at the assumed public offering price of $5.50 per Unit, have not yet signed the agreement described under “Prospectus Summary—Private Placement of Senior Secured Convertible Debentures,” however, the expected impact should these holders not sign such agreement to the as adjusted information presented below represents a less than 1% change to the information presented.

You should consider this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements for the three months ended March 31, 2020 included elsewhere in this prospectus.

	As of March 31, 2020
	Unaudited, Actual	Unaudited, As Adjusted (1)
Cash and cash equivalents	$885,622	$9,629,574
Total Current Liabilities	559,335	559,335
Total Long-Term Liabilities	123,817	-
Stockholders’ Equity (Deficit):
Series B Convertible Preferred Stock, $0.001 par value, 85 shares authorized; 0.85 shares issued and outstanding as of March 31, 2020
Common Stock, $0.001 par value; 675,000,000 authorized; 112,920,804 issued and 112,570,264 shares outstanding as of March 31, 2020, and 4,793,201 issued and 4,786,190 outstanding as adjusted (2)	112,570	4,786
Additional paid-in capital	63,774,320	76,361,056
Accumulated deficit	(62,863,512)	(66,474,696)
Treasury stock as cost (350,540 shares at March 31, 2020; 7,011 as adjusted)	(113,389)	(113,389)
Total Stockholders’ Equity	$909,989	$9,777,758

(1) The as adjusted information discussed above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing.

(2) As adjusted numbers do not include 20,099 net shares issued subsequent to March 31, 2020.

A 50% increase (decrease) in the assumed public offering price of $5.50 per Unit would increase (decrease) cash and cash equivalents, working capital, total assets, and total stockholders’ (deficit) equity by $4.6 million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions.

The above discussion and table are based on 112,570,264 shares outstanding as of March 31, 2020, 4,786,190 as adjusted, and actual numbers do not give effect to our planned reverse stock split. The discussion and table do not include, as of that date:

•

47,162,608 shares, 2,785,837 shares as adjusted (including warrants for 1,818,182 shares to be issued in this offering, warrants for 517,403 shares to be issued upon the automatic conversion of the 2020 Debentures, and currently outstanding warrants to purchase 450,252 shares of common stock), of our common stock issuable upon exercise of outstanding warrants, at a weighted average exercise price of $0.23 per share or $7.00 per share as adjusted;

•	22,613,529 shares, 452,271 shares as adjusted, of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.11 per share or $5.50 per share as adjusted;
•	12,562,500 shares, 251,250 shares as adjusted, of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plans; and
•	7,222,222 shares, 144,444 shares as adjusted, of common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock.

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DETERMINATION OF OFFERING PRICE

The offering price of the Units has been negotiated between the underwriters and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business.

MARKET FOR OUR COMMON STOCK

Our common stock is quoted on the OTCQB under the trading symbol “VRME.” Quotations on the OTCQB reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. On June 9, 2020, the last reported sale price of our common stock was $0.11 per share ($5.50 per share on an as adjusted basis).

Holders

As of June 12, 2020, we had approximately 1,460 shareholders of record of our common stock.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.  We intend to retain all available funds and any future earnings to fund the development and expansion of our business.  Any future determination to pay dividends will be at the discretion of our Board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant.

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DILUTION

If you invest in our Units in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock that is part of the Unit and the as adjusted net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Our net tangible book value as of March 31, 2020 was $595,786, or $0.265 per share of common stock.

As adjusted net tangible book value is our net tangible book value after taking into account the effect of the sale of Units in this offering at the assumed public offering price of $5.50 per Unit and after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us, the automatic conversion of the 2020 Debentures into 517,403 shares of our common stock and the issuance of 199,200 shares upon cancellation of the 2020 Warrants. Our as adjusted net tangible book value as of March 31, 2020 would have been approximately $9,463,555, or $1.977 per share. This amount represents an immediate increase in as adjusted net tangible book value of approximately $1.712 per share to our existing stockholders, and an immediate dilution of $3.523 per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share (attributing no value to the warrants)	$5.50
Net tangible book value per share as of March 31, 2020	$0.265
Increase in as adjusted net tangible book value per share after this offering	$1.712
As adjusted net tangible book value per share after giving effect to this offering	$1.977
Dilution in as adjusted net tangible book value per share to new investors	$3.523

A 50% increase (decrease) in the assumed public offering price of $5.50 per Unit would increase (decrease) the as adjusted net tangible book value per share by $0.973 ($1.06), and the dilution per share to new investors in this offering by $1.777 ($1.69), assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The information above assumes that the Representative does not exercise its over-allotment option. If the Representative exercises its over-allotment option in full, the as adjusted net tangible book value will increase to $2.143 per share, representing an immediate increase to existing stockholders of $0.166 per share and an immediate dilution of $3.357 per share to new investors.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants having a per share exercise or conversion price less than the per share offering price to the public in this offering.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 112,570,264 shares outstanding as of March 31, 2020 not giving effect to our planned reverse stock split, 4,687,735 as adjusted for the reverse stock split at an assumed 50-to-1 ratio. The discussion and table do not include, as of that date:

•

47,162,608 shares, 2,785,837 shares as adjusted for the reverse stock split at an assumed 50-to-1 ratio (including warrants for 1,818,182 shares to be issued in this offering, warrants for 517,403 shares to be issued upon the automatic conversion of the 2020 Debentures, and currently outstanding warrants to purchase 450,252 shares of common stock), of our common stock issuable upon exercise of outstanding warrants, at a weighted average exercise price of $0.23 per share or $7.00 per share as adjusted for the reverse stock split at an assumed 50-to-1 ratio;

•	22,613,529 shares, 452,271 shares as adjusted, of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.11 per share or $5.50 per share as adjusted for the reverse stock split at an assumed 50-to-1 ratio;
•	12,562,500 shares, 251,250 shares as adjusted, of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plans; and
•	7,222,222 shares, 144,444 shares as adjusted for the reverse stock split at an assumed 50-to-1 ratio, of common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock.

The information above contemplates that all holders of the 2020 Debentures sign the agreement describe under “Prospectus Summary—Private Placement of Senior Secured Convertible Debentures,” however, as of June 15, 2020, two holders representing $200,000 in the aggregate of the outstanding 2020 Debentures automatically convertible into an aggregate of 51,948 shares of common stock at an exercise price of $3.85 per share (based on an assumed public offering price of $5.50 per Unit) and who hold 2020 Warrants to purchase an aggregate of 50,000 shares of common stock, or 68,182 shares of common stock after the offering at the assumed public offering price of $5.50 per Unit, have not yet signed the agreement. The expected impact should these holders not sign such agreement to the as information presented above represents a less than 1% change to the information presented.

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OUR BUSINESS

 Overview

 We are a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. The Company was formed as LaserLock Technologies, Inc., in Nevada on November 10, 1999. Until 2018, we were primarily engaged in the research and development of our technologies. We began to commercialize our covert luminescent pigment, RainbowSecure®, in 2018, and we also developed the patented VeriPAS™ software system in 2018 which covertly and overtly serializes products to track a product’s “life cycle” for brand owners. We believe VeriPAS™ is the only invisible covert serialization and authentication solution deployed through variable digital printing on HP Indigo printing systems with a smartphone tracking and authentication system. VeriPAS™ is capable of fluorescing, decoding, and verifying invisible RainbowSecure® codes in the field – designed to allow investigators to quickly and efficiently authenticate product throughout the distribution chain, including warehouses, ports of entry, retail locations, and product purchased over the Internet for inspection and investigative actions. This technology is coupled with a secure cloud based track and trace software engine which allows brands and investigators to see where products originate and where they are deployed with geo location mapping and intelligent programable alerts. Brand owners access the VeriPAS™ software over the Internet. Brand owners can then set rules of engagement, establish marketing programs for customer engagement and control, and monitor and protect their products’ “life cycle.” We have not yet derived any revenue from our VeriPAS™ software system and have derived limited revenue from the sale of our RainbowSecure® technology.

Our brand protection technologies involve the utilization of invisible and/or color changing inks, which are compatible and printed with modern digital and standard printing presses. The inks may be used with certain printing systems such as digital, offset, flexographic, silkscreen, gravure, inkjet and toner based laser printers. The inks can be used to print both static and variable images utilizing digital printing presses and third party digital inkjet systems which are attached to traditional printing presses. Our invisible ink can be used in fixed images, variable images or serialized codes, bar codes or QR codes. We have developed a product which attaches to a smart-phone that reads our invisible ink codes into sophisticated cloud based track and trace software. We also have a product that informs users that our invisible ink is present for authentication. Based upon our experience, we believe that the ink technologies may be incorporated into most existing manufacturing processes.

Recent Developments

In December 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. The World Health Organization determined that the outbreak constituted a “Public Health Emergency of International Concern” and declared a pandemic. The COVID-19 pandemic is disrupting businesses and affecting production and sales across a range of industries, as well as causing volatility in the financial markets. The extent of the impact of the COVID-19 pandemic on our customer demand, sales and financial performance will depend on certain developments, including, among other things, the duration and spread of the outbreak and the impact on our customers and employees, all of which are uncertain and cannot be predicted. The COVID-19 pandemic has negatively impacted and could further negatively impact our sales and results of operations. See “Risk Factors” for information regarding certain risks associated with the pandemic.

The COVID-19 pandemic has caused a major spike in demand for safety products such as masks and gloves, COVID-19 test kits, medications and vaccines to treat the virus, which we believe has further caused an increase in counterfeit products. Our suite of technology solutions for global manufacturers, distributors and sellers are designed to allow consumers to prove authenticity and we have proactively reached out to global manufacturers who are seeking to provide their customers authenticity in their products. We believe we have a dynamic management and sales team in place with the ability to seamlessly work remotely to minimize any operational disruption.

In connection with the COVID-19 pandemic, sales conferences and other in-person sales events have been curtailed. While this has resulted in a reduction of our sales-related transportation costs, it has limited our sales efforts. We continue to work with our sales representatives to look for alternative ways to communicate effectively and promote sales both with our customers and potential customers.

Further, we anticipate that as a result of the COVID-19 pandemic, our customers may require that their programs be cancelled, delayed or reduced. We will continue to work in partnership with our customers to continually assess any potential impacts and opportunities to mitigate risk.

Our Anti-Counterfeit Technologies and Products

Recent developments in copying and printing technologies have made it easier to counterfeit a wide variety of documents and products. We believe that our brand protection security and anti-counterfeit technologies may be useful to businesses desiring to authenticate a wide variety of materials and products. Our solutions are sold under the RainbowSecure® and VeriPASTM labels.

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RainbowSecure® technology was our first technology to be patented. It combines an invisible ink with a proprietary tuned laser to enable counterfeit products to be exposed. We believe RainbowSecure® is particularly well-suited to closed and controlled environments that want to verify transactions within a specific area, as well as labels, packaging, textiles, plastics and metal products which need authentication. We have derived limited revenue from the sale of our RainbowSecure® technology.

In 2017, we signed a five-year contract with HP Indigo to print this technology on packages and labels on their 6000 series presses. Our technology has been tested and approved by HP Indigo 6000 series presses and more recently we have successfully run pilot production on the 7800 press which runs on HP Indigo’s newer series 4 platform, and will open up sheet-feed products like folded cartons and plastic cards. Customers can use a handheld beeping device, our VerifyMe Beepers, tuned to authenticate the unique frequency of our RainbowSecure® invisible ink, to broadcast a beeping sound to confirm the authenticity when placed on products, labels and packaging containing our RainbowSecure® ink. VerifyMe Beepers are being commercialized and leased to customers, typically for one year.

In December 2017, we signed a contract with Micro Focus to use RainbowSecure® in their Global Product Authentication (GPAS), Track and Trace system (software). The technology features a unique double layer of security which remains entirely covert at all times and provides licensees with additional protection. Under the contract with Micro Focus, we have a re-seller agreement where we sell the combined Micro Focus GPAS system with our RainbowSecure® identifier under our own trademarked name, VeriPASTM.

In May 2019, we entered into a strategic partnership with INX International Ink Company, the third largest producer of inks in North America, to co-develop inkjet inks to be used for inkjet printing in combination with high speed, high volume label and packaging printing presses. The specially formulated inks will enable these printing presses to print our RainbowSecure® invisible ink technology, which includes our variable VeriPAS™ serialization, track and trace technology.

Using information from a smartphone screen, our VeriPASTM technology, can provide authentication and data submission information. A customer or end-user can scan information from a product label or QR code and send it to the cloud where our VeriPASTM software can verify authenticity of the product, as well as track and trace the product from production through delivery. Certain clients are in the testing stage with this product. To date, we have not recognized any revenue from our VeriPAS™ software.

Using our RainbowSecure® invisible ink and VeriPASTM technology, we also developed VerifyMe® as Authentic™ labels, dual-purpose pre-printed labels with a visible serialized QR code for consumer scanning purposes, and an invisible serialized IR code for inspector scanning, authentication, and tracking purposes. This label was developed to provide covert brand protection for on-line retailers, while simultaneously enabling consumer product authentication, promotion, engagement and education through the visible serialized QR code. This technology is being tested by prospective customers.

 Brand Protection Printing Technology

Our brand protection technologies include (i) a technology utilizing invisible ink taggant that can be revealed by use of a special calibrated laser light for authentication purposes, (ii) an ink technology, which allows invisible codes to be printed, and (iii) a color changing technology that is activated by certain types of lights. Based on our knowledge and test results, we believe none of these technologies can be copied or scanned by counterfeiters. We believe the useful life of our technologies on a label or package is at least 20 years.

In 2017, we signed a five-year contract with the Indigo Division of HP Inc. (“HP Indigo”) to print this technology on packages and labels on their 6000 series digital presses. The 6000 series digital qualified presses are mainly used to print both static and variable high-quality images such as personalized labels and packaging for brand owners. We have also successfully run pilot production on the HP Indigo 7800 series press used for sheet-fed products like folded cartons and plastic cards. HP Indigo informed us that other press models will be qualified once clients formally request in writing the need for qualification for current unqualified models. In addition, HP Indigo is producing sample secure government products such as tax stamp samples for governments with our RainbowSecure® invisible ink technology. HP Indigo has showcased these samples at various global government and print service providers trade shows.

This solution is marketed as RainbowSecure® powered by HP Indigo and sold globally by us to HP Indigo customers. The solution includes an HP Indigo security ElectroInk as well as our readers and authentication tools that can be used in conjunction with the security ElectroInk. Both companies provide support to HP Indigo customers that use the RainbowSecure® solution on HP Indigo’s digital printing presses.

The HP security ElectroInk containing RainbowSecure® is in an ink canister that is mounted into the digital HP Indigo printing press along with the other traditional ink stations. Since the HP Indigo is a digital press, the RainbowSecure® technology prints covert serialization numbers, codes or images either fixed or variable mainly on labels and packaging which are revealed when using our hand-held authentication devices, we call our VeriPAS™ Smartphone Authenticators. In combination with a smartphone, these authenticators utilize special calibrated laser light for authentication purposes. VeriPAS™ Smartphone Authenticators are being commercialized and leased to customers, typically for one year.

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In addition, in 2019, HP Indigo increased their own marketing of our RainbowSecure® invisible ink technology. HP Indigo had us join them in their trade show booth in the Global LabelExpo trade show held in Brussels, Belgium in September 2019. HP Indigo has trained their world-wide sales force on our technology to show to both print service providers and brand owners. HP Indigo has also installed our technology offerings in their HP Experience Centers located in Tel Aviv, Israel, Singapore, Barcelona, Spain and Alpharetta, Georgia where customers can perform tests and get hands on experience with our technologies. We also believe business will be generated from both internal sales efforts as well as from our strategic partner S-One which has agreed to provide us with global sales, distribution, and promotion support for our products and employs representatives on an as needs basis to promote our products. Under the terms of our agreement with S-One, S-One will act as a sales and marketing contractor for our printed products and services on a global basis and will assist us in fulfilling our obligations under our signed current and future reseller agreements with global and domestic print providers and brand owners. In addition, in 2020 we entered into a consulting arrangement to develop relationships with brand owners, converters and other stakeholders in the food, pharmaceutical, medical device, fashion, apparel, household good and industrial products packaging industry, focusing on markets in the United Kingdom, European Union, Middle East and Asia.

As an add-on track and trace feature of our RainbowSecure® covert imaging, we have contracted with Micro Focus, a global software developer to utilize their visible QR code system, GPAS, which is printed on labels and packaging along with our covert RainbowSecure® to store our hidden covert serial number in the cloud for product diversion investigators to authenticate with a proprietary application on a mobile device. The Micro Focus GPAS allows customers to use their smartphone to scan a product’s QR code or send the code via a text message. Immediate results help verify whether the product is real or counterfeit. This helps save customers from potential physical harm and businesses from facing lawsuits, loss of revenue and brand erosion. In addition to the anti-counterfeiting image, the Micro Focus Track and Trace software has a “big data” gathering system with real-time analytics which geographically locate and identify counterfeiting activity by using an easily configured rules engine. Our covert or invisible RainbowSecure® system works as an extra layer of protection for the GPAS system. When a professional product investigator scans the Micro Focus visible QR code with a special application on a smartphone it brings him or her to our secure cloud application to see what the hidden serialization number printed by the HP Indigo is for that particular label or package. The product investigator uses the RainbowSecure® reading device, the smartphone authenticator, to compare the hidden serialization number against the cloud number to prove authenticity.

Under the contract with Micro Focus, VerifyMe has a re-seller agreement where we sell the combined Micro Focus GPAS system with our RainbowSecure® identifier under our own trademarked name, VeriPASTM. The first pre-printed VerifyMe® As AuthenticTM labels were printed containing VeriPAS™ in the fourth quarter of 2019. These labels are being tested with a third party Amazon retailer. No revenue has been recognized from VeriPASTM yet.

We also have a strategic partnership with INX International Ink Company, the third largest producer of inks in North America, to co-develop inkjet inks to be used for inkjet printing in combination with high speed, high volume label and packaging printing presses. The specially formulated inks will enable these printing presses to print our RainbowSecure® invisible ink technology, which includes our variable VeriPAS™ serialization, track and trace technology. Testing of the inkjet inks commenced in the third quarter of 2019 and is on-going.

In addition, effective as of May 30, 2019, we entered into an equipment and software leasing contract with a Forbes Top 50 Private Company that sells nutrition, personal care, beauty and home care products around the globe.

We believe that our brand protection security technologies, coupled with our contract with HP Indigo, can be used to enable brand owners to securely prevent counterfeiting, prevent product diversion and authenticate labels, packaging and products and alleviate the brand owner’s liability from counterfeit products which physically harm consumers. Our covert technologies give brand owners the ability to control, monitor and protect their products life cycle. Also, our technologies allow brand owners to prove whether the product causing an issue is authentic or counterfeit.

Our technologies can be printed on labels and packaging and can also be applied to metals, plastics and textiles. In addition to packaging and labels, our brand protection security printing technologies can be applied to authenticate important credentials such as tax stamps, driver’s licenses, plastics, metal, apparel, birth certificates, immigration documents, gaming, apparel, currency, event and transportation tickets, passports, computer software, and credit cards. We can track and trace from production to ultimate consumption when coupled with our VeriPAS™ proprietary software.

The Opportunity

We believe our brand protection products have applications in many areas. Currently, we are exploring opportunities in the following:

•	Consumer Products – Counterfeit items are a significant and growing problem with all kinds of consumer-packaged goods, especially in the luxury retail and apparel industries. Our unique ink pigments can be incorporated in dyes and used by manufacturers in these industries to combat counterfeiting and piracy of actual physical goods. Our pigments expressed as inks can also be used on packaging, as well as to track products that have been lost in transit, whether misplaced or stolen. We currently have a contract to assist with securing certain cosmetic products.

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•	Government Documents – We believe our overt and covert ink pigment platform can provide secure, forensic, and cost-effective anti-counterfeiting, anti-piracy and identification solutions to local, state, and federal governments as well as the defense contractors and the other companies that do business with them. Our pigment solution can be used for many types of identification and official documents, including, among other things, tax stamps, driver’s licenses, passports. We are currently seeking to expand our business in this market but have not yet generated sales in this area.

•	Pharmaceuticals – We believe counterfeit prescription pharmaceuticals are a growing trend, widely recognized as a public health risk and a serious concern to public health officials, private companies, and consumers. Counterfeiting can apply to both branded and generic products and counterfeit pharmaceuticals may include products with the correct ingredients but fake packaging, with the wrong ingredients, without active ingredients or with insufficient active ingredients. The United States enacted legislation requiring the implementation of a comprehensive system designed to combat counterfeit, diluted or falsely labelled pharmaceuticals, referred to as serialization or electronic pedigree (e-Pedigree). Our unique pigments embedded in the ink of a unique serialized barcode can provide a layered security foundation for a customer solution in this market. We are seeking to expand our business in this market and believe that as additional pharmaceutical companies seek to comply with the legislation we believe our products will provide attractive alternatives to address the need for product identifiers. We expect to engage third party marketing and sales companies to present our solutions to the drug and pharmaceutical industry and we have entered into a strategic partnership to assist us with marketing our products to the pharmaceutical industry.

•	Food and Beverage – Counterfeit food threats are becoming more common as supply chains become more global and as imaging and manufacturing technology become more accessible. We believe our pigments and authentication tools can help in the battle against counterfeit foods and beverages. We are currently marketing our products in this market.

Our Raw Material Suppliers

Our security pigments are manufactured from naturally occurring inorganic rare earth materials. The manufacturing process includes both chemical and mechanical elements. In many cases, we produce pigments that are unique to a customer or product line. This uniqueness can be achieved through a variety of techniques, including custom formulation or combination of our proprietary pigments and/or incorporation of other specialized taggants. There are many manufacturers of these types of specialized pigments and we intend to maintain multiple simultaneous relationships to ensure ample sources of supply.

Distribution

We provide pigment mixing instructions for the specific uses of each client based on their existing equipment and processes. We maintain policies and procedures to monitor, track and log access to and disposition of all pigment. Our customers are also required to agree to and implement these policies and procedures.

Our Technology and Intellectual Property

Intellectual property is important to our business. The current patent and trademark portfolios consist of ten granted U.S. patents and one granted European patent validated in four countries, four pending U.S. and foreign patent applications, five registered U.S. trademarks, three registered foreign registrations, including one each in Colombia, Europe and Mexico, and six pending U.S. and foreign trademark applications. In January 2020, we received a Notice of Allowance for our U.S. Patent Application for our dual code authentication process relating to our invisible QR code and smartphone reading system.

We have attempted to achieve sufficient flexibility in our products and technologies so as to provide cost-effective solutions to a wide variety of counterfeiting problems. We intend to generate revenues primarily by selling pigment to manufacturers who incorporate our technologies into their manufacturing processes and their products as well as through licensing fees where we are providing unique or custom solutions.

While some of our granted patents are commercially ready, we believe that others may have commercial application in the future but will require additional capital and/or a strategic partner in order to reach the potential markets. All of our patents are related to the inventions described above. Our patents expire between the years 2021 and 2037. The expiration date of a pending application that matures into a registration depends upon the issuance date and any adjustment under 35 U.S.C. 154(b).

It is cost prohibitive to register patents in every country. We continue to develop new anti-counterfeiting technologies and we apply for patent protection for these technologies in countries with the most market potential and strong patent enforcement tools. When a new product or process is developed, we may seek to preserve the economic benefit of the product or process by applying for a patent in each jurisdiction in which the product or process is likely to be exploited.

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The issuance of a patent is considered prima facie evidence of validity. The granting of a patent does not prevent a third party from seeking a judicial determination that the patent is invalid. Such challenges to the validity of a patent are not uncommon and can be successful. There can be no assurance that a challenge will not be filed to one or more of our patents, if granted, and that if filed, such a challenge will not be successful.

We have trademarked the VerifyMeTM brand in the United States and have pending applications with respect to our brand internationally. However, our name and brand could be confused with brands that have similar names, including but not limited to Verified.Me, a service offered to Canadians by SecureKey Technologies Inc. We have a pending application for the VerifyMe name in Canada but can make no assurances regarding its approval. We are aware of names and marks similar to our service marks being used from time to time by other persons that could result in confusion and may diminish the value of our brands and adversely affect our business. See “Risk Factors.”

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The following tables provide information with respect to our current patent and trademark portfolio:

Patents:

Jurisdiction	Patent No.	Issue Date	Title	Expiration Date
US	6,861,012	03/01/2005	Latent inkjet formulation and method	03/10/2021
US	6,672,718	01/06/2004	Aqueous latent image printing method and aqueous latent image printing ink for use therewith	07/23/2022
US	7,939,239	05/10/2011	Illumination sources and subjects having distinctly matched and mismatched narrow spectral bands	03/03/2028 (subject to payment of all maintenance fees)
US	8,551,683	10/08/2013	Illumination sources and subjects having distinctly matched and mismatched narrow spectral bands	11/02/2024 (subject to payment of all maintenance fees)
US	9,250,660	02/02/2016	"Home" button with integrated user biometric sensing and verification system for mobile device	11/14/2032 (subject to payment of all maintenance fees)
US	8,841,063	09/23/2014	Illumination sources and subjects having distinctly matched and mismatched narrow spectral bands	5/20/2024 (subject to payment of all maintenance fees)
Europe	EP1756649	11/28/2018	Illumination sources and subjects having distinctly matched and mismatched narrow spectral bands	2/11/2025 (subject to payment of all annuity fees in each of France, Germany, Great Britain, and Italy)
US	9,485,236	11/01/2016	System and method for verified social network profile	11/14/2032 (subject to payment of all maintenance fees)
US	9,183,688	11/10/2015	Characteristic Verification System	02/19/2033 (subject to payment of all maintenance fees)
US	9,159,016	10/13/2015	System and method for providing tangible medium with electromagnetic security marker	03/14/2033 (subject to payment of all maintenance fees)
US	10,614,350	04/07/2020	Dual code authentication process	11/07/2037 (subject to payment of all maintenance fees)
PCT	WO2019/094274	Published 05/16/2019	Dual code authentication process	Pending application
US	US20190295351A1	Published 09/26/2019	Device and method for authentication	Pending application
PCT	WO2019/190989	Published 10/03/2019	Device and method for authentication	Pending application
US	--	--	Dual code authentication process	Pending application

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Trademarks:

Jurisdiction	Trademark No.	Issue Date	Title	Expiration Date/Status
US	4,302,455	03/12/2013	VERIFYME	Registered; Renewal due 03/12/2023
Australia	--	--	VERIFYME	Pending application
Canada	--	--	VERIFYME	Pending application
Colombia	IR No. 1444368	Published 8/24/2018	VERIFYME	Registered; Renewal due 8/24/2028
Europe	IR No. 1444368	Published 8/24/2018	VERIFYME	Registered; Renewal due 8/24/2028
Japan	--	--	VERIFYME	Pending application
Mexico	IR No. 1444368	Published 8/24/2018	VERIFYME	Registered; Declaration of Actual Use due 7/16/2022 to 10/16/2022; Renewal due 8/24/2028
Nigeria	--	--	VERIFYME	Pending application
Singapore	--	--	VERIFYME	Pending application
US	5,725,795	04/16/2019	SECURELIGHT	Registered; Section 8 Affidavit due 04/16/2024 to 04/16/2025
US	5,725,794	04/16/2019	RAINBOWSECURE	Registered; Section 8 Affidavit due 04/16/2024 to 04/16/2025
US	5,725,796	04/16/2019	SECURELIGHT+	Registered; Section 8 Affidavit due 04/16/2024 to 04/16/2025
US	5,978,810	02/04/2020	VERIPAS	Registered; Section 8 Affidavit due 02/04/2025 to 02/04/2026
US	--	--	as AUTHENTIC	Pending application

Research and Development

We have been involved in research and development since our inception and intend to continue our research and development activities, funds permitting. Through 2012, our research and development focused on pigment technologies. Since 2012, we have allocated research and development efforts between digital and pigment technologies. We hope to expand our technology into new areas of implementation and to develop unique customer applications. We spent approximately $0 and $3,643 for the three months ended March 31, 2020 and 2019, respectively, and $5,000 and $188,000 during the years ended December 31, 2019 and 2018, respectively, on research and development.

Sales and Marketing Strategy

We plan on marketing directly with HP Indigo 6000 series and HP Indigo 7800 series press owners as well as the label and packaging printing industry, including both traditional and digital printers and users to address their clients’ needs for our covert serialization. We expect those printers to market and resell our technologies to both current and future brand owner clients. HP Indigo has trained their international digital press salesforce in various security printing technologies including our RainbowSecure® and VeriPAS™ technologies. HP Indigo sales people have generated multiple leads on our behalf. In September 2017, we entered into a five-year contract with HP to supply HP Indigo digital press ink canisters containing our RainbowSecure® pigment for use by HP Indigo digital press owners who print our security feature on labels and packages for their brand owners. Additionally, we enter into reseller agreements with print service providers (“PSP”). Pursuant to one of these agreements, a global label manufacturer began printing our technology in July 2018 and has major brand owners as clients which can utilize our technologies to protect their product labels and packaging from counterfeiting and product diversion. This label printer owns and operates printers and manufacturing equipment which can implement our technology. This reseller also has manufacturing facilities around the globe.

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In addition to the printing industry, we expect to market directly to all brand owners who utilize labels and packaging for their products. Brand owners can be licensed directly with us and direct their personal printer to print their labels and packaging with our printing technologies. The brand owner will therefore pay their royalties directly to us based on the number of labels and packages units to which their printer applied the technology. In 2019, we entered into a leasing agreement and purchase agreement with a major brand owner who is on the “Forbes Top 50 Private Companies list.” The brand owner began printing labels that include our product in the fourth quarter of 2019 and we have derived limited revenue.

Additionally, we intend to engage third parties to market, sell and support our brand protection security technologies on a global basis for a contracted fee based on their sales. Our targeted third parties will already have a successful track record in supporting HP Indigo owners as well as traditional printing clients.

We have a strategic partnership with S-One. S-One provides us with global sales, distribution, and promotion support for our products and employs representatives on an as needs basis to promote our products. Under the terms of our agreement with S-One, S-One acts as a sales and marketing contractor for our printed products and services on a global basis and assists us in fulfilling our obligations under our current and future reseller agreements with various global and domestic print providers and brand owners.

In addition, our track and trace partner, Micro Focus has agreed to cross sell our technologies as part of their Global Product Authentication System called GPAS. We are also contracted with Micro Focus to re-sell their GPAS product with our RainbowSecure® and our VeriPAS™ Smartphone Authenticator technology under our own trademarked name, VeriPASTM.

We plan for our sales and marketing strategy to include an outreach program and sales programs that tailor the product to the governmental body or merchant, as well as key partnerships with authorities and merchants whose products or audiences can be complementary to our own. In particular, we intend to focus on building relationships with key partners who can deliver our products to their existing and prospective customers in target markets, i.e., commercial printers/packagers, plastic card manufacturers and financial services intermediaries. HP Indigo’s Experience Centers located in Tel Aviv, Israel, Singapore, Barcelona, Spain and Alpharetta, Georgia have all been trained and outfitted with samples, including our VerifyMe Beepers, and VeriPAS™ Smartphone Authenticators, to demonstrate the technology to customers who visit the centers. Customers can perform tests and receive hands on experience with our technologies.

In addition, HP Indigo invited us to man a station in the security printing sections of their trade show booths such as the global LabelExpo show held in Brussels, Belgium in September 2019 and in Singapore in March 2019. HP Indigo also has us display solutions at their annual VIP print service provider event held in Tel Aviv every year as well as invited VerifyMe to attend other trade shows in 2020, however, due to the COVID-19 pandemic, these shows have been postponed or cancelled.

Competition

The market for protection from counterfeiting, diversion, theft and forgery is a mature industry dominated by a number of large, well-established companies, particularly in the area of traditional overt security technologies where repeating static produced images are commonly used. Security printing for currency production began in Europe over a century ago and has resulted in the establishment of old-line security printers which have branched out into brand and product protection as well. In North America, brand protection products, such as tamper-resistant packaging, security labels, and anti-theft devices are readily available and utilized on a widespread basis. In recent years, however, demand has increased for more sophisticated overt and covert security technologies with a strong desire for technologies that can provide variable images and data. Competitors can be segregated into the following groups: (i) security ink manufacturers who are generally well-established companies whose core business is manufacturing and selling printing inks; (ii) system integrators who have often evolved from other sectors in the printing industry, mainly security printing manufacturers, technology providers, or packaging and label manufacturers, and who typically offer a range of security solutions that enable them to provide a complete suite of solutions tailored to the customer’s specific needs and requirements; (iii) system consultancy groups who offer a range of technologies from several different providers and tailor specific solutions to end-users; (iv) traditional authentication technology providers which provide holograms and digital watermarking; (v) product diversion tracking providers which provide on-product and in-product tagging technologies; (vi) traditional security printers whose core products are printing the world’s currencies; and (vii) biometric solution providers who offer biometric authentication capabilities to be integrated with existing mobile device authentication. In general, we believe competition in our principal markets is primarily driven by product performance, features and liability; price; new laws and regulations; product innovation and timing of new product introductions; ability to develop, maintain and protect proprietary products and technologies; sales and distribution capabilities; technical support and service; brand loyalty; applications support; and breadth of product line.

Amazon has become a competitor with their new “Project Zero” brand protection system utilizing their “Transparency” serialization product. Amazon’s product serialization service provides a unique code for every unit that is manufactured, and the brand puts these codes on its products as part of its manufacturing process, which Amazon scans and verifies. This differs from our covert luminescent pigment which is incorporated in the labeling process and our invisible covert serialization and authentication solution.

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Also, HP Indigo is selling a yellow ultra violet ink as a security product for an inexpensive price that directly competes with our products. There are a number of providers of inexpensive ultra violet inks in the marketplace, however, we believe these inexpensive ultra violet inks do not provide the level of security and safety that our products provide.

New types of security competition are also increasing, such as retail website monitoring, brand investigations, RFID and near field communications products using low powered radio signals.

To compete effectively, we are seeking to establish key relationships with major digital solution equipment and distribution providers as we have done with HP Indigo. While leveraging these relationships, we still expect that we will need to expend significant resources in sales and marketing. Many of our competitors have substantially greater financial, human and other resources than we have. As a result, we may not have sufficient resources to develop and market our services to the market effectively. We expect competition with our products and services to continue and intensify in the future.

Major Customers/Vendors

For the three months ended March 31, 2020 and 2019, two customers represented 97% of total sales and one customer represented 100% of sales, respectively. During the years ended December 31, 2019 and 2018, two customers accounted for 97% of total sales and four customers accounted for 100% of total sales, respectively. Generally, a substantial percentage of our sales have been made to a small number of customers and is typically on an open account basis. During the three months ended March 31, 2020 and the years ended December 31, 2019 and 2018, we purchased 100% of our pigment from one vendor. We utilize multiple vendors including the pigment vendor for engineered RainbowSecure® authentication devices.

Facilities

Our principal offices are located at 75 S. Clinton Avenue, Suite 1525, Rochester, New York 14604, where we lease office space for $1,241 per month. We believe that our office is suitable and adequate for our current needs. We do not own or operate, and have no plans to establish, any manufacturing facilities.

Employees

As of June 12, 2020, we had two full-time employees, one part-time employee, and two independent contractors.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing elsewhere in this prospectus.  In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. See the “Cautionary Statement Regarding Forward-Looking Statements” above.  Our actual results may differ materially from those discussed below.  Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Our Revenue Model

Our goal is to generate revenue through licenses and royalties of our technology and through direct sales of products based on our technology. Based on our current pricing models, our RainbowSecure® products and our VeriPAS™ technology are expected to generate margins of 82% and 50%, respectively. We had revenue of $91,846 and $244,748 for three months ended March 31, 2020 and the year ended December 31, 2019, respectively. We believe that our contract with HP Indigo will create demand for our RainbowSecure® and VeriPASTM products. Working with HP Indigo and S-One, we are creating co-marketing programs to effectively reach all 6000 series HP Indigo owners. We also reach out to brand owners and make them aware of our brand protection security solutions which can provide brand owners counterfeit prevention protection. We intend to generate revenues primarily by collecting license fees based on usage fees generated from HP Indigo 6000 series users as well as non-digital press technology usage. The HP Indigo 7800 sheet-fed press has been successfully piloted and we intend to work with HP Indigo to formally qualify the 7800 press opening up the ability to market to new folded carton and plastic card customers. Our revenue is derived utilizing a royalty rate based on the volume of a particular label or package printed with our RainbowSecure® technology (e.g. a royalty on each impression). We believe we will also generate revenue by leasing authentication devices to manufacturers who incorporate our technologies into their manufacturing processes and user authentication protocols, as well as through the sale of pigments to be incorporated in inks and dyes and the sale of authentication tools.

Our VeriPASTM technology product is an identifier, track and trace system which generates revenue from a contracted usage fee per impression rate based on the number of codes which are purchased for application on labels and packages printed with the technology.

Our VerifyMe digital authentication technology is a software system. The revenue to be generated from this product is expected to be in the form of a contracted per transaction fee and or a monthly service fee.

We are a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. This broad market encompasses identifying and preventing counterfeiting of physical and material goods and products, prevent product diversion, enable brand owners to monitor, control and protect their products life cycle, as well as authenticating people in digital transactions. We have the ability to deliver security solutions for identification and authentication of people and products in a variety of applications in the security fields of authentication, counterfeit prevention and product diversion. Our products can be used to print, secure and covertly serialize labels and packaging for brand owners, manage and issue secure credentials including national identifications, passports, driver licenses and access control credentials, as well as comprehensive authentication security software to securely process digital financial transactions, provide secure physical and logical access to facilities, computer networks, internet sites and mobile applications.

Brand owners, government agencies, professional associations, and others all share in the challenge of responding to counterfeit goods and product protection issues. Counterfeit goods span across multiple industries including currency, passports, ID cards, pharmaceuticals, apparel, accessories, music, software, food, beverages, tobacco, automobile and airplane parts, consumer goods, toys and electronics. The U.S. Federal Bureau of Investigation has labeled “counterfeiting” as the crime of the twenty-first century. According to the “Global Brand Counterfeiting Report, 2018” written by “Research and Markets,” the amount of total counterfeiting globally has reached $1.2 trillion.

We believe that the physical technologies we own will enable businesses and consumers to reconstruct their overall approaches to security—from counterfeit identification to employee or customer monitoring. Potential applications of our technologies are available in different types of products and industries—e.g., gaming, apparel, tobacco, cosmetics, pharmaceuticals, event and transportation tickets, driver’s licenses, insurance cards, passports, computer software, and credit cards. We generate sales through re-seller agreements of our technology or through direct sales of our technology.

Our physical technologies involve the utilization of invisible and color changing inks, which are compatible with today’s printing presses. The inks may be used with certain printing systems such as offset, flexographic, silkscreen, gravure, and laser. Based upon our experience, we believe that the ink technologies may be incorporated into existing manufacturing processes. We believe that some of our patents may have non-security applications, that we may attempt to commercialize in the future.

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Our digital technologies involve the utilization of multiple authentication mechanisms, some of which we own and some of which we license.  These mechanisms include biometric factors, knowledge factors, possession factors and location factors.   Biometric factors include facial recognition with liveness detection, finger print and voice recognition.  Knowledge factors include a personal gesture swipe and a safe and panic color choice.  Possession factor includes devices that the user has in their possession such as a smartphone, smart watch, and other wearable computing devices.  The location factor geo-locates the user during a secure login.  We surround these authentication mechanisms with proprietary systems that improve the usability and the security of the solutions. Our solutions allow the assessment and quantification of risk using a sophisticated heuristic scoring mechanism.  We have specialized systems that perform ‘liveness’ detection to insure the subject of authentication is in fact a live human being. We have systems that introduce learning capabilities into our solutions to improve the ease of use and flexibility. We are continuing to develop and market this technology but it has not yet been commercialized.

Results of Operations

Comparison of the Three Months Ended March 31, 2020 and 2019

The following discussion analyzes our results of operations for the three months ended March 31, 2020 and 2019. The following information should be considered together with our financial statements for such periods and the accompanying notes thereto.

Revenue

Revenue for the three months ended March 31, 2020 was $91,846, a 98% increase as compared to $46,454 for the three months ended March 31, 2019. The revenue primarily related to security printing with our authentication serialization technology for two large global brand owners.

Gross Profit

Gross profit for the three months ended March 31, 2020 was $75,044, compared to $31,687 for the three months ended March 31, 2019. The resulting gross margin was 81.7% for the three months ended March 31, 2020, compared to 68.2% for the three months ended March 31, 2019. This increase was primarily a result of more efficient usage of our RainbowSecure® invisible ink allowing more output per canister. We believe our high gross profit margins demonstrate our business model’s ability to generate profitable growth.

General and Administrative Expenses

General and administrative expenses increased by $337,900 to $570,582 for the three months ended March 31, 2020 from $232,682 for the three months ended March 31, 2019.  The increase primarily related primarily to non-cash stock-based compensation which increased by $327,448.

Legal and Accounting Expenses

Legal and accounting fees decreased by $25,813 to $36,551 for the three months ended March 31, 2020 from $62,364 for the three months ended March 31, 2019. The decrease related primarily to a decrease in legal fees.

Payroll Expenses

Payroll expenses were $93,995 for the three months ended March 31, 2020, a decrease of $10,794 from $104,789 for the three months ended March 31, 2019. The decrease related primarily to a decrease in stock-based compensation offset by the transition of the Chief Financial Officer from a consultant to a part-time employee.

Research and Development Expenses

Research and development expenses were $0 and $3,643 for the three months ended March 31, 2020 and 2019, respectively. The decrease is primarily due to our shift from research and development to commercialization of our products.

Sales and Marketing Expenses

Sales and marketing expenses were $42,910 and $143,143 for the three months ended March 31, 2020 and 2019, respectively. The decrease primarily related to a decrease in non-cash stock-based compensation

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Operating Loss

Operating loss for the three months ended March 31, 2020 was $668,994, an increase of $154,060 compared to $514,934 for the three months ended March 31, 2019. The increase primarily related to an increase in non-cash stock-based compensation offset by increases in revenue. Operating loss for the three months ended March 31, 2020 included $345,707 of non-cash stock-based compensation and adjustments compared to $94,792 of non-cash stock based compensation for the three months ended March 31, 2019.

Net Loss

Our net loss increased by $578,857 to $1,092,163 for the three months ended March 31, 2020 from $513,306 for the three months ended March 31, 2019. The increase primarily related to an increase in non-cash stock-based compensation, loss on extinguishment of debt, amortization of debt discount and interest expense related to our convertible debentures offset by increases in revenue. The resulting loss per share for the three months ended March 31, 2020 was $0.01 per diluted share (not giving effect to the proposed reverse stock split), compared to $0.01 per diluted share (not giving effect to the proposed reverse stock split) for the three months ended March 31, 2019.

Comparison of the Years Ended December 31, 2019 and 2018

The following discussion analyzes our results of operations for the years ended December 31, 2019 and 2018. The following information should be considered together with our financial statements for such periods and the accompanying notes thereto.

Revenue

Revenue for the year ended December 31, 2019 was $244,748, a 227% increase as compared to $74,884, for the year ended December 31, 2018. The revenue primarily related to security printing with our authentication serialization technology for two large global brand owners.

Gross profit

Gross profit for the years ended December 31, 2019 and 2018, was $199,689 and $46,082, respectively. The resulting gross margin was 81.6% for the year ended December 31, 2019, compared to 61.5% for the year ended December 31, 2018. This was a result of more efficient usage of our RainbowSecure® invisible ink. We believe our high gross profit margins demonstrate our business model’s ability to generate profitable growth.

General and Administrative Expenses

General and administrative expenses were $1,358,748 for the year ended December 31, 2019 compared to $1,585,329 for the year ended December 31, 2018, a decrease of $226,581. The decrease is attributable primarily due to efficiencies within the Company.

Legal and Accounting Expenses

Legal and accounting fees decreased $170,517 to $246,255 for the year ended December 31, 2019 from $416,772 for the year ended December 31, 2018. The decrease related primarily to a decrease in legal fees and a decrease in accounting fees as we replaced our accounting firm and hired our Chief Financial Officer on a part-time basis.

Payroll Expenses

Payroll expenses increased to $469,031 for the year ended December 31, 2019 from $316,837 for the year ended December 31, 2018, an increase of $152,194. The majority of the increase was the result of lower non-cash charges related to stock-based compensation and the transition of our Chief Financial Officer and Chief Technology Officer from consultants to part-time employees.

Research and Development Expenses

Research and development expenses decreased by $182,536 to $5,119 for the year ended December 31, 2019 from $187,655 for the year ended December 31, 2018.  The decrease is primarily due to investments in developing our VeriPASTM Smartphone Authenticator technology in 2018, while in the year ended December 31, 2019, our products were nearly completely developed.

Sales and Marketing Expenses

Sales and marketing expenses for the year ended December 31, 2019 were $553,109 as compared to $135,290 for the year ended December 31, 2018, an increase of $417,819. The increase was related to the hiring of our VP of Global Business Development, and expenses for travel and costs related to various trade shows and other sales and marketing activities.

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 Operating Loss

Operating loss for the year ended December 31, 2019 was $2,432,573, a decrease of $163,228, compared to $2,595,801 for the year ended December 31, 2018 and was primarily related to efficiencies within the Company, decreases in research and development offset by the increase related to the hiring of our VP of Global Business Development and increased participation in trade shows.

Interest Expense

During the year ended December 31, 2019, we incurred interest expense of $96,891 as compared to a net interest income of $6,664, for the year ended December 31, 2018, a variance of $103,555.  The variance is related primarily to amortization of our debt discount related to the issuance of our secured convertible debentures issued in 2019 (the “Debentures”). See “Note 5 – Convertible Debt” in the notes accompanying the financial statements included herein.

Settlement agreement with stockholders

In the first half of 2018, we made a strategic decision to end a future revenue sharing program resulting in settlement expenses of $779,000 (the “Settlement Agreement”).

Net Loss

Our net loss decreased by $424,663 to $2,507,799 for the year ended December 31, 2019, from $2,932,462 for the year ended December 31, 2018. The decrease related primarily to the Settlement Agreement which occurred in the first quarter of 2018 resulting in a total expense of $779,000. The resulting loss per share for the year ended December 31, 2019 was $0.02 per share (not giving effect to the proposed reverse stock split), compared to $0.03 per share (not giving effect to the proposed reverse stock split) for the year ended December 31, 2018.

Liquidity and Capital Resources

Comparison of the Three Months Ended March 31, 2020 and 2019

Our operations used $335,233 of cash during the three months ended March 31, 2020 compared to $593,181 during the comparable period in 2019, primarily due to an increase in revenues and greater efficiencies within the Company.

Cash used in investing activities was $29,114 during the three months ended March 31, 2020 compared to $24,435 during the three months ended March 31, 2019, which was attributed primarily to costs related to our equipment held for lease during the three months ended March 31, 2020.

Cash provided by financing activities during the three months ended March 31, 2020, was $997,203 compared to $0 during the three months ended March 31, 2019.  During the three months ended March 31, 2020 we redeemed the convertible debt issued to two investors in September 2019 for a total of $750,000. Additionally, we raised $1,992,000 in gross proceeds of the 2020 Debentures for net proceeds of $1,747,203.

Comparison of the Years Ended December 31, 2019 and 2018

Net cash used in operating activities decreased by $797,302 to $1,579,412 for the year ended December 31, 2019 as compared to $2,376,714 for the year ended December 31, 2018.  The decrease resulted primarily from a $500,000 payment made related to the Settlement Agreement during the year ended December 31, 2018.

Net cash used in investing activities was $302,330 for the year ended December 31, 2019, compared to $108,736 for the year ended December 31, 2018.  The increase in investing activities related to the purchase of patents which is vital for our business, and for software costs related to the development of our products.

Net cash provided by financing activities decreased by $3,004,343 to $461,307 for the year ended December 31, 2019 from $3,465,650 for the year ended December 31, 2018.  During the year ended December 31, 2019 we issued convertible debt to two investors for gross proceeds, net of costs of $461,307. During the year ended December 31, 2018, we sold common stock for gross proceeds of $1,153,645.  Additionally, we raised $2,312,005 from the exercise of warrants during the year ended December 31, 2018.

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On March 6, 2020 we completed the closing of our 2020 Debentures and raised $1,992,000 in gross proceeds from the sale of the 2020 Debentures and 2020 Warrants to purchase shares of our common stock. From this sale, we received $1,747,203 after the payment of commissions and fees. We used approximately $750,000 of the net proceeds to repay our previously outstanding convertible debentures.

On February 28, 2020, the holder of a $75,000 promissory note which was to become due in March 2020 purchased $80,000 of the 2020 Debentures and 2020 Warrants, which he paid by exchanging his note and paying an additional $5,000. This is included in the $1,992,000 gross proceeds raised.

After the 2020 Debenture financing, the Company’s only outstanding debt on its balance sheet are the 2020 Debentures. The 2020 Debentures automatically convert upon the closing of this offering at the lower of $4.00 per Unit or a 30% discount to the public offering price of the Units. We have agreed to register the shares and warrants underlying the 2020 Debentures, as well as the shares underlying the warrants issued upon automatic conversion of the 2020 Debentures, for resale under the Securities Act. The 2020 Debentures otherwise are due 18 months from the applicable closing date of each respective issuance and pay 10% per annum in interest, which will be payable in common stock at the rate of $4.00 per share. The 2020 Debentures are secured by a first lien on all of our assets, including intellectual property. The Company recognizes the advantageous value of conversion rights attached to convertible debt. Such rights give the debt holder the ability to convert debt into common stock at a price per share that is less than the trading price to the public on the date of the debt. The beneficial value is calculated as the intrinsic value (the market price of the stock at the commitment date in excess of the conversion rate) of the beneficial conversion feature of the debt, and is recorded as a discount to the related debt and an addition to additional paid in capital. The discount is amortized over the remaining outstanding period of related debt using the interest method. Certain insiders of the Company also invested in 2020 Debentures, as is more particularly described under “Certain Relationships and Related Transactions.” We do not have sufficient cash to meet our working capital needs for the next 12 months. Accordingly, we will have to obtain additional financing on or about December 1, 2020 unless we experience a material increase in cash generated from operations. We cannot assure you we will have sufficient cash resources to meet working capital needs.

As of April 15, 2020, we owed Patrick White, our Chief Executive Officer, $125,000 in accrued salary reflecting $50,000 of his annual salary which Mr. White has deferred each year from 2017 to 2019. The total $150,000 of his deferred salary was to become due on August 15, 2020. In lieu of the $150,000 of deferred salary, Mr. White was granted a restricted share award of 37,500 shares of our common stock that vests in full one year from the date of grant.

On May 17, 2020, we entered into a paycheck protection program term note for $72,400 (the “SBA Loan”) with PNC Bank, N.A. under the recently enacted Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) pursuant to the Paycheck Protection Program (the “PPP”), which is administered by the U.S. Small Business Administration. The SBA Loan is scheduled to mature on May 17, 2022, bears interest at a rate of 1.00% per annum and is subject to the terms and conditions applicable to loans administered by the U.S. Small Business Administration under the CARES Act. Pursuant to the CARES Act and the PPP, all or a portion of the principal amount of the SBA Loan is subject to forgiveness so long as, over the eight-week period following the receipt by the Company of the proceeds of the SBA Loan, the Company uses those proceeds for payroll costs, payment on rent obligations, utility costs, and costs of certain employee benefits as per Section 1106 of the CARES Act.

Going Concern

We have suffered recurring losses from operations and negative cash flows from operations. These conditions raise substantial doubt about our ability to continue as a going concern. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, we will need, among other things, additional capital resources. Since our inception, we have focused on developing and implementing our business plan. Our business plans and our ability to continue as a going concern are dependent on our ability to raise capital through increased sales of product and the possible exercise of outstanding options and warrants, through debt financing and/or through future public and/or private offerings of our securities. However, management cannot provide any assurances that we will be successful in accomplishing any of our plans. On March 6, 2020, we completed the closing of the 2020 Debentures and raised $1,992,000 for net proceeds of $1,747,203. We used the net proceeds to repay existing convertible debentures and will use any additional proceeds for working capital. We also may raise capital in other private offerings of our securities during 2020. We believe the Company’s existing cash resources are sufficient to sustain the Company’s operations until November 2020. We cannot assure you that we will be successful in completing any public offering or private offerings of our securities to raise the additional capital we need. Further, any plans to raise capital may be disrupted by the volatility in the capital markets raised by the COVID-19 pandemic. The purchasers of our 2020 Debentures have a security interest that may make it harder to raise the needed capital through an offering of our securities. If we are unable to raise the necessary capital, we will not be able to operate our business.

Off-Balance Sheet Arrangements

We do not engage in any activities involving variable interest entities or off-balance sheet arrangements.

Critical Accounting Policies

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows and which require the application of significant judgment by management.

Revenue Recognition

We account for revenues according to ASC Topic 606, “Revenue from Contracts with Customers” which established principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity's contracts to provide goods or services to customers.

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We apply the following five steps in order to determine the appropriate amount of revenue to be recognized as we fulfill our obligations under each of our agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligations are satisfied.

Stock-based Compensation

We account for stock-based compensation under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, “Compensation—Stock Compensation,” which requires the measurement and recognition of compensation expense for all stock-based awards made to employees, directors and non-employees based on estimated fair values on the grant date. We estimate the fair value of stock-based awards on the date of grant using the Black-Scholes option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods using the straight-line method.

We account for stock-based compensation awards to non-employees in accordance with Accounting Standards Update (“ASU”) No. 2018-07, Compensation – Stock Based Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees.

Recently Adopted Accounting Pronouncements

Effective January 1, 2019, the Company adopted ASU 2018-07 which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. The adoption of ASU 2018-07 did not have a material impact on the Company’s financial statements.

Effective January 1, 2019, the Company adopted ASU No. 2016-02 – “Leases (Topic 842)” and the series of related ASUs that followed (collectively referred to as “Topic 842”) using the modified retrospective approach. The adoption of Topic 842 did not have a material impact on the Company’s financial statements.

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MANAGEMENT AND BOARD OF DIRECTORS

Executive Officers and Directors

The following table sets forth certain information about our executive officers and directors as of June 12, 2020:

Name	Age	Position(s)
Executive Officers:
Patrick White	67	President, Chief Executive Officer and Director
Sandy Fliderman	43	Chief Technology Officer
Margaret Gezerlis	39	Chief Financial Officer
Keith Goldstein	51	Acting Chief Operating Officer

Non-Employee Directors:
Norman Gardner	77	Chairman and Director
Chris Gardner	66	Director
Marshall Geller	81	Director
Howard Goldberg	74	Director
Scott Greenberg	63	Director
Arthur Laffer	79	Director

Executive Officers

Patrick White - Mr. White has served as a director of the Company since July 12, 2017. Mr. White founded Document Security Systems, Inc. (NYSE:DSS), a technology company, serving as its Chief Executive Officer and director from August 2002 until December 2012 and as its business consultant from 2012 to March 2015. He has been a director of Box Score Brands, Inc. (formerly, U-Vend, Inc.) since 2009. Mr. White was a Financial Adviser for the Monroe County Government from April 2016 until May 2017. Mr. White worked as an independent consultant from March 2015 until March 2016. Mr. White was a consultant to the Company from June 2017 through August 2017, when he was appointed Chief Executive Officer and President. Mr. White was appointed to our Board for his experience with previously serving as the chief executive officer of a public company.

Sandy Fliderman - Mr. Fliderman has been the Company’s Chief Technology Officer since 2015. Prior to his current role with the Company, Mr. Fliderman was the Chief Information Officer at VEEDIMS, LLC, an Internet of Things technology company specializing in data collection and distribution in the aerospace and marine industries. In addition IT/IS, R&D and Operations, Mr. Fliderman lead the charge for VEEDIMS, LLC to attain the AS9100 and ISO9001:2008 certifications needed to do business in the aerospace markets. Mr. Fliderman was co-inventor on a number of patents and created the technology behind VerifyMe.

Margaret Gezerlis - Ms. Gezerlis has been our Chief Financial Officer since May 2018. In November 2018, Ms. Gezerlis became our employee. Ms. Gezerlis was previously an employee of the CFO Squad LLC from February 2018 until November 2018, where she worked as an independent contractor for the Company. Previously, Ms. Gezerlis was a Financial Reporting Manager at Bankrate.com from March 2017 until February 2018. Prior to her position at Bankrate.com, Ms. Gezerlis was a financial reporting manager for Westport Fuel Systems Inc. (Nasdaq:WPRT) from March 2014 to November 2016 and a performance services manager for Workiva Inc. (NYSE:WK) from June 2012 to March 2014. Ms. Gezerlis holds an international accounting qualification from the Association of Chartered Certified Accountants.

Keith Goldstein - Mr. Goldstein has served as the acting Chief Operating Officer of the Company since September 2017. Mr. Goldstein is the manager and principal of POC Advisory Group, LLC, which provides business advisory services, since May 2017. We contract with POC Advisory Group, LLC for Mr. Goldstein’s services. Mr. Goldstein was the Chief Executive Officer of Infinacom, a provider of biometric based security solutions, from April 2018 until March 2019. He was previously Chief Executive Officer of ABCorp., North America, a supplier of secure payment, retail and identification cards, vital record and transaction documents, systems and services to governments and financial institutions, from 2011 until April 2017, and has provided professional sales and advisory services to ABCorp. since April 2017.

Non-Employee Directors

Norman Gardner - Mr. Gardner, the Company’s founder, was appointed as Chairman of the Board in December 2016. Mr. Gardner was previously a director and Vice-Chairman of the Company from the Company’s inception in November 1999 until January 2013. Mr. Gardner served as Chief Executive Officer of the Company from November 1999 until January 2013, and from January 2017 until August 2017. Mr. Gardner has been a consultant to the Company since June 2017 and was previously a consultant to the Company from January 2013 until January 2017. As our Chairman and founder, Mr. Gardner brings to the Board extensive knowledge of the Company’s products, structure, history, major stockholders and culture.

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Chris Gardner - Mr. Gardner has served as a director of the Company since May 2019. He has been a Senior Advisor to Wisdom Tree Investments, Inc. (NASDAQ:WETF), an exchange-traded fund, since June 2018. From October 2010 until April 2016, he was the Ambassador of Happyness for AARP, a nonprofit organization dedicated to empowering Americans age 50 and older. Mr. Gardner is an international best-selling author and award-winning film producer. Mr. Gardner established the institutional brokerage firm of Gardner Rich and Company in 1989 that closed in December 2012. Mr. Gardner was selected to serve on the Board for his entrepreneurial experience and network of relationships which the Board believes are valuable assets to the Company and its growth. Chris Gardner is not related to Norman Gardner.

Marshall Geller - Mr. Geller has served as a director of the Company since July 2017. Mr. Geller has been a director and a member of the audit committee of GP Strategies Corporation (NYSE:GPX) since 2002. Mr. Geller was a director of Wright Investors’ Service Holdings Inc. (OTCMKT:WISH), formerly National Patent Development Corporation, from January 2015 until October 2018. He is also currently a Director of Easy Smart Pay, a public-private partnership of the California State Association of Counties Finance Corporation. Mr. Geller formerly served as a director of California Pizza Kitchen, Inc., (formerly Nasdaq:CPKI) from 2008 until 2011, and Hexcel Corporation (NYSE:HXL) from 1994 until 2003. Mr. Geller was a founder of St. Cloud Capital, a Los Angeles based private equity fund, and Senior Investment Advisor from December 2001 until September 2017. He has spent more than 50 years in corporate finance and investment banking, including 21 years as a Senior Managing Partner of Bear, Stearns & Co., with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. Mr. Geller is currently on the Board of Directors of UCLA Health System and on the Board of Governors of Cedars Sinai Medical Center, Los Angeles. Mr. Geller also serves on the Dean's Advisory Council for the College of Business & Economics at California State University, Los Angeles. Mr. Geller was appointed to the Company’s Board for his financial and business experience, including as a managing partner of a private equity fund, and his many years of experience and expertise as an investor in and adviser to companies in various sectors as well as his experience with serving on the boards of directors of other public and private corporations.

Howard Goldberg - Mr. Goldberg has served as a director of the Company since July 2017. He has also served as the Lead Independent director during 2020 and has from time to time served in that capacity. He is a member of the Audit and Compensation committees. From 2003 through 2005, Mr. Goldberg served as a part-time consultant to Laser Lock Technologies, Inc., the predecessor to VerifyMe, and provided consulting service to the Company again from 2016 through December 2017. Mr. Goldberg has been a private investor in both real estate and start-up companies and has provided consulting services to start-up companies since 1999. From 1994 through 1998, Mr. Goldberg served as President, CEO and board member of Player’s International, a publicly traded company in the gaming business prior to its sale to Harrah’s Entertainment Inc. Mr. Goldberg served on the Board of Directors and Audit Committee of Imall Inc., a publicly traded company that provided on-line shopping prior to its sale to Excite-at-Home. Mr. Goldberg served as a member of the Board of Directors and the Audit Committee of the Shelbourne Entities from August 2002 until their liquidation in April 2004. Mr. Goldberg served as a member of the Board of Trustees of Winthrop Realty Trust, a publicly traded real estate investment trust, from December 2003 to August 2016 when Winthrop’s assets were transferred to a liquidating trust. Mr. Goldberg was a member of Winthrop’s Audit Committee and Nominating and Corporate Governance Committee and was its lead independent trustee. Mr. Goldberg served as a trustee for Winthrop Realty Liquidating Trust until December 2019 when it was finally liquidated. Mr. Goldberg was a director of New York REIT, Inc. from March 2017 until October 2018, when it converted to a limited liability company called New York REIT LLC. Since October 2018, Mr. Goldberg has been a manager of New York REIT LLC. Mr. Goldberg has a law degree from New York University and was previously the managing partner of a New Jersey law firm where he specialized in gaming regulatory law and real estate from 1970 through 1994. Mr. Goldberg was appointed to the Board for his experience as a director of other public companies and his legal expertise.

Scott Greenberg – Mr. Greenberg was elected to the Board in November 2019. Mr. Greenberg has served as Chief Executive Officer of GP Strategies Corporation (“GP Strategies”) since April 2005. He was President of GP Strategies from 2001 to 2006, Chief Financial Officer from 1989 until 2005, Executive Vice President from 1998 to 2001, Vice President from 1985 to 1998, and held various other positions with GP Strategies since 1981. Mr. Greenberg was also a Director of Wright Investors’ Service Holdings, Inc. (OTCMKT:WISH), formerly National Patent Development Corporation, from 2004 to 2015. The Board believes Mr. Greenberg brings to the Board significant experience and expertise in management, acquisitions and strategic planning, as well as many years of finance and related transactional experience.

Arthur Laffer - Dr. Laffer has served as a director of the Company since March 2019. Dr. Laffer is the founder and chairman of Laffer Associates, an institutional economic research and consulting firm. Dr. Laffer has served as a director of NexPoint Residential Trust Inc. (NYSE:NXRT) since May 2015 and NexPoint Real Estate Finance Inc. (NYSE:NREF) since February 2020. He was a director of EVO Transportation & Energy Services, Inc. (OTCPINK:EVOA) from August 2018 to December 2019 and the GEE Group Inc. (NYSE American:JOB) from January 2015 to March 2020. Dr. Laffer’s economic acumen and influence in triggering a world-wide tax-cutting movement in the 1980s have earned him the distinction in many publications as “The Father of Supply-Side Economics.” Dr. Laffer was a member of President Reagan’s Economic Policy Advisory Board for both of his two terms (1981-1989). Dr. Laffer also advised Prime Minister Margaret Thatcher on fiscal policy in the UK during the 1980s. In the early 1970s, Dr. Laffer was the first to hold the title of Chief Economist at the Office of Management and Budget under George Shultz. Additionally, Dr. Laffer served as Charles B. Thornton Professor of Business Economics at the University of Southern California and as Associate Professor of Business Economics at the University of Chicago. In June 2019, Dr. Laffer received the Presidential Medal of Freedom. The Board believes Dr. Laffer is qualified to serve on the Board because of his expertise in economics and his experience as a director of multiple companies.

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Composition of our Board of Directors

Our board of directors currently consists of seven members. Our directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal. There are no family relationships among any of our directors or executive officers.

Director Independence

With the exception of Norman Gardner and Patrick White, our Board determined that all of our present directors and our former director are independent, in accordance with standards under the Nasdaq Listing Rules. Our Board determined that, under the Nasdaq Listing Rules, Norman Gardner is not an independent director as a result of being a consultant to the Company, and Patrick White is not an independent director because he is an employee of the Company.

Our Board has determined that Marshall Geller, Howard Goldberg and Scott Greenberg are independent under the Nasdaq Listing Rules’ independence standards for Audit Committee members. Our Board has also determined that Marshall Geller, Howard Goldberg and Chris Gardner are independent under the Nasdaq Listing Rules independence standards for Compensation Committee members and for Governance and Nominating committee members.

Committees of the Board of Directors

Audit Committee

The Audit Committee is composed of three independent directors: Marshall Geller, Howard Goldberg and Scott Greenberg (Chair). Each member of the Audit Committee is an independent director as defined by the rules of the SEC and Nasdaq. The Audit Committee has the sole authority and responsibility to select, evaluate and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s financial management all matters relating to the annual audit of the Company.

The Audit Committee monitors the integrity of our financial statements, monitors the independent registered public accounting firm’s qualifications and independence, monitors the performance of our internal audit function and the auditors, and monitors our compliance with legal and regulatory requirements. The Audit Committee also meets with our auditors to review the results of their audit and review of our annual and interim financial statements.

The Audit Committee meets at least on a quarterly basis to discuss with management the annual audited financial statements and quarterly financial statements and meets from time to time to discuss general corporate matters.

Audit Committee Financial Expert

Our Board determined that Scott Greenberg is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the SEC, in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee, which currently consists of Marshall Geller (Chair), Howard Goldberg, and Chris Gardner, consists of three members, each of whom shall be independent directors. Among other things, the Compensation Committee reviews, recommends and approves salaries and other compensation of the Company’s executive officers, and administers the Company’s equity incentive plans (including reviewing, recommending and approving stock option and other equity incentive grants to executive officers).

The Compensation Committee meets in executive session to determine the compensation of the Chief Executive Officer of the Company. In determining the amount, form, and terms of such compensation, the Committee considers the annual performance evaluation of the Chief Executive Officer conducted by the Board in light of company goals and objectives relevant to Chief Executive Officer compensation, competitive market data pertaining to Chief Executive Officer compensation at comparable companies, and such other factors as it deems relevant, and is guided by, and seeks to promote, the best interests of the Company and its shareholders.

In addition, subject to existing agreements, the Compensation Committee determines the salaries, bonuses, and other matters relating to compensation of the executive officers of the Company using similar parameters. It sets performance targets for determining periodic bonuses payable to executive officers. It also reviews and makes recommendations to the Board regarding executive and employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs (except to the extent specifically delegated to a Board appointed committee with authority to administer a particular plan). In addition, the Compensation Committee approves the compensation of non-employee directors and reports it to the full Board.

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The Compensation Committee also reviews and makes recommendations with respect to stockholder proposals related to compensation matters. The committee administers the Company’s equity incentive plans, including the review and grant of stock options and other equity incentive grants to executive officers and other employees and consultants.

The Compensation Committee may, in its sole discretion and at the Company’s cost, retain or obtain the advice of a compensation consultant, legal counsel or other adviser. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the committee.

Governance and Nominating Committee

The Governance and Nominating Committee, consists of Marshall Geller (Chair), Howard Goldberg, and Chris Gardner, each of whom meets the independence requirements of all other applicable laws, rules and regulations governing director independence, as determined by the Board.

The Governance and Nominating Committee identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board; recommends to the Board the director nominees for the next annual meeting of stockholders or special meeting of stockholders at which directors are to be elected; recommends to the Board candidates to fill any vacancies on the Board; develops, recommends to the Board, and reviews the corporate governance guidelines applicable to the Company; and oversees the evaluation of the Board and management.

In recommending director nominees for the next annual meeting of stockholders, the Governance and Nominating Committee ensures the Company complies with its contractual obligations, if any, governing the nomination of directors. It considers and recruits candidates to fill positions on the Board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the Board or otherwise. The Committee conducts, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the Committee. The Committee also recommends candidates to fill positions on committees of the Board.

In selecting and recommending candidates for election to the Board or appointment to any committee of the Board, the Committee does not believe that it is appropriate to select nominees through mechanical application of specified criteria. Rather, the Committee shall consider such factors at it deems appropriate, including, without limitation, the following: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly-held company; experience in the Company’s industry; experience as a board member of another publicly-held company; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors of the Company; practical and mature business judgment; and composition of the Board (including its size and structure).

The Committee develops and recommends to the Board a policy regarding the consideration of director candidates recommended by the Company’s stockholders and procedures for submission by stockholders of director nominee recommendations.

In appropriate circumstances, the Committee, in its discretion, will consider and may recommend the removal of a director, in accordance with the applicable provisions of the Company’s certificate of incorporation and bylaws. If the Company is subject to a binding obligation that requires director removal structure inconsistent with the foregoing, then the removal of a director shall be governed by such instrument.

The Committee oversees the evaluation of the Board and management. It also develops and recommends to the Board a set of corporate governance guidelines applicable to the Company, which the Committee shall periodically review and revise as appropriate. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention.

Finance and Uplisting Committee

The Finance and Uplisting Committee, which consists of Marshall Geller (Chair), Howard Goldberg and Arthur Laffer, is required to review the business of the Company and make recommendations to the Board concerning the Company’s prospects regarding uplisting to a national securities exchange.

Board Diversity

While we do not have a formal policy on diversity, the Board considers diversity to include the skill set, background, reputation, type and length of business experience of the Board members as well as a particular nominee’s contributions to that mix.  The Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its stockholders.  Although there are many other factors, the Board seeks individuals with experience on operating and growing businesses.

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Board Leadership Structure

Norman Gardner serves as the Chairman of the Board and actively interfaces with management, the Board and counsel regularly. We believe that separating the roles of Chairman and Chief Executive Officer is in the best interests of the Company and its stockholders at this time because it allows the Chief Executive Officer to focus on generating sales, overseeing sales and marketing, and managing the Company while leveraging the experience and perspectives of the Chairman, who is our founder, and offers an additional channel of communication for other directors, investors and employees.

Board Risk Oversight

The Company’s risk management function is overseen by the Board. The Company’s management keeps the Board apprised of material risks and provides its directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Norman Gardner, Chairman of the Board, works closely together with the other members of the Board when material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, the Company’s independent directors may conduct the assessment. Presently, the primary risk affecting us are our liquidity and the lack of material revenue.

Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of the Company’s employees, including the Company’s Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to the Company’s directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations and the prompt reporting of illegal or unethical behavior, and accountability for adherence to the Code of Ethics. The Code of Ethics is available on the Company’s website at https://www.verifyme.com/code-of-conduct.

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EXECUTIVE AND DIRECTOR COMPENSATION

The following information is related to the compensation paid, distributed or accrued by us for the fiscal years ended December 31, 2019 and 2018 for our Chief Executive Officer (our principal executive officer) and the two other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

Name and				Stock		Option	All Other	Total
Principal		Salary		Awards		Awards	Compensation	Compensation
Position	Year	($)		($)		($) (1)	($) (2)	($)

Patrick White	2019	200,000	(3)	15,290	(4)	89,075	14,400	318,765
CEO	2018	200,000	(3)	16,240	(4)	48,466	14,400	279,106

Keith Goldstein (5)	2019	170,000		--		163,907	14,400	348,307
Acting COO	2018	145,000		--		271,745	14,400	431,145

Margaret Gezerlis (6)	2019	84,000		--		27,280	12,000	123,280
CFO	2018	10,500		--		4,032	10,000	24,532

(1)	Represents the grant date fair value of the option award, calculated in accordance with FASB ASC 718, “Compensation – Stock Compensation,” or ASC 718. The assumptions used in calculating the grant date fair value of the option awards are set forth in Note 1 of the financial statements to our Form 10-K for the year ended December 31, 2019.

(2)	The amounts shown in this column reflect amounts paid by us to or on behalf of each named executive officer for medical insurance reimbursement.

(3)	Pursuant to Mr. White’s Employment Agreement, $50,000 of his annual salary was deferred for each year of the two-year term beginning August 15, 2017, for a total deferred salary of $100,000. This amount was subsequently deferred for another year and was to become due on August 15, 2020. See “Employment and Consulting Agreements with Named Executive Officers” below.

(4)	Represents the aggregate grant date fair value of the restricted stock awards granted to Mr. White for his service as a director, calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the restricted stock awards are set forth in Note 1 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(5)	We have a consulting agreement with POC Advisory Group, LLC, of which Mr. Goldstein is the managing member, pursuant to which Mr. Goldstein serves as the Company’s acting chief operating officer. The Company compensates POC Advisory Group, LLC for Mr. Goldstein’s time at a rate of $ $14,500 per month.

(6)	Ms. Gezerlis was appointed Chief Financial Officer on May 17, 2018. On November 15, 2018, Ms. Gezerlis became a part-time employee of the Company. For 2018, the amounts paid to Ms. Gezerlis also include consulting fees.

Employment and Consulting Agreements with Named Executive Officers

Patrick White - Chief Executive Officer

The Company entered into an employment agreement, dated as of August 15, 2017, with Patrick White, the Chief Executive Officer of the Company, with an annual salary of $200,000. Mr. White agreed to defer $50,000 each year until August 15, 2019 in order to improve the Company’s liquidity. On August 13, 2019, Mr. White entered into an amendment to his employment agreement, extending it for one year at the same base annual salary of $200,000 and deferring the $100,000 he was owed and $50,000 of his current salary until August 15, 2020. In connection with the amendment, the Board granted Mr. White immediately vesting incentive stock options under the Company’s 2017 Equity Compensation Plan (the “2017 Plan”) for 10,000 shares of common stock that expires five-years from the date of grant with an exercise price of $7.00 per share. On April 16, 2020, we awarded Mr. White a restricted stock award of 37,500 shares of our common stock in lieu of the $150,000 in deferred salary. The restricted stock award vests in full one-year from the date of grant, subject to Mr. White’s continued services as an officer and employee on the vesting date. In the event of Mr. White’s termination without cause, Mr. White is entitled to receive any unpaid salary and expenses, a payment equal to 12 months of his salary, and a continuation of benefits for six months. In connection with his 2017 employment agreement and a consulting agreement as of June 2, 2017, he received grants of options for 100,000 shares of common stock that expire five years from the date of grant with an exercise price of $3.50 per share, and on April 17, 2018, he received options for 40,000 shares of common stock which expire five years from the date of grant and have an exercise price of $3.50 per share. These awards were amended in April 2020 to extend the term such that the options expire eight years from the date of grant. All of Mr. White’s stock options are vested. In the event Mr. White is terminated or his title as Chief Executive Officer changes within 12 months following a change in control, Mr. White will be entitled to receive any unpaid salary and expenses, a payment equal to 18 months of his salary at the rate in effect on the date of such termination, and a continuation of benefits for a period of 18 months. On May 19, 2020, we agreed to extend Mr. White’s agreement until August 15, 2021 and to include automatic renewal provisions for one-year terms. In addition, Mr. White agreed that if we have not listed our securities on a national securities exchange by August 15, 2020, he will continue to defer $50,000 of his annual salary until the earlier of the completion of a capital raise of $5 million or more or the Compensation Committee’s decision to reinstate such salary in full or part.

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Keith Goldstein - Acting Chief Operating Officer

On September 1, 2017, the Company entered into a six-month Consulting Agreement pursuant to which Mr. Goldstein served as our acting Chief Operating Officer and received a monthly fee of $10,000 per month plus 4% of any sales made by Mr. Goldstein on behalf of the Company. Mr. Goldstein was granted options to purchase 40,000 shares of our common stock with an exercise price of $2.00 per share and a five-year term that vested in equal monthly increments over the initial six-month term.

On March 1, 2018, the Company amended the Consulting Agreement with POC Advisory Group, LLC, an entity controlled by Mr. Goldstein, for a one-year term which expired on February 28, 2019, under which Mr. Goldstein received a monthly fee of $12,500 per month. The amendment provided Mr. Goldstein with additional options to purchase 20,000 shares of our common stock with an exercise price of $10.51 per share that have a five-year term. Options with respect to 10,000 shares vested upon execution of the amendment and options with respect to the remaining 10,000 shares vested on February 28, 2019. The amendment also terminated Mr. Goldstein’s right to the 4% sales commission. In February 2019, the Company agreed to renew Mr. Goldstein’s agreement on a month-to-month basis on the terms of the amendment, pending Board approval of a new agreement. On April 9, 2019, we entered into a Second Amendment to Consulting Agreement. The key provisions of the second amendment to the Consulting Agreement include the following:

•	Mr. Goldstein receives a monthly consulting fee of $14,500 for services provided;
•	Mr. Goldstein received a grant of stock options under the 2017 Equity Incentive Plan to purchase 20,000 shares of our common stock with an exercise price of $9.75 per share. The options vest annually in equal increments over a two-year period with the first vesting date being March 1, 2020, subject to Mr. Goldstein performing services for the Company as of each applicable vesting date and executing the Company’s standard Stock Option Agreement. Any unvested options will vest immediately upon a change of control;
•	the second amendment is for a two-year term beginning March 1, 2019 and expiring on March 1, 2021.

The Consulting Agreement, as amended, may be terminated at any time by the Company for cause. If terminated without cause, Mr. Goldstein is entitled to any unpaid fees and any unpaid and accrued expenses. The Consulting Agreement, as amended, contains non-compete provisions prohibiting Mr. Goldstein from competing with us during the term of the Consulting Agreement and for one year after termination.

Margaret Gezerlis - Chief Financial Officer

On May 17, 2018, we appointed Margaret Gezerlis as our Chief Financial Officer and entered into a Consulting Agreement with Ms. Gezerlis under which the Company agreed to pay Ms. Gezerlis a $1,000 signing bonus and a consulting fee of $1,500 per month. Prior to her appointment, Ms. Gezerlis had been an employee of the CFO Squad LLC since February 2018 and had provided services to the Company through her employment at CFO Squad LLC.

On November 15, 2018, we entered into an Employment Agreement with Ms. Gezerlis with an initial term of one year, which automatically renews for additional one year terms until either party gives 30 day notice of non-renewal or otherwise terminates the agreement according to its terms. Under the Employment Agreement. Ms. Gezerlis is entitled to an annual base salary of $84,000 per year as well as a monthly stipend of $1,000 in lieu of benefits. Additionally, pursuant to the Employment Agreement, on March 11, 2019, Ms. Gezerlis was granted options to purchase 2,000 shares of common stock at an exercise price of $16.05 per share. The options vested quarterly in equal installments over one year. The Employment Agreement can be terminated by us for cause or by Ms. Gezerlis for good reason. Additionally, by its terms the Employment Agreement terminates automatically upon a change of control. If terminated by us without cause or by Ms. Gezerlis with good reason Ms. Gezerlis is entitled to any accrued and unpaid salary and expenses, a payment equal to 12 months of her then base salary, and six months of benefits. If the Employment Agreement terminates due to a change of control of our company, Ms. Gezerlis will be entitled to a payment equal to 18 months of her then base salary and 18 months of benefits. If terminated upon us giving notice of non-renewal and she remains employed until the end of the respective term, Ms. Gezerlis is entitled to any accrued and unpaid salary and expenses and six months of benefits.

On January 7, 2020, Ms. Gezerlis received a grant of stock options for 4,000 shares of common stock that expire in five-years which are exercisable at $3.50 per share and vest quarterly over 2020 subject to continued service as an officer on each applicable vesting date. In April 2020, the Company approved a salary increase of $4,000 per month, to a total of $11,000 per month, for Ms. Gezerlis, half of which will be deferred and payable in full upon the closing of our next securities offering, subject to Ms. Gezerlis’ continued employment with the Company. Following such capital raise by us, Ms. Gezerlis will receive the full amount of the salary increase on a monthly basis. On May 7, 2020, Ms. Gezerlis became entitled to receive a commission equal to 5.0% of the gross sales price of Company products and services sold by Ms. Gezerlis beginning on April 21, 2020.

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Other Consulting Agreement

On June 29, 2017, we entered into a Consulting Agreement with Norman Gardner. Under the terms of the Consulting Agreement, Norman Gardner will receive a monthly consulting fee of $12,500 over a three-year term beginning June 30, 2017. The Consulting Agreement provides that we will reimburse Mr. Gardner for up to $1,000 a month for health insurance and other medical expenses and will provide Mr. Gardner with a grant of stock options to purchase 200,000 shares of common stock at an exercise price of $3.50 per share. The options are fully vested and exercisable over a five-year term. This award was amended in April 2020 to extend the term such that the options expire eight years from the date of grant. In the event of termination without cause, Mr. Gardner is entitled to receive any unpaid salary and expenses, a payment equal to 12 months of his consulting fee, and a continuation of benefits for a period of 12 months. The Consulting Agreement further provides for 18 months of severance and health insurance reimbursement upon a change of control if Mr. Gardner terminates the Agreement within one year of the change of control. On May 19, 2020, we amended Mr. Gardner’s agreement to include automatic renewal provisions for one-year terms.

Outstanding Equity Awards at Fiscal year-end

The following table sets forth the outstanding equity awards for our Named Executive Officers as of December 31, 2019.

Name (a)	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($)(e)	Option Expiration Date (f)
Patrick White	140,000	-	-	3.50	8/08/2022
	10,000	-	-	7.00	8/14/2024
Keith Goldstein	20,000 (1)	-	-	10.51	3/01/2023
	-	20,000 (2)		9.75	4/05/2024
Margaret Gezerlis	2,000	-	-	16.05	11/15/2023

(1)	These options are held by POC Advisory Group LLC, of which Mr. Goldstein is the managing member.

(2)	Vest in equal annual installments beginning on April 8, 2020.

Director Compensation for the Fiscal Year ended 2019

Our directors are eligible to receive options, restricted stock and other equity linked grants under our equity incentive plans. Board compensation is determined on an annual basis.

The following table sets forth information about the compensation earned by or paid to our directors during our fiscal year ended December 31, 2019. Please refer to the “Summary Compensation Table” above for compensation earned by Mr. White as a member of the Board of Directors.

Name (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)(1)(2)	All Other Compensation ($)(g)		Total Compensation ($)(j)
Norman Gardner	-	15,290	162,000	(3)	177,290
Howard Goldberg	-	84,760	-		84,760
Marshall Geller	-	77,115	-		77,115
Dr. Arthur Laffer	-	55,825	-		55,825
Christopher Gardner	-	34,540	-		34,540
Scott Greenberg	-	1,519	-		1,519
Eugene Robin (4)	-	38,071	-		38,071

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(1)	Amounts reported represent the aggregate grant date fair value of awards granted without regards to forfeitures granted to the independent members of our Board of Directors during 2019, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the director. The assumptions used in calculating the grant date fair value of the option awards are set forth in Note 1 to our audited financial statements for the year ended December 31, 2019.

(2)	Represents grants of restricted common stock in 2019 vesting quarterly over a one-year period, and restricted stock granted in 2018 that vested in 2019. Mr. Robin resigned in September 2019 and forfeited 2,400 shares which had not vested.

(3)	Mr. Gardner receives a monthly consulting fee of $12,500 and is reimbursed up to $1,000 a month for health insurance and other medical expenses. See “Other Consulting Agreement” above.

(4)	Mr. Robin is a former director.

The table below sets forth the unexercised options held by each of our non-employee directors outstanding as of December 31, 2019.

Name	Aggregate Number of Unexercised Option Awards Outstanding at December 31, 2019

Norman Gardner	90,000
Christopher Gardner	--
Marshall Geller	--
Howard Goldberg	--
Scott Greenberg	--
Arthur Laffer	--

Equity compensation plan information

During 2013, the Board adopted, and our stockholders approved, a new comprehensive incentive compensation plan (the “2013 Plan”) which served as the successor incentive compensation plan to a 2003 Stock Option Plan covering (i) 400,000 new shares of our common stock, plus (ii) the number of shares of our common stock subject to outstanding grants under the 2003 Plan as of the date of the 2013 annual meeting of stockholders, plus (iii) the number of shares of our common stock remaining available for issuance under the 2003 Plan. Outstanding options for 159,800 shares of common stock have been issued under the 2013 Plan and the 2013 Plan will no longer be used for future grants.

On November 14, 2017, the Board adopted and in 2018 our stockholders ratified the 2017 Plan which provides for the issuance of awards covering 260,000 shares of common stock under the Plan. Awards granted under the Plan may be Incentive Stock Option, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units which are awarded to employees, consultants, officers and directors of the Company. As of April 20, 2020, there were 248,250 shares available for grant under the 2013 Plan and the 2017 Plan.

Equity compensation plan information as of December 31, 2019

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	177,800	$8.00	345,250
Equity compensation plans not approved by security holders (2)	180,471	3.50	--
Total	358,271	$11.50	345,250

(1)	As of December 31, 2019, under the 2013 Plan and the 2017 Plan, grants of restricted stock and options to purchase 56,750 shares of common stock have been issued and are unvested or unexercised, and 345,250 shares of common stock remain available for grants under the 2013 Plan and the 2017 Plan.

(2)	Consists of individual grants to employees and consultants for services rendered to the Company which were not made under the Company’s existing equity incentive plans.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of transactions since January 1, 2018 to which we have been a party in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at the end of the last two recent fiscal years and in which any of our executive officers, directors, director nominees or beneficial holders of more than five percent of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus entitled “Executive and Director Compensation.”

On March 6, 2020, we completed the offering of $1,992,000 of the 2020 Debentures and 498,000 2020 Warrants. Certain of our directors and officers participated in the offering as follows:

•	Christopher Gardner - $50,000 of 2020 Debentures and 2020 Warrants for 12,500 shares;
•	Marshall Geller - $100,000 of 2020 Debentures and 2020 Warrants for 25,000 shares;
•	Scott Greenburg - $20,000 of 2020 Debentures and 2020 Warrants for 5,000 shares;
•	Arthur Laffer - $80,000 of 2020 Debentures and 2020 Warrants for 20,000 shares; and
•	Sandy Fliderman, through an entity of which he is a 51% owner and co-manager - $80,000 of 2020 Debentures and 2020 Warrants for 20,000 shares.

In January 2018, we issued 34,994 shares and 34,994 warrants to purchase common stock at an exercise price of $7.50 per share to entities controlled by Paul Klapper, a former member of our Board, relating to a note payable conversion that took place in June 2017 prior to the time he became a director.

On February 19, 2018, we authorized a warrant reduction program (the “Program”) permitting warrant holders of our outstanding $7.50 warrants to exercise their warrants for $5.00 (the “Reduced Price”) under the terms of the Program. We received total gross proceeds of approximately $2,079,345 from the exercise of warrants under the Program at the Reduced Price. Included in the above amounts are gross proceeds of $1,205,458 from then directors including $572,000 from Carl Berg, $110,000 from Marshall Geller, $71,500 from Harvey Eisen, and $451,958 from Laurence Blickman.

On March 31, 2018, we entered into the Settlement Agreement with Paul Klapper, who was at the time a member of our Board, and certain other parties named in the Settlement Agreement. Pursuant to the terms of the Settlement Agreement, we (i) paid a total of $500,000 (the “Settlement Amount”) to a fund controlled by Paul Klapper and an additional party and (ii) issued a total of 20,000 shares of our common stock to the fund and the third party (the “Settlement Shares”). The Settlement Agreement provides for the cancellation of certain revenue sharing agreements, as of March 31, 2018, between us and Mr. Klapper (or an affiliate) and the third party, and terminates our obligation to issue Mr. Klapper or affiliates warrants to purchase 74,000 shares of our common stock at an exercise price of $20.00 per share.  As a condition of entering into the Settlement Agreement, we accelerated the vesting of 3,000 shares of restricted common stock held by Mr. Klapper which were part of a 6,000 share grant on August 2017. Mr. Klapper joined the Board on July 14, 2017 and resigned as of March 31, 2018.

On July 31, 2018, our former director, Laurence Blickman, exercised 28,790 warrants held by an entity under his control at an exercise price of $7.50 per share for a total price of $215,929.

In 2017, we authorized a private placement with a maximum offering amount of $2,100,000 allowing investors to purchase units consisting of 14,300 shares of common stock and 14,300 five-year warrants exercisable at $7.50 per share. In January 2018, we approved an increase in the offering. The following directors or former directors of ours purchased the following securities in connection with the offering:

•	Carl Berg - $400,000 for 114,400 shares and 114,400 warrants;
•	Laurence Blickman $291,777 for 83,448 shares and 83,448 warrants;
•	Harvey Eisen - $50,000 for 14,300 shares and 14,300 warrants;
•	Marshall Geller - $250,000 for 71,500 shares and 71,500 warrants;
•	Howard Goldberg - $115,000 for 32,890 shares and 32,890 warrants;
•	Larry Schafran - $115,000 for 32,890 shares and 32,890 warrants (including shares issued to a member of Schafran’s household);
•	Paul Klapper - $26,000 for 7,436 shares and 7,436 warrants.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of June 12, 2020, by (i) those persons known by us to be owners of more than 5% of its common stock, (ii) each director, (iii) our Named Executive Officers (as disclosed in the Summary Compensation Table), and (iv) our executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: VerifyMe, Inc., 75 South Clinton Avenue, Suite 510, Rochester, New York 14604. We also have 0.85 share of Series B Convertible Preferred Stock outstanding held by the Estate of Claudio Ballard.

Beneficial Owner	Amount of Beneficial Ownership of Common Stock (1)		Percent of Common Stock Beneficially Owned (1)
Named Executive Officers:
Patrick White	190,500	(2)	7.9%
Sandy Fliderman	61,558	(3)	2.6%
Keith Goldstein	70,000	(4)	3.0%
Margaret Gezerlis	4,000	(5)	*

Directors:
Norman Gardner	179,289	(6)	7.6%
Chris Gardner	50,774	(7)	2.2%
Marshall Geller	237,848	(8)	9.9%
Howard Goldberg	106,135	(9)	4.6%
Scott Greenberg	22,190	(10)	*
Arthur Laffer	80,679	(11)	3.5%
All current directors and executive officers as a group (10 persons)	1,002,973		33.8%

5% Stockholders:
Carl Berg	236,750	(12)	10.4%

* indicates less than 1%

(1)

Based on 2,271,504 shares of common stock issued and outstanding as of June 12, 2020. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options, warrants or conversion of debentures. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. This table does not include any unvested stock options except for those vesting within 60 days. As for the 5% stockholders, we are relying upon reports filed by each 5% stockholder with the SEC.

(2)	Includes 140,000 and 10,000 shares of common stock underlying stock options exercisable at $3.50 per share and $7.00 per share, respectively.
(3)

Includes 7,500 shares of common stock underlying stock options exercisable at $42.50 per share. Also includes 20,779 shares of common stock and warrants for 20,779 shares underlying $80,000 of 2020 Debentures assuming automatic conversion at a $3.85 per share conversion price, and 8,000 shares of common stock potentially issuable upon cancellation of the 2020 Warrants held by Industry Private Capital LLC, which are beneficially owned by Mr. Fliderman. Mr. Fliderman is the majority owner and co-manager of Industry Private Capital LLC. The 2020 Debentures are subject to a 4.99% beneficial ownership limitation.

(4)	Includes 10,000 shares of common stock underlying stock options exercisable at $9.75 per share, 40,000 shares of common stock underlying stock options exercisable at $2.00 per share and 20,000 shares of common stock underlying stock options exercisable at $10.51 per share held by POC Advisory Group LLC, which are beneficially owned by Mr. Goldstein. Mr. Goldstein is the managing member and primary owner of POC Advisory Group LLC.
(5)	Includes 2,000 shares of common stock underlying stock options exercisable at $16.05 per share and 2,000 shares of common stock underlying stock options exercisable at $3.505 per share.
(6)	Includes 3,300 shares of common stock underlying stock options exercisable at $5.50 per share, 5,000 shares of common stock underlying stock options exercisable at $12.50 per share, and 90,000 shares of common stock underlying stock options exercisable at $3.50 per share. Does not include Mr. Gardner’s minority ownership of an entity that holds 896 shares of our common stock.
(7)

Includes 12,987 shares of common stock and warrants for 12,987 shares underlying $50,000 of 2020 Debentures assuming automatic conversion at a $3.85 per share conversion price, 5,000 shares of common stock potentially issuable upon cancellation of the 2020 Warrants, and 15,000 shares of common stock underlying stock options exercisable at $3.505 per share. The 2020 Debentures are subject to a 4.99% beneficial ownership limitation.

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(8)	Includes 3,000 shares of common stock underlying stock options exercisable at $5.295 per share, 15,000 shares of common stock underlying stock options exercisable at $3.505 per share, 25,974 shares of common stock and warrants for 25,974 shares underlying $100,000 of 2020 Debentures assuming automatic conversion at a $3.85 per share conversion price held by the Marshall & Patricia Geller Living Trust (the “Geller Trust”), which are beneficially owned by Mr. Geller, 10,000 shares of common stock potentially issuable upon cancellation of the 2020 Warrants, 99,500 shares of common stock held by the Geller Trust, and 49,500 shares of common stock underlying warrants exercisable at $7.50 per share held by the Geller Trust. The 2020 Debentures are subject to a 4.99% beneficial ownership limitation.
(9)	Includes 32,890 shares of common stock underlying warrants exercisable at $7.50 per share, 5,000 shares of common stock underlying stock options exercisable at $5.295 per share, 15,000 shares of common stock underlying stock options exercisable at $3.505 per share. Mr. Goldberg’s shares are held directly in a pledged account with Merrill Lynch, but as of June 12, 2020, no debt is outstanding in this account.
(10)	Includes 5,195 shares of common stock and warrants for 5,195 shares underlying $20,000 of 2020 Debentures assuming automatic conversion at a $3.85 conversion price, 2,000 shares of common stock potentially issuable upon cancellation of the 2020 Warrants, and 5,000 shares of common stock underlying stock options exercisable at $3.505 per share. The 2020 Debentures are subject to a 4.99% beneficial ownership limitation.
(11)	Includes 20,779 shares of common stock and warrants for 20,779 shares underlying $80,000 of 2020 Debentures assuming automatic conversion at a conversion price of $3.85 per share, 8,000 shares of common stock potentially issuable upon cancellation of the 2020 Warrants, 15,000 shares of common stock underlying stock options exercisable at $3.505 per share, and 3,000 shares of common stock underlying stock options exercisable at $4.025 per share. The 2020 Debentures are subject to a 4.99% beneficial ownership limitation.
(12)	Consists of 7,950 shares of common stock held directly by Mr. Berg and 228,800 shares of common stock held by Berg & Berg Enterprises, LLC (“BB”), which are beneficially owned by Mr. Berg, the managing member and primary owner of BB. The address for Mr. Berg and BB is 10050 Bandley Dr., Cupertino, CA 95014.

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DESCRIPTION OF SECURITIES

We are offering Units in this offering at an assumed initial offering price of $5.50 per unit. Each Unit consists of one share of our common stock and a warrant to purchase one share of our common stock at an exercise price equal to $5.50, which is 100% of the assumed public offering price of the Units. Our Units will not be certificated and the shares of our common stock and the warrants part of such Units are immediately separable and will be issued separately in this offering. We are also registering the shares of common stock issuable upon exercise of the warrants. These securities are being issued pursuant to an underwriting agreement between us and the underwriters. You should review the underwriting agreement and the form of warrant, each filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

Our authorized capital stock consists of 675,000,000 shares of common stock, $0.001 par value per share, and 75,000,000 shares of preferred stock, $0.001 par value per share. As of June 12, 2020, there are 2,271,504 shares of common stock outstanding, and 0.85 shares of Series B Convertible Preferred Stock outstanding, convertible into 144,444 shares of common stock.  Assuming the conversion of all of our preferred stock, as of June 12, 2020, we would have had outstanding, an aggregate of 2,415,948 shares of common stock, consisting of (i) 2,271,504 shares of common stock outstanding on such date and (ii) 144,444 shares of common stock into which all of our preferred stock outstanding as of such date would have been converted, which were held of record by one stockholder. In addition, as of June 12, 2020, there were outstanding options to purchase 463,271 shares of common stock, outstanding warrants to purchase 948,252 shares of common stock, and debentures outstanding convertible into 517,403 shares assuming a $3.85 per share conversion price.

This description is intended as a summary, and is qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated by-laws, which are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights.  Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments.  All outstanding, shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable.  The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.  In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Warrants

Overview. The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us the Warrant Agent, and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of warrant.

The warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price equal to $5.50 per share (based on an assumed offering price of $5.50 per Unit), subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering. As described below, we have applied to list the warrants on the Nasdaq Capital Market under the symbol “VRMEW.”

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at prices below its exercise price.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise the warrants solely via a cashless exercise feature provided for in the warrants, until such time as there is an effective registration statement and current prospectus.

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Exercise Limitation. A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is $5.50 per share (based on an assumed public offering price of $5.50 per Unit) or 100% of public offering price of the common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

 Exchange Listing. We have applied to list our warrants on the Nasdaq Capital Market under the symbol “VRMEW.” No assurance can be given that our listing application will be approved.

Warrant Agent; Global Certificate. The warrants will be issued in registered form under a warrant agent agreement between the Warrant Agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The warrants and the warrant agent agreement are governed by New York law.

Representative’s Warrants. The registration statement of which this prospectus is a part also registers for sale the Representative’s Warrants, as a portion of the underwriting compensation payable to the Representative in connection with this offering. The Representative’s Warrants will be exercisable for a four and one-half year period commencing 180 days following the effective date of the registration statement of which this prospectus is a part at an exercise price of $6.05 (110% of the assumed public offering price of the Units). Please see “Underwriting—Representative’s Warrants” for a description of the warrants we have agreed to issue to the Representative in this offering, subject to the completion of the offering. We expect to enter into a warrant agreement in respect of the Representative’s Warrants prior to the closing of this offering.

Preferred Stock

As of June 12, 2020, there are 0.85 shares of Series B Convertible Preferred Stock outstanding, convertible into 144,444 shares of common stock. Our Board has the authority, without further stockholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. Although we have no present plans to issue additional shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

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Our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws

Provisions of our amended and restated articles of incorporation, as amended, and our amended and restated by-laws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Board of Directors; Removal of Directors for Cause.  Our amended and restated by-laws provide for the election of directors to one-year terms at each annual meeting of the stockholders.  All directors elected to our board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal.  The board of directors is authorized to create new directorships, subject to the amended and restated articles of incorporation, and to fill such positions so created by a majority vote of the directors.  Members of the board of directors may only be removed by the affirmative vote of the holders of not less than two-thirds of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors.  Our amended and restated by-laws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, written notice of the nomination must be received by us not earlier than 120 days and not later than 90 days prior to the anniversary date of the immediately preceding annual meeting.  Detailed requirements as to the form of the notice and information required in the notice are specified in the amended and restated by-laws.  If it is determined that business was not properly brought before a meeting in accordance with our by-law provisions, such business will not be conducted at the meeting.

Special Meetings of Stockholders.  Special meetings of the stockholders may be called only by our chairman of the board of directors pursuant to the requirements of our amended and restated by-laws.

Blank-Check Preferred Stock.  Our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve.

Nevada Anti-Takeover Statutes

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly-traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the board of directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

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The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is West Coast Stock Transfer, Inc.

Reverse Stock Split

On November 19, 2019, our stockholders approved a reverse stock split within the range of 1-for-25 to 1-for-120 of our issued and outstanding shares of common stock and authorized the Board, in its discretion, for one year, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our articles of incorporation, as amended, in connection with the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 675,000,000 shares. Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our financial statements and the notes thereto, a proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed 50-to-1 ratio to occur immediately following the effective date but prior to the closing of the offering.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Units, common stock and warrants purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. The holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying one share of common stock and one warrant to purchase one share of common stock that underlie the unit, as the case may be. As a result, the discussion below with respect to actual holders of common stock and warrants should also apply to holders of units (as the deemed owners of the underlying common stock and warrants that comprise the units). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;
•	tax-exempt organizations or governmental organizations;
•	regulated investment companies and real estate investment trusts;
•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;
•	brokers or dealers in securities or currencies;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);
•	tax-qualified retirement plans;
•	certain former citizens or long-term residents of the United States;
•	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);
•	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;
•	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or
•	persons deemed to sell our securities under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of common stock and one warrant to purchase one share of common stock. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between such one share of common stock and one warrant to purchase one share of common stock based on their relative fair market values at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each share of common stock and each warrant should be the stockholder’s tax basis in such share or warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the one share of common stock and one warrant to purchase one share of common stock comprising the unit, and the amount realized on the disposition should be allocated between the one share of common stock and one warrant to purchase one share of common stock based on their respective relative fair market values (as determined by each such unit holder on all the relevant facts and circumstances) at the time of disposition. The separation of the common stock and warrants comprising units should not be a taxable event for U.S. federal income tax purposes.

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The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

•	an individual citizen or resident of the United States;
•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Market for Our Common Stock—Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Constructive Distributions

The terms of the warrants allow for changes in the exercise price of the warrants under certain circumstances. A change in exercise price of a warrant that allows holders to receive more shares of common stock on exercise may increase a holder’s proportionate interest in our earnings and profits or assets. In that case, such holder may be treated as though it received a taxable distribution in the form of our common stock. A taxable constructive stock distribution would generally result, for example, if the exercise price is adjusted to compensate holders for distributions of cash or property to our stockholders.

Not all changes in the exercise price that result in a holder’s receiving more common stock on exercise, however, would be considered as increasing a holder’s proportionate interest in our earnings and profits or assets. For instance, a change in exercise price could simply prevent the dilution of a holder’s interest upon a stock split or other change in capital structure. Changes of this type, if made pursuant to bona fide reasonable adjustment formula, are not treated as constructive stock distributions for these purposes. Conversely, if an event occurs that dilutes a holder’s interest and the exercise price is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to our stockholders

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Any taxable constructive stock distributions resulting from a change to, or a failure to change, the exercise price of the warrants that is treated as a distribution of common stock would be treated for U.S. federal income tax purposes in the same manner as distributions on our common stock paid in cash or other property, resulting in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its common stock or warrants, as applicable, being increased by the amount of such dividend), and with any excess treated as a return of capital or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for tax rates applicable to long-term capital gains or the dividends-received deduction described below under “Consequences to U.S. Holders—Distributions,” as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Sale, Exchange, Redemption, Lapse or Other Taxable Disposition of a Warrant

Upon a sale, exchange, redemption, lapse or other taxable disposition of a warrant, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (if any) on the disposition and such U.S. holder’s tax basis in the warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the warrant. The U.S. holder’s tax basis in the warrant generally will equal the amount the holder paid for the warrant. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the warrant for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Exercise of a Warrant

The exercise of a warrant for shares of common stock generally will not be a taxable event for the exercising U.S. holder, except with respect to cash, if any, received in lieu of a fractional share. A U.S. holder will have a tax basis in the shares of common stock received on exercise of a warrant equal to the sum of the U.S. holder’s tax basis in the warrant surrendered, reduced by any portion of the basis allocable to a fractional share, plus the exercise price of the warrant. A U.S. holder generally will have a holding period in shares of common stock acquired on exercise of a warrant that commences on the date of exercise of the warrant.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder.

 Distributions

Subject to the discussion below regarding effectively connected income, any dividend, including any taxable constructive stock dividend resulting from certain adjustments, or failure to make adjustments, to the exercise price of a warrant (as described above under “Consequences to U.S. Holders—Constructive Distributions”), paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

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Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock or a warrant unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);
•	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or
•	shares of our common stock or our warrants, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our common stock or warrants, as applicable.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock. In addition, provided that our common stock is regularly traded on an established securities market, a warrant will not be treated as a U.S. real property interest with respect to a non-U.S. holder if such holder did not own, actually or constructively, warrants whose total fair market value on the date they were acquired (and on the date or dates any additional warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional warrants were acquired) of 5% of all our common stock.

 If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common stock or warrants beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our securities made to you may be subject to information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

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Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends paid by us, and under current transitional rules are expected to apply with respect to the gross proceeds from a sale or other disposition of our securities on or after January 1, 2020. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

Maxim Group LLC is acting as the representative of the underwriters of the offering (the “Representative”). We have entered into an underwriting agreement dated         , 2020 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per Unit less the underwriting discounts set forth on the cover page of this prospectus, the number of Units listed next to its name in the following table:

Underwriter	Number of Units
Maxim Group LLC
Joseph Gunnar & Co. LLC
Total

The underwriting agreement provides that the obligation of the underwriters to purchase all of the Units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the Units being offered to the public, other than those covered by the over-allotment option described below, if any of these Units are purchased.

The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the Representative an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an (i) additional 272,727 shares of common stock at a price of $5.499 per share and/or (ii) additional warrants to purchase 272,727 shares of common stock at a price of $0.001 per warrant (15% of the shares of common stock and warrants included in the Units sold in this offering), in each case, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. To the extent that the Representative exercises this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock and/or warrants as the number of Units to be purchased by it in the above table bears to the total number of Units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of common stock and/or warrants to the underwriters to the extent the option is exercised. If any additional shares of common stock and/or warrants are purchased, the underwriters will offer the additional shares of common stock and/or warrants on the same terms as those on which the other Units are being offered hereunder. If this option is exercised in full, the total offering price to the public will be $11,500,000 and the total net proceeds, before expenses and after the credit to the underwriting commissions described below, to us will be $10,580,000.

Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Representative of the over-allotment option.

	Per Unit	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price	$	$	$
Underwriting discount (8%) (1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	The underwriting discount will be reduced to 5% for any securities purchased by our directors or entities affiliated with our directors.

The underwriters propose to offer the Units offered by us to the public at the public offering price per Unit set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Units to other securities dealers at such price less a concession of $        per Unit. After the initial offering, the public offering price and concession to dealers may be changed.

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We have paid an expense deposit of $25,000 to the Representative, which will be applied against the accountable expenses that will be paid by us to the Representative in connection with this offering. The $25,000 expense deposit will be returned to us to the extent not actually incurred. The underwriting agreement also provides that in the event the offering is terminated, the $25,000 expense deposit paid to the Representative will be returned to us to the extent that offering expenses are not actually incurred by the Representative in accordance with Financial Industry Regulation Authority (“FINRA”) Rule 5110(f)(2)(C).

We have also agreed to reimburse the Representative for reasonable out-of-pocket expenses not to exceed $100,000 in the aggregate. We estimate that total expenses payable by us in connection with this offering, other than the underwriting discount, will be approximately $456,048.

Discretionary Accounts

The underwriters do not intend to confirm sales of the Units offered hereby to any accounts over which they have discretionary authority.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Lock-Up Agreements

We and our officers and directors, and the holders of 3% or more of the outstanding shares of our common stock (other than Carl Berg), as of the effective date of the Registration Statement, have agreed, subject to limited exceptions, for a period of 180 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the Representative. In addition, holders of the 2020 Debentures and the 2020 Warrants have agreed with the Representative not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any shares of common stock received upon cancellation of the 2020 Warrants, any shares and warrants acquired upon the automatic conversion of the 2020 Debentures and any shares underlying such warrants for a period concluding on the earlier to occur of (i) 120 days after the date of the closing of this offering or (ii) any time after 60 days after the closing of this offering in the event shares of our common stock trade above two times the public offering price of the Units for five consecutive trading days. The Representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Pricing of this Offering

Prior to this offering, there has not been an active market for our common stock and there has been no public market for our warrants. The public offering price for our Units will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price of our Units will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock and warrants will develop and continue after this offering.

2019 Bridge Financing

The Representative served as placement agent for the bridge financing in September 2019 for the placement of $600,000 of secured convertible debentures. The Representative received a cash fee of 8% of the gross proceeds received at each closing and was entitled to receive warrants convertible into shares of common stock until May 2020 when the placement agent waived its right to receive the warrants.

2020 Advisory Services

In April 2020, the Representative agreed to be our non-exclusive advisor with respect to the identification and evaluation of potential business acquisition opportunities. In consideration for its services, the Representative may receive a cash fee equal to $250,000 if we close on a transaction with a target during the term of the agreement or within 12 months thereafter. In addition, for any financing required to close a transaction with a target (other than this offering or any other future financings undertaken for any target), we will pay the Representative (i) for an issuance of our term debt securities, a cash fee payable at the closing equal to 3.0% of the gross proceeds we receive at each closing; or (ii) for an issuance of equity, equity-linked or convertible securities, a cash fee payable at the closing equal to 7.0% of the gross proceeds we receive at each closing. We will also reimburse the Representative for certain expenses up to $80,000 in the event of a closing of a financing (other than this offering), and up to $30,000 in the event that a financing is not closed.

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Representative’s Warrants

We have agreed to issue to the Representative (or its permitted assignees) warrants to purchase up to a total of 145,455 shares of common stock (8% of the shares of common stock included in the Units, excluding the over-allotment, if any). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the three year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part, which period is in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to $6.05 per share, or 110% of the public offering price per Unit in the offering (based on the assumed public offering price of $5.50 per Unit). The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus is a part. In addition, the warrants provide for certain piggyback registration rights upon request, in certain cases. The piggyback registration rights provided will not be greater than 3.5 years from the effective date of the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal and Certain Post-Offering Investments

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of twenty-four (24) months after the closing of the offering, each of the Representative and Joseph Gunnar & Co. LLC (“Joseph Gunnar”) shall have a right of first refusal to act as lead managing underwriter and book-runner and/or placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us, or any of our successors or subsidiaries, on terms customary to each of the Representative and Joseph Gunnar. In the event that both Maxim and Joseph Gunnar exercise their respective right of first refusal as to the same public equity offering, the economic participation between Maxim and Joseph Gunnar for this right of first refusal on such future public equity offering shall be 50% to Maxim and 50% to Joseph Gunnar. Each of the Representative and Joseph Gunnar in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. In addition, we have also agreed that in the event any investor previously directly introduced to us by the underwriters subsequently provides capital to us in any transaction, other than via any exercise of warrants issued in this offering, during the period commencing three (3) months following the closing of the offering and continuing for a period of eighteen (18) months thereafter, we will pay the underwriters a cash fee of 7% of the gross proceeds on any such investments.

Trading; NASDAQ Capital Market Listing

Our common stock is presently quoted on the OTCQB market under the symbol “VRME.” We have applied to list our common stock and the warrants offered in the offering on the Nasdaq Capital Market under the symbols “VRME” and “VRMEW,” respectively. No assurance can be given that our listing application will be approved by the Nasdaq Capital Market.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.
•	Over-allotment involves sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing securities in the open market.

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•	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriters sell more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.
•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of common stock and warrants may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock and warrants. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Other

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this offering and other than as described below, the underwriters have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

On September 19, 2019, we received gross proceeds of $600,000 and net proceeds of $540,000 from the September 2019 bridge financing. The Representative acted as the placement agent in connection with the financing and received a cash fee of 8% of the gross proceeds received at each closing and was entitled to receive warrants convertible into shares of common stock until May 2020 when the placement agent waived its right to receive the warrants.

Notice to Prospective Investors in Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the securities and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases securities will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

63

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

64

LEGAL MATTERS

Certain legal matters in connection with the securities offered by this prospectus have been passed upon for the Company by Harter Secrest & Emery LLP, Rochester, New York. Gracin & Marlow, LLP is acting as counsel for the underwriters in this offering.

EXPERTS

Our financial statements as of December 31, 2019 and December 31, 2018 have been included in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. All filings we make with the SEC are available on the SEC’s web site at www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 75 S. Clinton Ave., Suite 510, Rochester, New York 14604 or contacting us at (585) 736-9400.

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at www.verifyme.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus

65

INDEX TO FINANCIAL STATEMENTS

VERIFYME, INC.

Financial Statements

For the Three Months Ended March 31, 2020 and 2019 (Unaudited)

Financial Statements

For the Fiscal Years Ended December 31, 2019 and 2018 (Audited)

F-1

VerifyMe, Inc.

Balance Sheets

	As of
	March 31, 2020	December 31, 2019
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$885,622	$252,766
Accounts Receivable	66,208	81,113
Deposits on Equipment	-	51,494
Prepaid expenses and other current assets	46,801	31,801
Inventory	41,158	30,158
TOTAL CURRENT ASSETS	1,039,789	447,332

PROPERTY AND EQUIPMENT
Equipment for Lease, net of accumulated depreciation of
$11,435 and $0 as of March 31, 2020 and December 31, 2019	239,149	177,021

INTANGIBLE ASSETS
Patents and Trademarks, net of accumulated amortization of
$299,220 and $292,587 as of March 31, 2020 and December 31, 2019	218,983	218,570
Capitalized Software Costs, net of accumulated amortization of
$5,011 and $0 as of March 31, 2020 and December 31, 2019	95,220	100,231
TOTAL ASSETS	$1,593,141	$943,154

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Convertible Debt, net of unamortized debt discount	$-	$297,997
Derivative Liability	-	171,499
Accounts payable and other accrued expenses	427,828	422,297
Accrued Payroll	131,507	119,041
TOTAL CURRENT LIABILITIES	559,335	1,010,834

LONG – TERM LIABILITIES
Convertible Debt, net of unamortized debt discount	$103,305	$-
Related Party Convertible Debt, net of unamortized debt discount	20,512	-
TOTAL LONG – TERM LIABILITIES	123,817	-

TOTAL LIABILITIES	$683,152	$1,010,834

STOCKHOLDERS' EQUITY (DEFICIT)
Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of March 31, 2020 and
0 shares issued and outstanding as of December 31, 2019	-	-

Series B Convertible Preferred Stock, $.001 par value; 85 shares
authorized; 0.85 shares issued and outstanding as of March 31, 2020 and	-	-
December 31, 2019

Common stock of $.001 par value; 675,000,000 authorized; 112,920,804 and 111,893,779 issued, 112,570,264 and 111,543,239 shares outstanding as of March 31, 2020 and December 31, 2019	112,570	111,544

Additional paid in capital	63,774,320	61,705,514

Treasury stock as cost (350,540 shares at March 31, 2020 and December 31, 2019)	(113,389)	(113,389)

Accumulated deficit	(62,863,512)	(61,771,349)

STOCKHOLDERS' EQUITY (DEFICIT)	909,989	(67,680)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,593,141	$943,154

The accompanying notes are an integral part of these unaudited financial statements.

F-2

VerifyMe, Inc.

Statements of Operations

(Unaudited)

	Three months ended
	March 31, 2020	March 31, 2019

NET REVENUE
Sales	$91,846	$46,454

COST OF SALES	16,802	14,767

GROSS PROFIT	75,044	31,687

OPERATING EXPENSES
General and administrative (a)	570,582	232,682
Legal and accounting	36,551	62,364
Payroll expenses (a)	93,995	104,789
Research and development	-	3,643
Sales and marketing (a)	42,910	143,143
Total Operating expenses	744,038	546,621

LOSS BEFORE OTHER INCOME (EXPENSE)	(668,994)	(514,934)

OTHER (EXPENSE) INCOME
Interest (expenses) income, net	(142,665)	1,628
Loss on Extinguishment of debt	(280,504)	-
TOTAL OTHER (EXPENSE) INCOME	(423,169)	1,628

NET LOSS	$(1,092,163)	$(513,306)

LOSS PER SHARE
BASIC	$(0.01)	$(0.01)
DILUTED	$(0.01)	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	112,014,233	94,092,049
DILUTED	112,014,233	94,092,049

(a)	Includes stock-based compensation of $322,629 and $89,085 for the three months ended March 31, 2020 and 2019, respectively.

The accompanying notes are an integral part of these unaudited financial statements.

F-3

VerifyMe, Inc.

Statements of Cash Flows

(Unaudited)

	Three months ended
	March 31, 2020	March 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,092,163)	$(513,306)
Adjustments to reconcile net loss to net cash used in
operating activities:
Stock-based compensation	40,234	-
Fair value of options in exchange for services	217,605	123,711
Fair value of restricted stock awards issued in exchange for services	64,790	(34,626)
Loss on Extinguishment of Debt	280,504	-
Amortization of debt discount	123,817	-
Amortization and depreciation	23,078	5,707
Changes in operating assets and liabilities:
Accounts Receivable	14,905	2,111
Deposits on Equipment	-	(163,090)
Inventory	(11,000)	11,608
Prepaid expenses and other current assets	(15,000)	(4,200)
Accounts payable and accrued expenses	17,997	(21,096)
Net cash used in operating activities	(335,233)	(593,181)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Patents	(7,045)	(24,435)
Purchase of Equipment for Lease	(22,069)	-
Net cash used in investing activities	(29,114)	(24,435)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of Bridge Financing and early redemption fee	(750,000)	-
Proceeds from convertible debt, net of costs	1,747,203	-

Net cash provided by financing activities	997,203	-

NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	632,856	(617,616)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	252,766	1,673,201

CASH AND CASH EQUIVALENTS - END OF PERIOD	$885,622	$1,055,585

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Series A Convertible Preferred Stock converted to common stock	$-	$800
Relative fair value of common stock issued in connection with 2020 Debentures	$34,412	$-
Relative fair value of warrants issued in connection with 2020 Debentures	$1,063,239	$-
Beneficial conversion feature in connection with 2020 Debentures	$649,552	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-4

VerifyMe, Inc.

Statements of Stockholders' Equity (Deficit)

(Unaudited)

	Series A Preferred		Series B Preferred		Common
	Stock		Stock		Stock		Additional
	Number of		Number of		Number of		Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total
Balance at December 31, 2018	304,778	305	0.85	-	102,203,166	102,203	60,844,796	(113,389)	(59,263,550)	1,570,365
Conversion of Series A Convertible Preferred Stock	(40,000)	(40)	-	-	800,000	800	(760)	-	-	-
Fair value of stock option	-	-	-	-	-	-	123,711	-	-	123,711
Restricted Stock awards	-	-	-	-	640,000	640	(35,266)	-	-	(34,626)
Common stock and warrants issued for services	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	(513,306)	(513,306)
Balance at March 31, 2019	264,778	265	0.85	-	103,643,166	103,643	60,932,481	(113,389)	(59,776,856)	1,146,144

	Series A		Series B
	Convertible		Convertible
	Preferred		Preferred		Common
	Stock		Stock		Stock		Additional
	Number of		Number of		Number of		Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total

Balance at December 31, 2019	-	-	0.85	-	111,543,239	111,544	61,705,514	(113,389)	(61,771,349)	(67,680)
Fair value of stock options	-	-	-	-	-	-	217,605	-	-	217,605
Restricted stock awards	-	-	-	-	-	-	64,790	-	-	64,790
Common stock issued for services	-	-	-	-	66,666	66	7,668	-	-	7,734
Common stock issued in connection with 2020 Debentures	-	-	-	-	960,359	960	65,952	-	-	66,912
Beneficial conversion feature in connection with 2020 Debentures	-	-	-	-	-	-	649,552	-	-	649,552
Warrants issued in connection with 2020 Debentures	-	-	-	-	-	-	1,063,239	-	-	1,063,239
Net loss	-	-	-	-	-	-	-	-	(1,092,163)	(1,092,163)
Balance at March 31, 2020	-	-	0.85	-	112,570,264	112,570	63,774,320	(113,389)	(62,863,512)	909,989

The accompanying notes are an integral part of these unaudited financial statements.

F-5

VerifyMe, Inc.

Notes to the Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business

VerifyMe, Inc. (“VerifyMe,” or the “Company,” “we,” “us,” “our”) was incorporated in the State of Nevada on November 10, 1999. The Company is based in Rochester, New York and its common stock, par value $0.001 per share, is traded on the over-the-counter market and quoted on the OTCQB under the symbol “VRME”.

The Company is a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. The Company began to commercialize its covert luminescent pigment, RainbowSecure®, in 2018 and also developed the patented VeriPAS™ software system in 2018, which covertly and overtly serializes products to track a product’s “life cycle” for brand owners. We believe VeriPAS™ is the only invisible covert serialization and authentication solution deployed through variable digital printing on HP Indigo printing systems with a smartphone tracking and authentication system. VeriPAS™ is capable of fluorescing, decoding, and verifying invisible RainbowSecure® codes in the field – designed to allow investigators to quickly and efficiently authenticate product throughout the distribution chain, including warehouses, ports of entry, retail locations, and product purchased over the internet for inspection and investigative actions. This technology is coupled with a secure cloud-based track and trace software engine which allows brands and investigators to see where products originate and where they are deployed with geo location mapping and intelligent programable alerts. Brand owners access the VeriPAS™ software over the internet. Brand owners can then set rules of engagement, establish marketing programs for customer engagement and control, and monitor and protect their products “life cycle.” The Company has not yet derived any revenue from the VeriPAS™ software system and has derived limited revenue from the sale of our RainbowSecure® technology.

The Company’s activities are subject to significant risks and uncertainties, including the need to secure additional funding for working capital and to further develop the Company’s intellectual property.

Basis of Presentation

The accompanying unaudited interim financial statements (the “Interim Statements”) have been prepared pursuant to the rules and regulations for reporting on Form 10-Q. Accordingly, certain information and disclosures required by U.S. generally accepted accounting principles (“GAAP”) for complete financial statements are not included herein. The Interim Statements should be read in conjunction with the financial statements and notes thereto included in the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2020.  The accompanying Interim Statements are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The interim results for the three months ended March 31, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.

Revenue Recognition

The Company accounts for revenues according to Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers” which established principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity's contracts to provide goods or services to customers.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligations are satisfied.

During the three months ended March 31, 2020, the Company’s revenues were primarily made up of revenue generated from printing labels with the Company’s technology.

F-6

VerifyMe, Inc.

Notes to the Financial Statements

Sequencing

As of September 19, 2019, the Company adopted a sequencing policy whereby all equity-linked instruments issued prior to the closing of the $600,000 secured convertible debentures on September 19, 2019 may be classified as equity and all future equity-linked instruments may be classified as a derivative liability with the exception of instruments related to stock-based compensation issued to employees or directors. As of March 6, 2020, the Company redeemed the secured convertible debentures issued as of September 19, 2019 and as a result abandoned the sequencing policy previously adopted, so that all equity-linked instruments going forward may be classified as equity.

Convertible Debt

The Company recognizes the advantageous value of conversion rights attached to convertible debt. Such rights give the debt holder the ability to convert debt into common stock at a price per share that is less than the trading price to the public on the date of the debt. The beneficial value is calculated as the intrinsic value (the market price of the stock at the commitment date in excess of the conversion rate) of the beneficial conversion feature of the debt, and is recorded as a discount to the related debt and an addition to additional paid in capital. The discount is amortized over the remaining outstanding period of related debt using the interest method.

Basic and Diluted Net Income per Share of Common Stock

The Company follows Financial Accounting Standards Board (“FASB”) ASC 260, “Earnings Per Share,” when reporting earnings per share resulting in the presentation of basic and diluted earnings per share.  Because the Company reported a net loss for each of the periods presented, common stock equivalents, including preferred stock, stock options and warrants were anti-dilutive; therefore, the amounts reported for basic and diluted loss per share were the same.

For each of the three months ended March 31, 2020 and 2019, there were shares potentially issuable, that could dilute basic earnings per share in the future that were excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive to the Company’s losses during the years presented. For the three months ended March 31, 2020, there were approximately 101,899,000 anti-dilutive shares consisting of 22,614,000 shares issuable upon exercise of options, 47,163,000 shares issuable upon exercise of warrants, 7,222,000 shares issuable upon conversion of preferred stock and 24,900,000 shares issuable upon conversion of convertible debentures.  For the three months ended March 31, 2019, there were approximately 54,373,000 anti-dilutive shares consisting of 19,614,000 shares issuable upon exercise of options, 22,241,000 shares issuable upon exercise of warrants and 12,518,000 shares issuable upon conversion of preferred stock.

Going Concern

The Company has suffered recurring losses from operations and negative cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through increased sales of product and by sales of securities. The Company’s business plans are dependent on the ability to raise capital through the possible exercise of outstanding options and warrants, through debt financing and/or through future public or private offering of our securities. The Company’s plans to raise capital may be disrupted by the volatility in the capital markets raised by the COVID-19 pandemic. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

Recently Adopted Accounting Pronouncements

Effective January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) No. 2018-07, Compensation – Stock Based Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. The adoption of ASU 2018-07 did not have a material impact on the Company’s financial statements.

Effective January 1, 2019, the Company adopted ASU No. 2016-02 – “Leases (Topic 842)” and the series of related Accounting Standards Updates that followed (collectively referred to as “Topic 842”) using the modified retrospective approach. The adoption of Topic 842 did not have a material impact on the Company’s financial statements.

F-7

VerifyMe, Inc.

Notes to the Financial Statements

NOTE 2 – PROPERTY AND EQUIPMENT

Equipment for Lease

During the three months ended March 31, 2020 and 2019, the Company capitalized $73,563 (including a $51,494 deposit made in the prior year) and $0, respectively, in connection with the certification and production of the VerifyMe Beeper and the VeriPAS™ Smartphone Authenticator technology. The Company depreciates equipment for lease over its useful life of five years. Depreciation expense for Equipment for lease was $11,435 and $0 for the three months ended March 31, 2020 and 2019, respectively, included in General and administrative expense in the accompanying Statements of Operations.

NOTE 3 – INTANGIBLE ASSETS

Patents and Trademarks

The current patent and trademark portfolios consist of ten granted U.S. patents and one granted European patent validated in four countries, four pending U.S. and foreign patent applications, five registered U.S. trademarks, three registered foreign registrations, including one each in Colombia, Europe, and Mexico, and six pending U.S. and foreign trademark applications. Costs associated with the registration and legal defense of the patents have been capitalized and are amortized on a straight-line basis over the estimated lives of the patents which were determined to be 17 to 19 years. During the three months ended March 31, 2020 and 2019, the Company capitalized $7,046 and $24,435, respectively, of patent and trademarks costs. During the three months ended March 31, 2020 and 2019, the Company amortized $6,632 and $5,707, respectively, of patent and trademarks costs.

Capitalized Software

Costs incurred in connection with the development of software related to our proprietary digital products are accounted for in accordance with FASB ASC 985 “Costs of Software to Be Sold, Leased or Marketed.” Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs are capitalized after a product is determined to be technologically feasible and is in the process of being developed for market. Amortization of capitalized software costs begins once the product is available to the market. Capitalized software costs are amortized over the estimated life of the related product, generally five years, using the straight-line method. The Company will evaluate its software assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Amortization expense for capitalized software was $5,011 and $0 for the three months ended March 31, 2020 and 2019, respectively, included in General and Administrative expense in the accompanying Statements of Operations.

NOTE 4 – CONVERTIBLE PREFERRED STOCK

The Company is authorized to issue Series A Convertible Preferred Stock, par value of $0.001 per share (the “Series A”) and Series B Convertible Preferred Stock, par value of $0.001 per share (the “Series B”). As of March 31, 2020, there were no shares of Series A outstanding and 0.85 of a share of Series B outstanding convertible into 7,222,222 shares of common stock. Each share of Series A and Series B has limited voting rights, is entitled to participate with the common stock on liquidation and holders of Series A and Series B are subject to beneficial ownership limitations.

Series A Convertible Preferred Stock

During the three months ended March 31, 2019, 40,000 shares of Series A were converted into 800,000 shares of the Company’s common stock.

NOTE 5 – CONVERTIBLE DEBT

On September 19, 2019, the Company completed the closing of $600,000 of secured convertible debentures (the “2019 Debentures”) for gross proceeds of $540,000 after original issue discounts. As of September 18, 2019 (the “Effective Date”), the Company entered into two substantially identical securities purchase agreements (the “Securities Purchase Agreements”) with two purchasers (the “Purchasers”), which provided for the issuance of up to an aggregate of $1.2 million in principal amount of the 2019 Debentures (the “Bridge Financing”) of which the first tranche of $600,000 was issued. The Securities Purchase Agreements provided for the issuance of the 2019 Debentures due one year from the dates of issuance in two $600,000 tranches: the first tranche as described above, and the second tranche, at the discretion of the Purchasers and us, to occur any time after November 17, 2019. If, at any time after November 17, 2019, the Purchasers elected not to consummate the closing of the second tranche, then the Company was entitled to raise up to $600,000 from additional investors (including the Company’s affiliates) who would have a security interest on a pari passu basis with the Purchasers in the first tranche, so long as such investors agreed not to convert the securities received until the Purchasers in the first tranche had completely converted the 2019 Debentures or been fully repaid.

F-8

VerifyMe, Inc.

Notes to the Financial Statements

In connection with the 2019 Debentures, each of the Purchasers received commitment fees of $5,000 and 500,000 restricted shares (the “Commitment Shares”) of our common stock. The placement agent for the 2019 Debentures received a cash fee of 8% of the gross proceeds received at the closing and was entitled to receive warrants convertible into shares of common stock until May 2020 when the placement agent waived its right to receive the warrants.

The 2019 Debentures contained provisions that entitled each Purchaser, at any time, to convert all or any portion of the outstanding principal amount of its 2019 Debenture(s) plus any accrued interest into restricted shares of common stock. If we consummated a public offering within 180 calendar days of the Effective Date, then the conversion price would be the lesser of (a) $0.15 or (b) 70% multiplied of the price per share of the common stock we issued in the public offering (the “QPI Discounted Price”), subject to further adjustment as provided in the 2019 Debentures as well as subject in each case to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events. Further, if the Company consummated a public offering of common stock which resulted in us receiving gross proceeds of at least $5 million within 180 calendar days of the Effective Date then we would have been obligated to repay the outstanding amounts owed under the 2019 Debentures, to the extent they were not converted and including the applicable redemption premium then in effect, within three days of consummation of such an offering.

If any portion of the 2019 Debentures was outstanding on the 181st calendar day after the Effective Date, then the conversion price would equal the lesser of (a) $0.15, (b) the QPI Discounted Price, or (c) 70% of the lowest volume-weighted average price (as reported by Bloomberg LP) of the common stock on any trading day during the 20 trading days immediately preceding the date of conversion of the 2019 Debentures (provided, further, that if either we are not DWAC operational at the time of conversion, the common stock is traded on the OTC Pink at the time of conversion, or the conversion price was less than $0.01 per share, then 70% would automatically adjust to 60%).

The 2019 Debentures were subject to a “conversion blocker” such that the each of the Purchasers could not convert the 2019 Debentures to the extent that the conversion would result in the Purchaser and its affiliates holding more than 4.99% of the outstanding common stock (which the Purchaser could increase to 9.99% upon at least 61 days prior written notice to us).

So long as no event of default had occurred and was continuing under the 2019 Debentures, the Company could at our option call for redemption all or part of the 2019 Debentures prior to the maturity date, upon not more than two calendar days written notice, for an amount equal to: (i) if the redemption date was 90 calendar days or less from the date of issuance of the 2019 Debentures, 110% of the sum of the principal amount; (ii) if the redemption date was greater than or equal to 91 calendar days from the date of issuance of the 2019 Debentures and less than or equal to 150 calendar days from the date of issuance of the 2019 Debentures, 120% of the sum of the principal amount; (iii) if the redemption date was greater than or equal to 151 calendar days from the date of issuance of the 2019 Debentures and less than or equal to 180 calendar days from the date of issuance of the 2019 Debentures, 125% of the sum of the principal amount; and (iv) if either (1) the 2019 Debentures were in default but the holder consents to the redemption notwithstanding such default or (2) the redemption date was greater than or equal to 181 calendar days from the date of issuance of the 2019 Debentures, 130% of the sum of the principal amount.

The 2019 Debentures included an adjustment provision that, subject to certain exceptions, would reduce, at the Purchaser’s option, the conversion price if we issued common stock or common stock equivalents (including in variable rate transactions) at a price lower than the then-current conversion price of the 2019 Debentures. Any reverse stock split of our outstanding shares would also have resulted in an adjustment of the conversion price of the 2019 Debentures.

The conversion option, the QPI put and the put that were exercisable upon certain financing events are embedded derivatives that are collectively bifurcated at fair value, with subsequent changes in fair value recognized in the Statement of Operations. The fair value estimate is a Level 3 measurement as defined by ASC Topic 820, Fair Value Measurements and Disclosures, as it is based on significant inputs not observable in the market. The Company estimated the fair value of the monthly payment provision using a Monte Carlo Simulation, with 10,000 trials, with the following key inputs:

	March 31, 2020	December 31, 2019
Stock price	-	$0.07 - $0.10
Terms (years)	-	0.72 – 1.00
Volatility	-	153.9% - 195.7%
Risk-free rate	-	1.60% - 1.87%
Probability of QPI	-	50%

As of December 31, 2019, the Company’s warrants issuable to the Company’s placement agent in relation to the 2019 Debentures were treated as derivative liabilities and changes in the fair value were recognized in earnings. These common stock purchase warrants did not trade on an active securities market, and as such, the Company estimated the fair value of these warrants using the Black-Scholes method and the following assumptions:

F-9

VerifyMe, Inc.

Notes to the Financial Statements

	March 31, 2020	December 31, 2019
Closing trade price of Common Stock	$-	$0.07
Intrinsic value of conversion option per share	$-	$0.07

	March 31, 2020	December 31, 2019
Annual Dividend Yield	-	0.0%
Expected Life (Years)	-	5
Risk-Free Interest Rate	-	1.68%-1.69%
Expected Volatility	-	445.01%-453.08%

Expected volatility was based primarily on historical volatility. Historical volatility was computed using daily pricing observations for recent periods. The Company believes this method produced an estimate that was representative of the Company’s expectations of future volatility over the expected term of these warrants. The Company had no reason to believe future volatility over the expected remaining life of these warrants was likely to differ materially from historical volatility. The expected life was based on the remaining contractual term of the warrants. The risk-free rate was based on the U.S. Treasury rate that corresponded to the expected term of the warrants.

The Company recorded a total of $401,957 debt discount upon the closing of the 2019 Debentures, including the $171,425 fair value of the embedded derivative liability, $70,100 fair value of the common stock issued, $78,693 of direct transaction costs incurred, $21,739 related to warrants issuable to the placement agent, and $60,000 original issue discount. The debt discount is amortized to interest expense over the term of the loan. Amortization of the debt discount associated with the 2019 Debentures was $99,954 for the year ended December 31, 2019 and was included in interest expense in the Statements of Operations.

The 2019 Debentures were fully redeemed on February 26, 2020, for a face value of $600,000 and an early redemption fee of $150,000 resulting in a $280,504 loss on extinguishment of debt included in the Statement of Operations.

The following table summarizes the 2019 Debentures outstanding as of March 31, 2020 and December 31, 2019:

	March 31, 2020	December 31, 2019
Convertible Debentures, due September 18, 2020:
Principal value	$-	$600,000
Unamortized debt discount	-	(302,003)
Carrying value of convertible notes	-	297,997
Total short-term carrying value of Convertible Debentures	$-	$297,997

Embedded Derivative Liability:
Fair value of derivative liability, December 31, 2019	$171,499
Gain on extinguishment of debt	(171,499)
Fair value of derivative liability, March 31, 2020	$-

On March 6, 2020, the Company completed the offering of $1,992,000 of senior secured convertible debentures (the “2020 Debentures”) and raised $1,992,000 in gross proceeds from the sale of the 2020 Debentures and Warrants (defined below). Of this amount, $330,000 was received from four directors and an entity in which one officer of the Company is a majority owner and co-manager. The Company received $1,747,203 after deducting direct transaction costs. The Company used $750,000 of the net proceeds to redeem the existing 2019 Debentures prior to maturity, with a face value of $600,000 and an early redemption fee of $150,000. The 2020 Debentures become due eighteen months following issuance as follows: $932,000 on August 26, 2021, $910,000 on August 28, 2021 and $150,000 on September 6, 2021.

The Company’s capital structure after the closing had no outstanding variably-priced convertible instruments on its Balance Sheets. The 2020 Debentures are secured by a blanket lien on all assets of the Company until such time the 2020 Debenture is paid in full or converted in full.

F-10

VerifyMe, Inc.

Notes to the Financial Statements

The 2020 Debentures shall automatically convert into shares of the Company’s common stock upon the earliest to occur of (i) the commencement of trading of the common stock on the NASDAQ, New York Stock Exchange or NYSE American (an “Uplist”) at the Uplist Conversion Price; or (ii) at any time the minimum bid price of the common stock exceeds $0.50 per share for twenty (20) consecutive trading days and the average trading volume during the 10 trading days prior to the conversion is at least 100,000 shares and the shares are registered under an effective registration statement or the shares are salable under Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended. The “Uplist Conversion Price” will be the lesser of $0.08 or a 30% discount to the public offering price a share of common stock is offered to the public in a securities offering resulting in the listing of the common stock on the NASDAQ, New York Stock Exchange or NYSE American.

The 2020 Debentures are convertible, at any time, at the option of the holder, into shares of Common Stock, at a fixed conversion price equal to $0.08 per share.

The embedded conversion feature was not determined to be a derivative that requires bifurcation pursuant to ASC 815, but was determined to be a beneficial conversion feature that requires recognition within equity on the commitment date. The beneficial conversion feature is recognized at its intrinsic value on the commitment date, limited to the proceeds allocated to the convertible debt. As such, the Company recorded $649,552 within additional paid-in-capital on the Balance Sheets for the beneficial conversion feature identified. The debt discount arising from recognition of the beneficial conversion feature will be amortized as interest expense over the term of the convertible debt.

In connection with the issuance of the 2020 Debentures, the Company also issued warrants (“Warrants”) to purchase 24,900,000 shares of common stock. Each Warrant has a three-year (3) term and is immediately exercisable at an exercise price of $0.15 per share. If at any time after six months following the issuance date and prior to the expiration date the Company fails to maintain an effective registration statement (the “Registration Statement”) with the SEC covering the resale of the shares of Common Stock underlying the Warrants, the Warrant may be exercised by means of a “cashless exercise,” until such time as there is an effective Registration Statement. Each warrant contains customary adjustment provisions in the event of a stock split, reverse stock split or recapitalization. Warrants for 4,125,000 shares were issued to four directors and an entity in which one officer of the Company is a majority owner. The Warrants were determined to meet equity classification pursuant to ASC 480 and ASC 815. As such, the relative fair value of the Warrants is recorded as additional paid-in-capital on the Balance Sheets, which was determined to be $1,063,239, on the issuance date. The debt discount arising from recognition of the Warrants will be amortized as interest expense over the term of the convertible debt.

In connection with the 2020 Debentures the Company entered into an agreement with a non-exclusive financial advisor and placement agent for a term of twelve months commencing in January 2020. Upon execution of the agreement, the Company issued 250,000 fully vested restricted shares of the Company’s common stock and recorded $32,500 included in General and administrative expense in the accompanying Statements of Operations. On March 6, 2020, in connection with this agreement a cash compensation of $152,960 was made by the Company and an additional 614,205 shares of the Company’s common stock were issued. These amounts were included in the debt discount for the 2020 Debentures noted above.

In February 2020, the Company entered into an agreement with a non-exclusive financial advisor and placement agent terminating the later of April 30, 2020 or upon closing a successful private placement. The agreement automatically extended for periods of thirty days until terminated in writing. The Company agreed to pay 10% of the gross proceeds raised by the financial advisor and placement agent and agreed to issue an amount of restricted shares equal to 4% of the total securities sold in the private placement divided by the last reported closing price of the stock on the closing date of the private placement. On March 6, 2020, in connection with this agreement cash compensation of $25,000 was paid by the Company and 96,154 shares of the Company’s common stock were issued. These amounts were included in the debt discount for the 2020 Debentures noted above.

The Company recorded a total of $1,992,000 debt discount upon the closing of the 2020 Debentures, including the $649,552 intrinsic value of the beneficial conversion option, $34,412 relative fair value of the common stock issued to the placement agents, $244,797 of direct transaction costs incurred and $1,063,239 related to the Warrants. The debt discount is amortized to interest expense over the term of the loan. Amortization of the debt discount associated with the 2020 Debentures was $123,817 for the three months ended March 31, 2020 and was included in interest expense in the accompanying Statements of Operations. Interest expense for the three months ended March 31, 2020 was $17,600.

F-11

VerifyMe, Inc.

Notes to the Financial Statements

The following table summarizes the 2020 Debentures outstanding as of March 31, 2020 and December 31, 2019:

	March 31, 2020	December 31, 2019
Convertible Debentures:
Principal value	$1,662,000	$-
Principal value – Related Party	330,000	-
Unamortized debt discount	(1,558,695)	-
Unamortized debt discount – Related Party	(309,488)	-
Carrying value of convertible notes	123,817	-
Total long-term carrying value of Convertible Debentures	$123,817	$-

On January 30, 2020 the Company issued an unsecured promissory note payable to a stockholder of the Company with a face value of $75,000 and an interest rate of 10% per annum payable in full on March 30, 2020, subject to the Company’s right to extend payment until May 29, 2020. On February 28, 2020, the holder of the $75,000 promissory note which was to become due in March 2020 purchased $80,000 of the 2020 Debentures and Warrants, which he paid by exchanging his note and paying an additional $5,000. This is included in the $1,992,000 gross proceeds raised. Interest expense of $1,250 was recorded for the three months ended March 31, 2020.

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company expensed $64,790 and $48,182 related to restricted stock awards for the three months ended March 31, 2020 and 2019, respectively. Additionally, the Company corrected the vesting schedule relating to restricted stock awards awarded to the Company’s attorney, resulting in a credit of $82,808 for the three months ended March 31, 2019.

In connection to the 2020 Debentures, see Note 5 – Convertible Debt, the Company issued 960,359 restricted shares of common stock.

During the three months ended March 31, 2019, the Company granted a total of 960,000 restricted stock awards to four directors of the Company, for their services vesting quarterly over a one-year period. On February 27, 2019 and February 28, 2019 three persons resigned as members of the Company’s Board of Directors, effective March 1, 2019. This resulted in a cancellation of 320,000 shares related to the portion of the unvested restricted stock awards the retired directors had received.

On March 15, 2019, we engaged an advisor to provide consulting services under an Investor Relations and Advisory Agreement (the "Agreement"). Pursuant to the Agreement, we agreed to pay in advance of services a monthly fee of $5,000 in shares of restricted common stock to the consulting firm for consulting services. The number of shares to be issued will be calculated based on the closing price of our common shares on the 1st day of each month or the preceding day, if the 1st were to fall on a weekend or holiday. However, if the stock were to trade below $0.15 per share, the calculation would be based on $0.15. The shares shall not have registration rights, and the shares may be sold subject to Rule 144. During the three months ended March 31, 2020, the Company issued 66,666 shares of restricted common stock for a total expense of $7,734 related to these services.

NOTE 7 – STOCK OPTIONS, RESTRICTED STOCK AND WARRANTS

On December 17, 2003, the Company adopted the 2003 Stock Option Plan (the “2003 Plan”). Under the 2003 Plan, the Company is authorized to grant options to purchase up to 18,000,000 shares of common stock to the Company’s employees, officers, directors, consultants, and other agents and advisors.

During 2013, the Company adopted a new incentive compensation plan (the “2013 Plan”). Under the 2013 Plan, the Company is authorized to grant awards of stock options, restricted stock, restricted stock units and other stock-based awards of up to an aggregate of 20,000,000 shares of common stock.  The 2013 Plan is intended to permit certain stock options granted to employees under the 2013 Plan to qualify as Incentive Stock Options.  All options granted under the 2013 Plan, which are not intended to qualify as Incentive Stock Options are deemed to be Non-Qualified Stock Options.

On November 14, 2017, the Executive Committee of the Company’s Board of Directors adopted the 2017 Equity Incentive Plan (the “Plan”) which covers the potential issuance of 13,000,000 shares of common stock. The Plan provides that directors, officers, employees, and consultants of the Company will be eligible to receive equity incentives under the Plan at the discretion of the Board or the Board’s Compensation Committee. The Compensation Committee may adopt rules and regulations to carry out the terms of the Plan. The Plan terminates on November 14, 2027 unless sooner terminated.

The 2017 Plan is administered by the Compensation Committee which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the plan.

F-12

VerifyMe, Inc.

Notes to the Financial Statements

In connection with Incentive Stock Options, the exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of the grant (or 110% of the fair market value in the case of a grantee holding more than 10% of the outstanding stock of the Company). The aggregate fair market value (determined at the time of the grant) of stock for which an employee may exercise Incentive Stock Options under all plans of the Company shall not exceed $1,000,000 per calendar year. If any employee shall have the right to exercise any options in excess of $100,000 during any calendar year, the options in excess of $100,000 shall be deemed to be Non-Qualified Stock Options, including prices, duration, transferability and limitations on exercise.

The Company issued non-qualified stock options pursuant to contractual agreements with non-employees. Options granted under the agreements are expensed when the related service or product is provided.

Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The Company uses the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value represent management’s best estimates and involve inherent uncertainties and judgements.

The following table presents the weighted-average assumptions used to estimate the fair value of the stock options granted during the three months ended March 31, 2020:

Risk Free Interest Rate	1.78%
Expected Volatility	453.90%
Expected Life (in years)	5.0
Dividend Yield	0%
Weighted average estimated fair value of
options during the period	$0.10

	Options Outstanding
			Weighted -
			Average	Aggregate
			Remaining	Intrinsic
		Weighted-	Contractual	Value
	Number of	Average	Term	(in 000’s)
	Shares	Exercise Price	(in years)	(1)
Balance as of December 31, 2019	17,913,529	$0.12

Granted	4,700,000	0.07

Balance as of March 31, 2020	22,613,529	$0.11

Exercisable as of March 31, 2020	20,088,529	$0.11	2.9	$302

(1)	The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Company’s common stock for options that were in-the-money at each respective period.

The following table summarizes the activities for the Company’s unvested stock options for the three months ended March 31, 2020:

	Unvested Options

	Weighted - Average
	Number of Unvested	Grant Date
	Options	Exercise Price
Balance as of December 31, 2019	1,000,000	$0.20

Granted	4,700,000	0.07

Vested	(3,175,000)	0.09

Balance as of March 31, 2020	2,525,000	$0.09

F-13

VerifyMe, Inc.

Notes to the Financial Statements

Effective January 2020, the Company awarded its Chief Financial Officer Incentive Stock Options exercisable for 200,000 shares of common stock with an exercise price of $0.0701 vesting quarterly over a one-year period and expiring on January 7, 2025 with a fair value of $13,716.

Effective January 2020, the Company awarded four directors Non-Qualified Stock Options exercisable for 2,000,000 shares in the aggregate, for services rendered to the Company in 2019 with an exercise price of $0.0701 vesting immediately and expiring on January 7, 2025 with a fair value of $137,160.

Effective January 2020, the Company awarded five of its directors Non-Qualified Stock Options exercisable for 2,500,000 shares in the aggregate, for services to be rendered to the Company in 2020 with an exercise price of $0.0701 vesting quarterly over a one-year period and expiring on January 7, 2025 with a fair value of $171,451.

During the three months ended March 31, 2020 and 2019, the Company expensed $217,605 and $123,711, respectively, with respect to options.

As of March 31, 2020, there was $192,633 unrecognized compensation cost related to outstanding stock options expected to vest over the weighted average of 0.8 years.

The following table summarizes the activities for the Company’s warrants for the three months ended March 31, 2020:

	Warrants Outstanding
	Number of Shares	Weighted- Average Exercise Price	Weighted - Average Remaining Contractual Term in years)	Aggregate Intrinsic Value (in 000's) (1)
Balance as of December 31, 2019	22,262,608	$0.31

Granted	24,900,000	0.15

Balance as of March 31, 2020	47,162,608	$0.23	2.7

Exercisable as of March 31, 2020	47,162,608	$0.23	2.7	$-

(1)	The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying warrants and the closing stock price of $0.08 for our common stock on March 31, 2020.

In connection to the 2020 Debentures, see Note 5 – Convertible Debt, the Company issued three-year Warrants to purchase 24,900,000 shares of common stock to the purchasers. The Warrants have an exercise price of $0.15 per share, and may be exercised cashlessly if the Company fails to maintain an effective registration statement at any time beginning six months after issuance. Of this amount Warrants to purchase 4,125,000 shares were issued to four directors and an entity in which one officer of the Company is a majority owner and co-manager.

NOTE 8 – CONCENTRATIONS

Revenue

For the three months ended March 31, 2020, two customers represented 97% of revenues.

Accounts Receivable

As of March 31, 2020, two customers represented 95% of accounts receivable.

F-14

VerifyMe, Inc.

Notes to the Financial Statements

NOTE 9 – SUBSEQUENT EVENTS

On April 16, 2020, the Company approved a three-year extension of the expiration date for certain options previously granted to Patrick White, the Company’s President and Chief Executive Officer and to Norman Gardner, the Company’s Chairman. As a result, 7,000,000 options previously granted to Mr. White now expire on August 15, 2025 and 4,500,000 options previously granted to Mr. Gardner now expire on June 29, 2025. All other terms with respect to the option grants remain the same.

On April 16, 2020, the Company granted Mr. White a restricted stock award of 1,875,000 restricted shares of the Company’s common stock, par value $0.001 per share, in lieu of $150,000 in deferred salary. The restricted stock award vests in full one-year from the date of grant, subject to Mr. White’s continued services as an officer and employee of the Company on the vesting date.

On April 16, 2020, the Company approved a salary increase of $4,000 per month, to a total of $11,000 per month, for Margaret Gezerlis, the Company’s Chief Financial Officer, effective January 1, 2020, half of which will be deferred and payable in full upon the closing of the Company’s next securities offering, subject to Ms. Gezerlis’ continued employment with the Company. Following such capital raise by the Company, Ms. Gezerlis will receive the full amount of the salary increase on a monthly basis. On May 7, 2020, Ms. Gezerlis, became entitled to receive a commission equal to 5.0% of the gross sales price of Company products and services sold by Ms. Gezerlis beginning on April 21, 2020. No further changes were made to the compensation of Ms. Gezerlis.

On April 16, 2020, the Company awarded a director Non-Qualified Stock Options for 150,000 shares of common stock for services rendered to the Company with an exercise price of $0.0805 vesting immediately and expiring on April 16, 2025.

In April 2020, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

In May 2020, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

In connection with the 2019 Bridge Financing, the placement agent for the Debentures received a cash fee of 8% of the gross proceeds received at each closing and was entitled to receive warrants convertible into shares of common stock until May 2020 when the placement agent waived its right to receive the warrants.

On May 27, 2020, the Company awarded two directors Non-Qualified Stock Options for 400,000 shares of common stock for services rendered to the Company with an exercise price of $0.1059 vesting immediately and expiring on May 27, 2025.

On May 27, 2020, the Company awarded four non-employees warrants for 550,000 shares of common stock for services rendered to the Company with an exercise price of $0.1059 vesting immediately and expiring on May 27, 2023.

In May 2020, the Company cancelled the recording of 970,043 shares of common stock that had not yet been issued.

In June 2020, the Company issued 33,333 shares of restricted stock in relation to investor relation services.

As of June 15, 2020, the holders of outstanding 2020 Debentures and related Warrants agreed that the debentures automatically convert upon the closing of this offering into shares and warrants underlying the Units at the lower of $4.00 per Unit or a 30% discount to the public offering price of the Units, and the Warrants, immediately upon the closing of this offering, will be cancelled and each holder will receive 0.4 of a share of common stock for each share formerly underlying such cancelled Warrant. As of June 15, 2020, the Company has not yet received signatures to the agreement from two holders representing $200,000 in the aggregate of the outstanding 2020 Debentures and who hold 2020 Warrants to purchase an aggregate of 2,500,000 shares of common stock.

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

VerifyMe, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of VerifyMe, Inc. (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a negative cash flows from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2018.

Houston, Texas

March 9, 2020

F-16

VerifyMe, Inc.

Balance Sheets

	As of
	December 31, 2019	December 31, 2018

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$252,766	$1,673,201
Accounts Receivable	81,113	30,373
Deposits on Equipment	51,494	-
Prepaid expenses and other current assets	31,801	25,781
Inventory	30,158	41,982
TOTAL CURRENT ASSETS	447,332	1,771,337

PROPERTY AND EQUIPMENT
Equipment for lease, net	177,021	-

INTANGIBLE ASSETS
Patents and Trademarks, net of accumulated amortization of
$292,587 and $258,294 as of December 31, 2019 and December 31, 2018	218,570	209,049
Capitalized Software Costs, net of accumulated amortization of $0
and $0 as of December 31, 2019 and December 31, 2018	100,231	70,231
TOTAL ASSETS	$943,154	$2,050,617

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Convertible Debt, net of unamortized debt discount	$297,997	$-
Derivative Liability	171,499	-
Accounts payable and other accrued expenses	422,297	411,211
Accrued Payroll	119,041	69,041
TOTAL CURRENT LIABILITIES	1,010,834	480,252

STOCKHOLDERS' EQUITY(DEFICIT)
Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of December 31, 2019 and
304,778 shares issued and outstanding as of December 31, 2018	-	305

Series B Convertible Preferred Stock, $.001 par value; 85 shares
authorized; 0.85 shares issued and outstanding as of December 31, 2019 and	-	-
December 31, 2018

Common stock of $.001 par value; 675,000,000 authorized; 111,893,779 and 102,553,706 issued, 111,543,239 and 102,203,166 shares outstanding as of December 31, 2019 and December 31, 2018	111,544	102,203

Additional paid in capital	61,705,514	60,844,796

Treasury stock as cost (350,540 shares at December 31, 2019 and December 31, 2018)	(113,389)	(113,389)

Accumulated deficit	(61,771,349)	(59,263,550)

STOCKHOLDERS' EQUITY (DEFICIT)	(67,680)	1,570,365

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$943,154	$2,050,617

The accompanying notes are an integral part of these financial statements.

F-17

VerifyMe, Inc.
Statements of Operations

	Year Ended
	December 31, 2019	December 31, 2018

NET REVENUE
Sales	$244,748	$74,884

COST OF SALES	45,059	28,802

GROSS PROFIT	199,689	46,082

OPERATING EXPENSES
General and administrative (a)	1,358,748	1,585,329
Legal and accounting	246,255	416,772
Payroll expenses (a)	469,031	316,837
Research and development	5,119	187,655
Sales and marketing (a)	553,109	135,290
Total Operating expenses	2,632,262	2,641,883

LOSS BEFORE OTHER INCOME (EXPENSE)	(2,432,573)	(2,595,801)

OTHER (EXPENSE) INCOME
Interest income (expenses), net	(96,891)	6,664
Change in fair value of embedded derivative	21,665	-
Gain on derecognition of note payable and accrued interest	-	83,667
Settlement agreement with shareholders	-	(779,000)
Gain on accounts payable forgiveness	-	352,008
	(75,226)	(336,661)

NET LOSS	$(2,507,799)	$(2,932,462)

LOSS PER SHARE
BASIC	$(0.02)	$(0.03)
DILUTED	$(0.02)	$(0.03)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	107,455,581	93,851,170
DILUTED	107,455,581	93,851,170

(a)	Includes share-based compensation of $799,654 and $828,203 for the year ended December 31, 2019 and 2018, respectively

The accompanying notes are an integral part of these financial statements.

F-18

VerifyMe, Inc.
Statements of Cash Flows

	Year Ended
	December 31, 2019	December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,507,799)	$(2,932,462)
Adjustments to reconcile net loss to net cash used in
operating activities:
Stock based compensation	138,442	44,120
Fair value of options in exchange for services	422,682	329,193
Fair value of restricted stock and restricted stock units issued in exchange for services	238,530	454,890
Gain on accounts payable forgiveness	-	(352,008)
Share-based payment for settlement agreement with shareholders	-	279,000
Gain on derecognition of note payable and accrued interest	-	(83,667)
Amortization of debt discount	99,954	-
Change in Fair Value of Embedded Derivative	(21,665)	-
Amortization and depreciation	34,294	20,963
Changes in operating assets and liabilities:
Accounts Receivable	(50,740)	(30,373)
Inventory	11,824	(41,982)
Prepaid expenses and other current assets	(6,020)	(7,113)
Accounts payable and accrued expenses	61,086	(57,275)
Net cash used in operating activities	(1,579,412)	(2,376,714)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Patents and Trademarks	(43,815)	(38,505)
Purchase of Equipment for lease	(177,021)	-
Deposits on Equipment	(51,494)	-
Capitalized Software Costs	(30,000)	(70,231)
Net cash used in investing activities	(302,330)	(108,736)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible debt, net of costs	461,307	-
Proceeds from exercise of warrants	-	2,312,005
Proceeds from sale of common stock	-	1,153,645

Net cash provided by financing activities	461,307	3,465,650

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,420,435)	980,200
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	1,673,201	693,001

CASH AND CASH EQUIVALENTS - END OF PERIOD	$252,766	$1,673,201

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Series A Convertible Preferred Stock converted to common stock	$6,096	$400
Series B Convertible Preferred Stock converted to common stock	$-	$599
Cashless Exercise of Stock Options	$-	$4,028
Cashless Exercise of Warrants	$72	$183
Common Stock issued in relation to convertible debt	$70,100	$-
Recognition of embedded derivative liability recorded as debt discount	$193,164	$-
Common Stock and Warrants Issued for Common Stock Payable	$-	$122,478

The accompanying notes are an integral part of these financial statements.

F-19

VerifyMe, Inc.

Statements of Stockholders' Equity (Deficit)

	Series A		Series B
	Convertible		Convertible
	Preferred		Preferred		Common
	Stock		Stock		Stock		Additional
	Number of		Number of		Number of		Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total
Balance at December 31, 2017	324,778	325	0.92	-	53,523,332	53,522	56,198,126	(113,389)	(56,331,088)	(192,504)
Conversion of Series A Convertible Preferred Stock	(20,000)	(20)	-	-	400,000	400	(380)	-	-	-
Conversion of Series B Convertible Preferred Stock	-	-	(0.07)	-	599,362	599	(599)	-	-	-
Sale of common stock	-	-	-	-	15,906,168	15,906	1,137,739	-	-	1,153,645
Settlement Agreement	-	-	-	-	1,000,000	1,000	278,000	-	-	279,000
Conversion of notes payable	-	-	-	-	1,749,683	1,750	120,728	-	-	122,478
Cash Exercise of Warrants	-	-	-	-	22,432,184	22,432	2,289,573	-	-	2,312,005
Cashless Exercise of Warrants	-	-	-	-	182,659	183	(183)	-	-	-
Cashless Exercise of Stock Options		-	-	-	4,027,778	4,028	(4,028)	-	-	-
Fair value of stock option	-	-	-	-	-	-	329,193	-	-	329,193
Restricted Stock awards and Restricted Stock Units	-	-	-	-	2,212,500	2,213	452,677	-	-	454,890
Common stock and warrants issued for services	-	-	-	-	169,500	170	43,950			44,120
Warrant Forfeiture							-			-
Net loss	-	-	-	-	-	-	-	-	(2,932,462)	(2,932,462)
Balance at December 31, 2018	304,778	305	0.85	-	102,203,166	102,203	60,844,796	(113,389)	(59,263,550)	1,570,365

	Series A		Series B
	Convertible		Convertible
	Preferred		Preferred		Common
	Stock		Stock		Stock		Additional
	Number of		Number of		Number of		Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total

Balance at December 31, 2018	304,778	305	0.85	-	102,203,166	102,203	60,844,796	(113,389)	(59,263,550)	1,570,365
Conversion of Series A Convertible Preferred Stock	(304,778)	(305)	-	-	6,095,569	6,096	(5,791)	-	-	-
Cashless Exercise of Warrants					71,774	72	(72)	-	-	-
Fair value of stock options	-	-	-	-	-	-	422,682	-	-	422,682
Restricted Stock awards	-	-	-	-	1,000,000	1,000	237,530	-	-	238,530
Common stock issued for services	-	-	-	-	1,172,730	1,173	137,269	-	-	138,442
Common stock issued in relation to bridge financing	-	-	-	-	1,000,000	1,000	69,100	-	-	70,100
Net loss	-	-	-	-	-	-	-	-	(2,507,799)	(2,507,799)
Balance at December 31, 2019	-	-	0.85	-	111,543,239	111,544	61,705,514	(113,389)	(61,771,349)	(67,680)

The accompanying notes are an integral part of these financial statements.

F-20

VerifyMe, Inc.

Notes to the Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Company was incorporated in the State of Nevada on November 10, 1999. The Company is based in Rochester, New York and its common stock, par value $0.001 per share, is traded on the over-the-counter market and quoted on the OTCQB.

The Company is a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. Leveraging the Company’s covert luminescent pigment, RainbowSecure®, which the Company began commercializing in 2018, it has also developed the patent pending VeriPAS™ software system in 2018, which covertly and overtly serializes products to track a product’s “life cycle” for brand owners. We believe VeriPAS™ is the only invisible covert serialization and authentication solution deployed through variable digital printing on HP Indigo printing systems with a smartphone tracking and authentication system. VeriPAS™ is capable of fluorescing, decoding, and verifying invisible RainbowSecure® codes in the field – designed to allow investigators to quickly and efficiently authenticate product throughout the distribution chain, including warehouses, ports of entry, retail locations, and product purchased over the internet for inspection and investigative actions. This technology is coupled with a secure cloud based track and trace software engine which allows brands and investigators to see where products originate and where they are deployed with geo location mapping and intelligent programable alerts. Brand owners access the VeriPAS™ software over the internet. Brand owners can then set rules of engagement, establish marketing programs for customer engagement and control, and monitor and protect their products “life cycle.” The Company has not yet derived any revenue from the VeriPAS™ software system and has derived minimal revenue from the sale of our RainbowSecure® technology.

The Company’s activities are subject to significant risks and uncertainties, including the need to secure additional funding for working capital and to further develop the Company’s intellectual property.

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company’s financial instruments consist of accounts receivable, accounts payable and accrued expenses, secured convertible debentures, embedded derivative liability and warrant liability. The carrying value of accounts receivable, accounts payable and accrued expenses approximate their fair value because of their short maturities.  The Company believes the carrying amount of its notes payable approximate fair value based on rates and other terms currently available to the Company for similar debt instruments.

The Company follows FASB ASC 820, “Fair Value Measurements and Disclosures,” and applies it to all assets and liabilities that are being measured and reported on a fair value basis. The statement requires that assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs that are not corroborated by market data

The level in the fair value within which a fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and certificates of deposit and commercial paper with original maturities of 90 days or less to be cash or cash equivalents.

F-21

VerifyMe, Inc.

Notes to the Financial Statements

Accounts Receivable

Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Bad debts expense or write offs of receivables are determined on the basis of loss experience, known and inherent risks in the receivable portfolio and current economic conditions. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, such allowances may be required. The Company recognized $0 and $0 for allowance for doubtful accounts as of December 31, 2019 and 2018, respectively.

Concentration of Credit Risk Involving Cash and Cash Equivalents

The Company’s cash and cash equivalents are held at one financial institution. At times, the Company’s deposits may exceed Federal Deposit Insurance Corporation (FDIC) coverage limits. The Company has not experienced any losses from maintaining cash accounts in excess of federally insured limits.

Inventory

Inventory principally consists of canisters and pigments and is stated at the lower of cost (determined by the first-in, first-out method) or net realizable value.

Patents and Trademarks

Our current patent and trademark portfolios consist of 9 granted US patents and one granted European patent validated in four countries, four pending US and foreign patent applications, four registered US trademarks, one EU foreign registration one and Colombian foreign registration, and seven pending US and foreign trademark applications. Our registered patents expire between the years 2019 and 2033. Costs associated with the registration and legal defense of the patents have been capitalized and are amortized on a straight-line basis over the estimated lives of the patents which were determined to be 17 to 19 years.

Equipment for Lease

Equipment for lease principally consists of costs associated with the development, certification and production of the VerifyMe Beeper and the VeriPAS™ Smartphone Authenticator technology. These technologies are leased to customers typically for a period of one year in length with automatically renewable leases cancellable by either party by written notice provided 90 days in advance. We examined the effect of ASU No. 2016-02- “Lease (Topic 842)” and determined the impact is not material. Our policy is to capitalize the costs related to this equipment and depreciate on a straight-line basis over the estimated lives of the equipment which was determined to be 5 years. As the equipment became available at the end of 2019, there is $0 depreciation for each of the years ended December 31, 2019 and 2018, respectively.

Capitalized Software

Costs incurred in connection with the development of software related to our proprietary digital products are accounted for in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") 985 “Costs of Software to Be Sold, Leased or Marketed.” Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs are capitalized after a product is determined to be technologically feasible and is in the process of being developed for market. Amortization of capitalized software development costs begins once the product is available to the market which started in January 2020. Capitalized software development costs are amortized over the estimated life of the related product, generally five years, using the straight-line method. The Company will evaluate its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. During the years ended December 31, 2019 and 2018, the Company capitalized $30,000 and $70,231, respectively, for capitalized software. As the capitalized software became available at the beginning of 2020, there is $0 amortization for each of the years ended December 31, 2019 and 2018.

Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets in accordance with ASC 360 “Property, Plant, and Equipment.” The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets are measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset, undiscounted and without interest or independent appraisals. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the assets.

F-22

VerifyMe, Inc.

Notes to the Financial Statements

Related Parties

Related parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence. During the year ended December 31, 2019, the Company did not incur any charges related to related parties. During the year ended December 31, 2018, the Company incurred $30,000 related to consulting services performed by a then Director of the Board included in general and administrative on the Statement of Operations.

Derivative Instruments

The Company evaluates its convertible debt, preferred stock, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguish by Liabilities from Equity” (FASB ASC 480), and FASB ASC 815, “Derivatives and Hedging” (“FASB ASC 815”). The result of this accounting treatment is that the fair value of the embedded derivative, if required to be bifurcated, is marked-to-market at each balance sheet date and recorded as a liability. The change in fair value is recorded in the Statement of Operations as a component of other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified as liabilities at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

In connection with issuance of the Debentures, described in Note 5 – Convertible Debt, if any portion of the Debentures are outstanding on the 181st calendar day after the Effective Date, the Company could become contingently obligated to issue shares potentially in excess of its authorized share limit. Consequently, the ability to settle these obligations with shares would be unavailable causing these and other share-settled obligations to potentially be settled in cash. The Company applies a sequencing policy regarding share settlement wherein equity-linked financial instruments with the earliest issuance date would be settled first. Thus, all equity-linked financial instruments, which are convertible or exercisable into common stock, issued concurrent or subsequent to the Debentures are classified as derivative liabilities, with the exception of instruments related to employee share-based compensation.

Sequencing

As of September 19, 2019, the Company adopted a sequencing policy whereby all equity-linked instruments issued prior to the closing of the $600,000 secured convertible Debentures on September 19, 2019 may be classified as equity and all future equity-linked instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees or directors.

Revenue Recognition

The Company accounts for revenues according to ASC Topic 606, “Revenue from Contracts with Customers” which establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity's contracts to provide goods or services to customers.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

F-23

VerifyMe, Inc.

Notes to the Financial Statements

During the year ended December 31, 2019, the Company’s revenues were primarily made up of revenue generated from printing labels with the Company’s technology.

Income Taxes

The Company follows FASB ASC 740, “Income Taxes,” when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Tax years from 2015 through 2018 remain subject to examination by major tax jurisdictions.

Stock-based Compensation

The Company accounts for stock-based compensation under the provisions of FASB ASC 718, “Compensation—Stock Compensation”, which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors based on estimated fair values on the grant date. The Company estimates the fair value of stock-based awards on the date of grant using the Black-Scholes model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods using the straight-line method.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASU No. 2018-07, Compensation – Stock Based Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees.

All issuances of stock options or other equity instruments to non-employees as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued. Non-employee equity-based payments are recorded as an expense over the service period, as if the Company had paid cash for the services. At the end of each financial reporting period, prior to vesting or prior to the completion of the services, the fair value of the equity-based payments will be re-measured and the non-cash expense recognized during the period will be adjusted accordingly. Since the fair value of equity-based payments granted to non-employees is subject to change in the future, the amount of the future expense will include fair value re-measurements until the equity-based payments are fully vested or the service completed.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs were approximately $6,125 and $3,987 for the years ended December 31, 2019 and 2018, respectively, and are included in Sales and Marketing on the Statement of Operations.

Research and Development Costs

In accordance with FASB ASC 730, research and development costs are expensed when incurred. Research and development costs for the years ended December 31, 2019 and 2018 were $5,119 and $187,655, respectively.

Basic and Diluted Net Income per Share of Common Stock

The Company follows FASB ASC 260, “Earnings Per Share,” when reporting Earnings Per Share resulting in the presentation of basic and diluted earnings per share.  Because the Company reported a net loss for each of the years presented, common stock equivalents, including preferred stock, stock options and warrants were anti-dilutive; therefore, the amounts reported for basic and diluted loss per share were the same.

For the years ended December 31, 2019 and 2018, there were shares potentially issuable, that could dilute basic earnings per share in the future that were excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive to the Company’s losses during the years presented.

For the year ended December 31, 2019 there were approximately 51,099,000 anti-dilutive shares consisting of 21,963,000 anti-dilutive shares relating to warrants, 17,914,000 relating to options, 7,222,000 relating to preferred share agreements and 4,000,000 relating to convertible debentures.  For the year ended December 31, 2018 there were approximately 54,173,000 anti-dilutive shares consisting of 22,241,000 anti-dilutive shares relating to warrants, 18,614,000 relating to options and 13,318,000 relating to preferred share agreements.

F-24

VerifyMe, Inc.

Notes to the Financial Statements

Recently Adopted Accounting Pronouncements

Effective January 1, 2019, the Company adopted ASU No. 2018-07, Compensation – Stock Based Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. The adoption of ASU 2018-07 did not have a material impact on the Company’s financial statements.

Effective January 1, 2019, the Company adopted ASU No. 2016-02 – “Lease (Topic 842)” and the series of related Accounting Standards Updates that followed (collectively referred to as “Topic 842”) using the modified retrospective approach. The adoption of Topic 842 did not have a material impact on the Company’s financial statements.

Going Concern

The Company has suffered recurring losses from operations and negative cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through increased sales of product and raising additional capital through incurrence of debt and the sale of our common stock and other equity securities. The Company’s business plans are dependent on the ability to raise capital through private placements of the Company’s common stock and/or preferred stock, through the possible exercise of outstanding options and warrants, through debt financing and/or through the future public offerings of our securities. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The Company needs to raise additional funds in the future in order to remain operational past that date.

NOTE 2 – EQUIPMENT FOR LEASE

During the years ended December 31, 2019 and 2018, the Company capitalized $177,021 and $0, respectively, in connection with the certification and production of the VerifyMe Beeper and the VeriPAS™ Smartphone Authenticator technology. The Company will depreciate the equipment for lease over its useful life of five years. As the equipment became available at the end of 2019, there is $0 depreciation for each of the years ended December 31, 2019 and 2018, respectively.

NOTE 3 – PATENTS AND TRADEMARKS

During the years ended December 31, 2019 and 2018, the Company capitalized $43,815 and $38,505, respectively, for patent costs and trademarks. Amortization and impairment expense for patents and trademarks was $34,294 and $20,963 for the years ended December 31, 2019 and 2018, respectively.

NOTE 4 – INCOME TAXES

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the years ended December 31, 2019 and 2018 is as follows (in thousands):

	Year Ended December 31
US	2019	2018

Income before income taxes	$(2,508)	$(2,932)
Taxes under statutory US tax rates	(527)	(616)
Increase (decrease) in taxes resulting from:
Increase (decrease) in valuation allowance	529	(92)
All other	72	857
State taxes	(74)	(149)
Income tax expense	$-	$-

The increase in the Company's net increase in the valuation allowance was caused by continued net operating losses from ongoing operations.

F-25

VerifyMe, Inc.

Notes to the Financial Statements

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities consist of the following (in thousands):

	December 31,
	2019	2018
US
Net operating loss	$8,545	$8,316
Share based compensation	725	447
Reserves and accruals	2	(21)
Gross deferred tax assets	9,272	8,742

Less valuation allowance	(9,272)	(8,742)
Total deferred tax assets	-	-

Deferred tax liabilities:
Total deferred tax liabilities	-	-
Net deferred tax assets / (liabilities)	$-	$-

As of December 31, 2019, the Company had federal and state net operating loss carry forwards of $37.8 million and $11.4 million, respectively that may be offset against future taxable income, subject to limitation under IRC Section 382, which begin to expire in 2020.  No tax benefit has been reported in the December 31, 2019 or 2018 financial statements due to the uncertainty surrounding the realizability of the benefit, based on a more likely than not criteria and in consideration of available positive and negative evidence.

Utilization of the net operating losses (NOL) carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code (IRC) of 1986, as amended (the Code), as well as similar state provisions. These ownership changes may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders. At the time of closing the books, the Company had not yet completed a study to determine the extent of the limitation.

The Company applied the "more-likely-than-not" recognition threshold to all tax positions taken or expected to be taken in a tax return, which resulted in no unrecognized tax benefits as of December 31, 2019 and December 31, 2018, respectively.

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest and penalties on the balance sheets and has not recognized interest and/or penalties in the statements of operations and comprehensive loss for the years ended December 31, 2019 and 2018.

The Company is subject to taxation in the United States and various state jurisdictions. The Company’s tax years from inception are subject to examination by the United States and state taxing authorities due to the carryforward of unutilized NOLs.

On December 22, 2017, the United States enacted significant changes to the U.S. tax law following the passage and signing of H.R.1, “An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018” (the “Tax Act”) (previously known as “The Tax Cuts and Jobs Act”).  The Tax Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the corporate tax rate from 35% to 21%.  The Tax Act reduced the U.S. corporate income tax rate reduction to 21% becomes effective January 1, 2018. The Company re-measured its deferred tax assets and liabilities as of December 31, 2017, applying the reduced corporate income tax rate and recorded a provisional decrease to the deferred tax assets and liabilities of $6.2 million, with a corresponding adjustment to the valuation allowance.

There are no taxes payable as of December 31, 2019 or December 31, 2018.

F-26

VerifyMe, Inc.

Notes to the Financial Statements

NOTE 5 – CONVERTIBLE DEBT

December 31, 2019
Convertible Debentures, due September 18, 2020:
Principal value	$600,000
Debt discount	(401,957)
Amortization of Debt Discount	99,954
Carrying value of convertible notes	297,997
Total short-term carrying value of Convertible Debentures	$297,997

Embedded Derivative Liability:
Fair value of derivative liability, December 31, 2018	$-
Fair value of derivative liability at issuance recorded as debt Discount	193,164
Change in fair value of derivative liability	(21,665)
Fair value of derivative liability, December 31, 2019	$171,499

On September 19, 2019, we completed the closing of $600,000 of secured convertible Debentures (the “Debentures”) for gross proceeds of $540,000 after original issue discounts. As of September 18, 2019 (the “Effective Date”), we entered into two substantially identical securities purchase agreements (the “Securities Purchase Agreements”) with two purchasers (the “Purchasers”), which provided for the issuance of up to an aggregate of $1.2 million in principal amount of Debentures (the “Bridge Financing”) of which the first tranche of $600,000 has been issued. The Securities Purchase Agreements provided for the issuance of the Debentures due one year from the dates of issuance in two $600,000 tranches: the first tranche as described above, and the second tranche, at the discretion of the Purchasers and us, to occur any time after November 17, 2019. If, at any time after November 17, 2019, the Purchasers elect not to consummate the closing of the second tranche, then we may raise up to $600,000 from additional investors (including our affiliates) who will have a security interest on a pari passu basis with the Purchasers in the first tranche, so long as such investors agree not to convert the securities received until the Purchasers in the first tranche have completely converted the Debentures or been fully repaid.

In connection with the Bridge Financing, each of the Purchasers received commitment fees of $5,000 and 500,000 restricted shares (the “Commitment Shares”) of our common stock. The placement agent for the Debentures received a cash fee of 8% of the gross proceeds received at each closing and is entitled to receive 300,000 warrants convertible to 300,000 shares of common stock with an exercise price of $0.15 for a five- year term.

The first tranche of the Debentures will mature on September 18, 2020, and may be redeemed by us prior to the maturity date as described below. All unpaid principal due and payable on the maturity date will be paid in the form of common stock. Any principal or interest that is due under each of the Debentures, which is not paid by the respective maturity date, will bear interest at the rate of 18% per annum until it is satisfied in full.

The Debentures are senior secured obligations secured pursuant to the terms of security agreements dated as of September 18, 2019 (the “Security Agreements”) by all of the Company’s assets.

Each Purchaser is entitled, at any time, to convert all or any portion of the outstanding principal amount of its Debenture(s) plus any accrued interest into restricted shares of common stock. If we consummate a public offering within 180 calendar days of the Effective Date, then the conversion price will be the lesser of (a) $0.15 or (b) 70% multiplied of the price per share of the common stock we issue in the public offering (the “QPI Discounted Price”), subject to further adjustment as provided in the Debenture as well as subject in each case to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events. Further, if we consummate a public offering of common stock which results in us receiving gross proceeds of at least $5 million within 180 calendar days of the Effective Date then we are obligated to repay the outstanding amounts owed under the Debentures, to the extent they are not converted and including the applicable redemption premium then in effect, within three days of consummation of such an offering.

If any portion of the Debentures are outstanding on the 181st calendar day after the Effective Date, then the conversion price shall equal the lesser of (a) $0.15, (b) the QPI Discounted Price, or (c) 70% of the lowest volume-weighted average price (as reported by Bloomberg LP) of the common stock on any trading day during the 20 trading days immediately preceding the date of conversion of the Debenture (provided, further, that if either we are not DWAC operational at the time of conversion, the common stock is traded on the OTC Pink at the time of conversion, or the conversion price is less than $0.01 per share, then 70% will automatically adjust to 60%).

The Debentures are subject to a “conversion blocker” such that the each of the Purchasers cannot convert the Debentures to the extent that the conversion would result in the Purchaser and its affiliates holding more than 4.99% of the outstanding common stock (which the Purchaser can increase to 9.99% upon at least 61 days prior written notice to us).

F-27

VerifyMe, Inc.

Notes to the Financial Statements

So long as no event of default has occurred and is continuing under the Debentures, we may at our option call for redemption all or part of the Debentures prior to the maturity date, upon not more than two calendar days written notice, for an amount equal to: (i) if the redemption date is 90 calendar days or less from the date of issuance of the Debentures, 110% of the sum of the principal amount; (ii) if the redemption date is greater than or equal to 91 calendar days from the date of issuance of the Debentures and less than or equal to 150 calendar days from the date of issuance of the Debentures, 120% of the sum of the principal amount; (iii) if the redemption date is greater than or equal to 151 calendar days from the date of issuance of the Debentures and less than or equal to 180 calendar days from the date of issuance of the Debentures, 125% of the sum of the principal amount; and (iv) if either (1) the Debentures are in default but the holder consents to the redemption notwithstanding such default or (2) the redemption date is greater than or equal to 181 calendar days from the date of issuance of the Debentures, 130% of the sum of the principal amount.

The Debentures include an adjustment provision that, subject to certain exceptions, reduces, at the Purchaser’s option, the conversion price if we issue common stock or common stock equivalents (including in variable rate transactions) at a price lower than the then-current conversion price of the Debentures. Any reverse stock split of our outstanding shares will also result in an adjustment of the conversion price of the Debentures.

The Securities Purchase Agreements contain customary representations, warranties and covenants. In addition, pursuant to the Securities Purchase Agreements, the Purchasers were granted piggy-back registration rights such that, from September 18, 2019 until the earlier of March 18, 2021 or the date the Debentures have been converted and/or repaid in the entirety, if we contemplate making an offering of our common stock or securities convertible into our common stock registered for sale under the Securities Act of 1933, as amended, or propose to file a registration statement covering any of our securities (other than a registration statement filed by us within 45 days of the signing closing date with the placement agent in the Bridge Financing acting as the underwriter), then each of the Purchasers will have the right to include all or a pro rata share of its Commitment Shares, the common stock issuable upon conversion of the Debentures (the “Conversion Shares”), and, to the extent applicable, any other shares of capital stock or other securities of ours that are issued upon exchange of Conversion Shares and/or restricted stock held by the Purchaser (collectively, the “Purchaser’s Securities”).

The conversion option, the QPI put and the put exercisable upon certain financing events are embedded derivatives that are collectively bifurcated at fair value, with subsequent changes in fair value recognized in the Statement of Operations. The fair value estimate is a Level 3 measurement as defined by ASC Topic 820, Fair Value Measurements and Disclosures, as it is based on significant inputs not observable in the market. The Company estimated the fair value of the monthly payment provision using a Monte Carlo Simulation, with 10,000 trials, with the following key inputs:

December 31, 2019
Stock price	$0.07 - $0.10
Terms (years)	0.72 – 1.00
Volatility	153.9% - 195.7%
Risk-free rate	1.60% - 1.87%
Probability of QPI	50%

As of December 31, 2019, the Company’s warrants issuable to the Company’s placement agent in relation to the Debentures were treated as derivative liabilities and changes in the fair value were recognized in earnings. These Common Stock purchase warrants did not trade on an active securities market, and as such, the Company estimated the fair value of these warrants using the Black-Scholes method and the following assumptions:

	December 31, 2019	December 31, 2018
Closing trade price of Common Stock	$0.07	$-
Intrinsic value of conversion option per share	$0.07	$-

	December 31, 2019	December 31, 2018
Annual Dividend Yield	0.0%	-
Expected Life (Years)	5	-
Risk-Free Interest Rate	1.68%-1.69%	-
Expected Volatility	445.01%-453.08%	-

F-28

VerifyMe, Inc.

Notes to the Financial Statements

Expected volatility was based primarily on historical volatility. Historical volatility was computed using daily pricing observations for recent periods. The Company believes this method produced an estimate that was representative of the Company’s expectations of future volatility over the expected term of these warrants. The Company had no reason to believe future volatility over the expected remaining life of these warrants was likely to differ materially from historical volatility. The expected life was based on the remaining contractual term of the warrants. The risk-free rate was based on the U.S. Treasury rate that corresponded to the expected term of the warrants.

The Company recorded a total of $401,957 debt discount upon the closing of Convertible Debt, including the $171,425 fair value of the embedded derivative liability, $70,100 fair value of the common stock issued, $78,693 of direct transaction costs incurred, $21,739 related to warrants issuable to the placement agent, and $60,000 original issue discount. The debt discount is amortized to interest expense over the term of the loan. Amortization of the debt discount associated with the Debentures was $99,954 for the year ended December 31, 2019 and was included in interest expense in the accompanying Statements of Operations.

NOTE 6 – CONVERTIBLE PREFERRED STOCK

The Company has outstanding Series A Preferred Stock (the “Series A”) and Series B Preferred Stock (the “Series B”). As of December 31, 2019, there were 37,564,767 authorized and 0 outstanding shares of Series A and 85 authorized and 0.85 outstanding shares of Series B. Each share of Series A and Series B has limited voting rights, is entitled to participate with the common stock on liquidation and holders of Series A and Series B have beneficial ownership limitations.

Series A Convertible Preferred Stock

During the year ended December 31, 2019, 304,778 shares of Series A Convertible Preferred Stock were converted into 6,095,569 shares of the Company’s common stock.

During the year ended December 31, 2018, 20,000 shares of Series A Convertible Preferred Stock were converted into 400,000 shares of the Company’s common stock.

Series B Convertible Preferred Stock

During the year ended December 31, 2019, there were no conversions of Series B Convertible Preferred Stock into shares of the Company’s common stock.

During the year ended December 31, 2018 0.07 shares of Series B Convertible Preferred Stock were converted into 599,362 shares of the Company’s Common Stock.

NOTE 7 – STOCKHOLDERS’ EQUITY

For the years ended December 31, 2019 and 2018, the Company expensed $0 and $8,625, respectively, relative to restricted stock units.

For the years ended December 31, 2019 and 2018, the Company expensed $238,530 and $446,265, respectively, relative to restricted stock awards.

During the year ended December 31, 2019, the Company granted a total of 1,200,000 restricted stock awards to five directors of the Company for their services. The restricted stock awards vest in equal quarterly installments over a one-year period. On February 27, 2019, three directors resigned from the Company’s Board of Directors, effective March 1, 2019. This resulted in a cancellation of 320,000 shares related to the portion of the unvested restricted stock awards these directors had received. On September 18, 2019 a director resigned from the Company’s Board of Directors, effective immediately, resulting in a cancellation of 120,000 related to the portion of unvested restricted stock awards this director had received. In December 2019, the Company issued 240,000 shares of restricted common stock to a director, for joining the Board of Directors.

On March 15, 2019, the Company engaged an advisor to provide consulting services under an Investor Relations and Advisory Agreement (the "Agreement"). Pursuant to the Agreement, the Company agreed to pay in advance of services a monthly fee of $5,000 in shares of restricted common stock to the consulting firm for consulting services. The number of shares to be issued will be calculated based on the closing price of our common shares on the 1st or preceding day of each month, if the 1st were to fall on a weekend or holiday. However, if the stock were to trade below $0.15, the calculation would be based on $0.15. The shares shall not have registration rights, and the shares may be sold subject to Rule 144. During the year ended December 31, 2019, the Company issued 292,730 shares of restricted common stock for a total expense of $35,870 related to these services.

F-29

VerifyMe, Inc.

Notes to the Financial Statements

Effective July 31, 2019, the Company engaged an advisor to provide consulting services to the Company’s Board of Directors. The Company issued 200,000 shares of restricted common stock during the year ended December 31, 2019 in related to this to this engagement for a value of $19,000.

Effective July 15, 2019, the Company engaged an advisor for sales and marketing purposes. During the year ended December 31, 2019, the Company issued 680,000 shares of restricted common stock for a value of $83,572.

On May 29, 2019, a former director completed a cashless exercise of 200,000 warrants and was issued 71,774 shares of the Company’s common stock. See Note 8 – Stock Options, Restricted Stock and Warrants.

On September 19, 2019, in connection with the Bridge Financing, the Company issued a total of 1,000,000 restricted shares of common stock with a fair value of $70,100. See Note 5 – Convertible Debt.

On September 8, 2017, the Company entered into a consulting agreement stipulating partial payment in restricted common stock. As of December 31, 2017, 120,000 shares have been issued. These shares were valued at the closing price of the Company’s common stock as they became due for a total of $12,000 for the year ended December 31, 2017. During the year ended December 31, 2018, the Company issued 49,500 shares and incurred $44,120 related to this agreement.

On August 9, 2017, the Company granted 300,000 shares of restricted common stock to each of six non-employee directors and one attorney vesting quarterly over one year. The common stock was measured at fair value at the grant date and expensed based on the vesting schedule. Common stock related to the Company’s attorney were revalued as of the year end. During the year ended December 31, 2018, $111,105 compensation expense was recorded in relation to these awards. As of December 31, 2018, there was $0 unrecognized compensation cost related to these shares of restricted common stock.

During the year ended December 31, 2018, 37,500 restricted stock units were vested in relation to a consulting service agreement and a total of $8,625 was expensed.

During the year ended December 31, 2018, the Company granted a total of 600,000 restricted stock awards to two directors of the Company, each receiving 300,000 shares of restricted common stock, for joining the Board of Directors. On April 25, 2018 the Company approved the immediate vesting of all of the Company’s outstanding restricted common stock issued in 2017 and 2018 to non-employee directors of the Company. During the year ended December 31, 2018, $160,500 compensation expense was recorded in relation to this issuance. As of December 31, 2018, there was $0 unrecognized compensation cost related to these shares of restricted common stock.

During the year ended December 31, 2018, the Company granted a total of 1,425,000 shares of restricted common stock to the directors and the Chief Executive Officer of the Company for their services and vesting quarterly over a one-year period and 150,000 shares to one attorney, vesting immediately. During the year ended December 31, 2018, $174,660 compensation expense was recorded in relation to this issuance. As of December 31, 2019, there is $0 unrecognized compensation cost related to these shares of restricted common stock.

In January 2018, the Chairman of the Board of Directors, made a cashless exercise of 5,000,000 options related to services in 2017, whereby the Chairman disposed of 972,222 shares to the Company as part of his exercise, amounting to an issuance of 4,027,778 shares, see Note 8.

In 2017, the Company conducted a private placement offering with a maximum offering amount of $2,100,000 comprised of units consisting of 715,000 shares of common stock and 715,000 five-year warrants exercisable at $0.15 per share. In relation to the 2017 private placement with a maximum offering amount of $2,100,000 allowing investors to purchase units consisting of 715,000 shares of common stock and 715,000 five-year warrants exercisable at $0.15 per share, the Company’s Board of Directors increased the size of the private placement by an additional amount beyond the $2,100,000 limit. During the year ended December 31, 2018 the Company raised gross proceeds of $1,153,645 for the purchase of 16,513,311 shares of common stock and 16,513,311 warrants. Of these amounts, gross proceeds of $530,777 for the purchase of 7,590,111 shares of common stock and 7,590,111 warrants related to current and then directors and relatives of the directors of the Company.

On January 30, 2018, the Company authorized a 30-day offer, beginning on February 20, 2018, to the holders of the Company’s outstanding warrants exercisable at $0.15 to exercise their warrants at $0.10 per share.  This authorization was extended until June 30, 2018.  The Company authorized certain holders, who had sent in their exercise notices prior to June 30, 2018, to submit payment before July 27, 2018 and exercise their warrants at $0.10 per share. For the year ended December 31, 2018, 20,787,784 warrants were exercised and a total of 20,787,784 shares of common stock were issued for gross proceeds of $2,079,345. Included in the above amounts are gross proceeds of $1,205,458 from current and then directors in exchange for exercise of 12,054,576 warrants and issuance of 12,054,576 shares of common stock.

In January 2018, a member of the Board exercised 104,876 warrants with an exercise price of $0.15 and a total of 104,876 shares of common stock were issued for gross proceeds of $15,731.

F-30

VerifyMe, Inc.

Notes to the Financial Statements

On March 31, 2018, the Company entered into a Confidential Settlement Agreement (the “Settlement Agreement”) with Paul Klapper, a member of the Company’s Board, Stephen Silver, PFK Development Group, Ltd. (“PFKD”) and certain other parties named in the Settlement Agreement. Pursuant to the terms of the Settlement Agreement, the Company (i) paid a total of $500,000 (the “Settlement Amount”) to PFKD and Mr. Silver and (ii) issued them each 500,000 shares of the Company’s common stock (the “Settlement Shares”). The shares were valued at $279,000 whereby $139,500 related to common stock issued to a related party and $139,500 related to common stock issued to a third party. The Settlement Agreement provides for cancellation as of March 31, 2018 of certain revenue sharing agreements between the Company and each of Mr. Klapper, Mr. Silver and PFKD, and terminates the Company’s obligation to issue warrants to purchase 3.7 million shares of the Company’s common stock at an exercise price of $0.40 per share. During the year ended December 31, 2018, 1,749,683 shares of common stock and 1,749,683 of warrants were issued to Mr. Klapper in relation to a conversion of a note payable upon conversion for $120,000 principal and $2,478 accrued interest. During the year ended December 31, 2018, those shares of common stock and warrants were issued and delivered. Pursuant to ASC 470-50- 40 Modifications and Extinguishments, the Company assessed the nature of the transaction and based on its assessment concluded it is a capital transaction in essence, and as such accounted for it through Additional Paid-In Capital with no gain or loss recognized in the Income Statement during the year ended. Mr. Klapper joined the Board of Directors on July 14, 2017 and resigned as of March 31, 2018.

In April 2018, the former Chief Executive Officer of the Company exercised his warrants at an exercise price of $0.01 for gross proceeds of $1,000 resulting in an issuance of 100,000 shares.

On July 27, 2018 the Company cancelled 607,143 shares as a result of an over-issuance of shares to an investor in connection with the Company’s 2017 exchange.

On July 31, 2018, a member of the Board exercised 1,439,524 warrants held by an entity under his control at an exercise price of $0.15 per share for a total price of $215,929.

NOTE 8 – STOCK OPTIONS, RESTRICTED STOCK AND WARRANTS

On December 17, 2003, the Company created the 2003 Stock Option Plan (the “2003 Plan”). Under the 2003 Plan, the Company is authorized to grant options to purchase up to 18,000,000 shares of common stock to the Company’s employees, officers, directors, consultants, and other agents and advisors.

During 2013, the Company adopted a new incentive compensation plan (the “2013 Plan”). Under the 2013 Plan, the Company is authorized to grant awards of stock options, restricted stock, restricted stock units and other stock-based awards of up to an aggregate of 20,000,000 shares of common stock.  The 2013 Plan is intended to permit stock options granted to employees under the 2013 Plan to qualify as Incentive Stock Options.  All options granted under the 2013 Plan, which are not intended to qualify as Incentive Stock Options are deemed to be Non-Statutory Stock Options.

On November 14, 2017, the Executive Committee of the Company’s Board of Directors adopted the 2017 Equity Incentive Plan (the “Plan”) which covers the potential issuance of 13 million shares of common stock. The Plan provides that directors, officers, employees, and consultants of the Company will be eligible to receive equity incentives under the Plan at the discretion of the Board or the Board’s Compensation Committee. The Board’s Compensation Committee may adopt rules and regulations to carry out the terms of the Plan. The Plan terminates on November 14, 2027 unless sooner terminated.

The 2017 Plan is administered by a committee of the Board (“Compensation Committee”) which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the plan.

In connection with Incentive Stock Options, the exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of the grant (or 110% of the fair market value in the case of a grantee holding more than 10% of the outstanding stock of the Company). The aggregate fair market value (determined at the time of the grant) of stock for which an employee may exercise Incentive Stock Options under all plans of the Company shall not exceed $1,000,000 per calendar year. If any employee shall have the right to exercise any options in excess of $100,000 during any calendar year, the options in excess of $100,000 shall be deemed to be Non-Statutory Stock Options, including prices, duration, transferability and limitations on exercise.

The Company issued Non-Statutory Stock Options pursuant to contractual agreements with non-employees. Options granted under the agreements are expensed when the related service or product is provided.

Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The Company uses the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value represent management’s best estimates and involve inherent uncertainties and judgments.

F-31

VerifyMe, Inc.

Notes to the Financial Statements

The following table presents the weighted-average assumptions used to estimate the fair values of the stock options granted during the years ended December 31, 2019 and 2018:

	2019	2018

Risk Free Interest Rate	2.14%	2.30%
Expected Volatility	436.22%	200.50%
Expected Life (in years)	5.0	5.0
Dividend Yield	0%	0%
Weighted average estimated fair value of options during the period	$0.25	$0.17

The following table summarizes the activities for the Company’s stock options for the year ended December 31, 2019 and 2018:

	Options Outstanding
			Weighted -
			Average
			Remaining	Aggregate
		Weighted-	Contractual	Intrinsic
	Number of	Average	Term	Value (in 000’)
	Shares	Exercise Price	(in years)	(1)

Balance as of December 31, 2017	22,013,529	$0.11

Granted	1,600,000	0.27
Exercised	(5,000,000)	0.07

Balance December 31, 2018	18,613,529	$0.14

Granted	1,500,000	$0.18
Forfeited/cancelled	(2,200,000)	$0.34

Balance December 31, 2019	17,913,529	$0.12	2.9

Vested and Exercisable at December 31, 2019	16,913,529	$0.11	2.8	$60

(1)	The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Company’s common stock for options that were in-the-money at each respective period. During the years ended December 31, 2019 and 2018, the aggregate intrinsic value of options exercised under the Company’s stock option plans was $59,800 and $2,113,368, respectively.

F-32

VerifyMe, Inc.

Notes to the Financial Statements

The following table summarizes the activities for the Company’s unvested stock options for the year ended December 31, 2019 and 2018:

	Unvested Options
		Weighted -
		Average
	Number of	Grant
	Unvested Options	Date Exercise Price

Balance December 31, 2017	2,666,667	$0.06

Granted	1,600,000	0.27

Vested	(2,250,001)	0.10

Balance December 31, 2018	2,016,666	$0.18

Granted	1,500,000	0.18

Vested	(2,516,666)	0.17

Balance December 31, 2019	1,000,000	$0.20

During the year ended December 31, 2019, the Company amended the Consulting Agreement it has with its acting Chief Operating Officer and granted him options to purchase 1,000,000 shares of common stock with an exercise price of $0.195 that vest annually in equal increments over a two-year period.  Additionally, during the year ended December 31, 2019, the Company amended the acting Chief Operating Officer’s consulting agreement to provide, among other things, for a monthly consulting fee of $14,500 for services provided and to extend the term of the consulting agreement to March 1, 2021.

In August 2019, the Company entered into an amendment (the “Amendment”) to the Employment Agreement, dated August 15, 2017, with Patrick White, the Chief Executive Officer of the Company (the “Employment Agreement”), which Employment Agreement automatically renewed on July 16, 2019, effective on August 15, 2019. Pursuant to the Amendment, the term was reduced to one year and Mr. White agreed to defer receipt of sums due him to improve the Company’s liquidity. Mr. White was due to receive $100,000 on August 15, 2019 representing deferred salary (the “Deferral Amount”) that he had previously agreed to defer over the two years of the initial term of his Employment Agreement. In the Amendment, Mr. White agreed to extend receipt of the Deferral Amount until August 15, 2020. In addition, he agreed to continue deferring 25% of his base salary over the one-year term until August 15, 2020. In connection with entering into the Amendment, the Company granted Mr. White 500,000 five-year fully vested incentive stock options under the Company’s 2017 Equity Incentive Plan exercisable at $0.14 per share.

During the year ended December 31, 2019, the Company recorded the forfeiture of 2,200,000 options awarded to employees that are no longer with the Company and whose exercise period has expired.

During the year ended December 31, 2018, the Company amended the consulting agreement held with its acting Chief Operating Officer and granted him 1,000,000 stock options with an exercise price of $0.2102 with 500,000 stock options vesting immediately and the remaining 500,000 stock options vesting on February 28, 2019 subject to continuing to provide consulting services.

In January 2018, the Chairman of the Board made a cashless exercise of 5,000,000 options related to services in 2017, whereby the Chairman disposed of 972,222 shares to the Company as part of his exercise, amounting to an issuance of 4,027,778 shares, see Note 7.

In November 2018, 600,000 options were granted a weighted average exercise price of $0.37 with a term of five years.  Of the 600,000 options, 500,000 options were issued to an employee of the Company vesting monthly over a six-month period, 100,000 to the Chief Financial Officer vesting quarterly over a one-year period.

For the years ended December 31, 2019 and 2018, the Company expensed $422,682 and $329,193, respectively, related to the options.

As of December 31, 2019, there was $87,913 unrecognized compensation cost related to outstanding stock options expected to vest over the weighted average of 0.7 years.

F-33

VerifyMe, Inc.

Notes to the Financial Statements

The following table summarizes the activities for the Company’s warrants for the year ended December 31, 2019 and 2018:

	Warrants Outstanding
	Number of Shares	Weighted- Average Exercise Price	Weighted - Average Remaining Contractual Term in years)	Aggregate Intrinsic Value (in 000's) (1)
Balance, December 31, 2017	32,292,580	$0.30
Issued	18,727,769	0.15
Exercised	(22,809,908)	0.11
Expired	(1,019,608)	0.07
Cancelled/Forfeited	(4,950,000)	0.40

Balance, December 31, 2018	22,240,833	$0.31
Issued	300,000	0.15
Exercised	(200,000)	0.15
Expired	(78,225)	0.26

Balance, December 31, 2019	22,262,608	$0.31	2.8	-

Exercisable at December 31, 2019	22,262,608	$0.31	2.8	-

(1)	The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying warrants and the closing stock price of $0.0699 for our common stock on December 31, 2019.

All warrants were vested on the date of grant.

In May 2019, a former director made a cashless exercise of 200,000 warrants, whereby the warrant holder disposed of 128,226 shares of common stock to the Company as part of this exercise, amounting to an issuance of 71,774 shares of common stock.

In January 2018, the Company issued 1,749,683 shares of common stock and 1,749,683 warrants with an exercise price of $0.15 to Mr. Klapper, a former director, relating to the Note payable conversion that took place in June 2017.  Additionally, 3,700,000 warrants were forfeited.

In connection with the Bridge Financing in September 2019, the placement agent for the Debentures is entitled to receive 300,000 warrants convertible to 300,000 shares of common stock with an exercise price of $0.15 for a five- year term. See Note 5 – Convertible Debt.

During the year ended December 31, 2018, in relation to the Settlement Agreement, the Company issued 464,775 warrants at an exercise price of $0.15 which were paid for in 2014 but had not been previously issued.

For the year ended December 31, 2018, 20,787,784 shares of warrants were exercised and a total of 20,787,784 shares of common stock were issued for gross proceeds of $2,079,345. See Note 7.

In January 2018, a member of the Board exercised 104,876 warrants with an exercise price of $0.15 and a total of 104,876 shares of common stock were issued for gross proceeds of $15,731, see Note 7.

In April 2018, the former Chief Executive Officer of the Company exercised 100,000 warrants at an exercise price of $0.01 for gross proceeds of $1,000 resulting in an issuance of 100,000 shares, see Note 7.

On July 31, 2018, a member of the Board exercised 1,439,524 warrants held by an entity under his control at an exercise price of $0.15 per share for a total price of $215,929. See note 7.

In August 2018, a warrant holder, made a cashless exercise of 366,047 warrants, whereby the warrant holder disposed of 190,386 shares to the Company as part of this exercise, amounting to an issuance of 175,661 shares.

F-34

VerifyMe, Inc.

Notes to the Financial Statements

In October 2018, a warrant holder, made a cashless exercise of 11,678 warrants, whereby the warrant holder disposed of 4,680 shares to the Company as part of this exercise, amounting to an issuance of 6,998 shares.

During the year ended December 31, 2018 an additional 1,250,000 warrants were forfeited in relation to a note payable conversion occurring in the prior year.

NOTE 9 – FAIR VALUE OF FINANCIAL INSTRUMENTS

Derivative Liabilities

For purposes of determining whether certain instruments are derivatives for accounting treatment, the Company follows the accounting standard that provides guidance for determining whether an equity-linked financial instrument, or embedded feature, is indexed to an entity’s own stock. The standard applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own common stock.

Liabilities measured at fair value on a recurring basis are summarized as follows:

	December 31, 2019				December 31, 2018
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Embedded derivative liability related to Debentures	$-	$-	$151,215	$151,215	$-	$-	$-	$-
Derivative liability related to fair value of warrants	-	-	20,284	20,284	-	-	-	-

Total	$-	$-	$171,499	$171,499	$-	$-	$-	$-

The Company has no assets that are measured at fair value on a recurring basis. There were no assets or liabilities measured at fair value on a non-recurring basis during the year ended December 31, 2019.

NOTE 10 – DEBT FORGIVENESS

During the year ended December 31, 2018 the Company negotiated with certain vendors regarding balances outstanding for prior year services resulting in a Gain on accounts payable forgiveness included in the Statement of Operations for $352,008. During the year ended December 31, 2019 there was $0 recorded as gain on accounts payable forgiveness.

NOTE 11 – OPERATING LEASES

For the year ended December 31, 2019 and 2018, total rent expense under leases amounted to $14,746 and $12,395, respectively. The current lease is for a period less than a year and falls outside of the scope of Lease (Topic 842). At December 31, 2019, the Company was not obligated under any non-cancelable operating leases.

NOTE 12 – MAJOR CUSTOMERS/VENDORS

During the year ended December 31, 2019, two customers accounted for 97% of total sales.  During the year ended December 31, 2018, four customers accounted for 100.0% of total sales. Generally, a substantial percentage of the Company's sales has been made to a small number of customers and is typically on an open account basis.

During the years ended December 31, 2019 and 2018, the Company purchased 100.0% of pigment from one vendor. Additionally, during the years ended December 31, 2019 and 2018, the Company purchased 100.0% of canisters from one vendor.

As of December 31, 2019, two customers accounted for 97% of total accounts receivable.

NOTE 13 – SUBSEQUENT EVENTS

On January 15, 2020 the Company has received a Notice of Allowance for the Company’s U.S. Patent Application relating to the Company’s Invisible QR code and Smartphone reading system.

In January 2020, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

F-35

VerifyMe, Inc.

Notes to the Financial Statements

Effective January 2020, the Company awarded its Chief Financial Officer 200,000 Incentive Stock Options with an exercise price of $0.0701 vesting quarterly over a one-year period and expiring on January 7, 2025.

Effective January 2020, the Company awarded four Directors 2,000,000 Non-Qualified Options for services rendered to the Company in 2019 with an exercise price of $0.0701 vesting immediately and expiring on January 7, 2025.

Effective January 2020, the Company awarded five of its Directors 2,500,000 Non-Qualified Options for services to be rendered to the Company in 2020 with an exercise price of $0.0701 vesting quarterly over a one-year period and expiring on January 7, 2025.

The Company entered into an agreement with a non-exclusive financial advisor and placement agent for a term of twelve months commencing in January 2020. Upon execution of the agreement, the Company issued 250,000 fully vested restricted shares of the Company’s common stock. In relation to this agreement, the Company is subject to a success fee as follows:

Cash Compensation Fees for Equity or Hybrid Equity Capital Raises

•	10% of the amount for any equity or hybrid equity capital raised up to $1,000,000
•	8% of the amount for any equity or hybrid equity capital raised up to $5,000,000
•	6% of the amount for any equity or hybrid equity capital raised over $5,000,000

Cash Compensation Fees for Debt Financing

•	125,000 fully vested restricted shares of the Company’s common stock for purchases of debt that is not convertible into equity, within the greater of a two-year period commencing in January 2020 or within twelve months after the termination of the agreement

Restricted Stock Fees for Capital Raise

•	Restricted shares of the Company’s common stock equal to 4% of the capital raised divided by the last reported closing price of the stock on the date of close.

On March 6, 2020, in connection with this agreement a cash compensation of $152,960 was made by the Company and an additional 614,205 shares of the Company’s common stock were issued.

In February 2020, the Company entered into an agreement with a non-exclusive financial advisor and placement agent terminating the later of April 30, 2020 or upon closing of a successful private placement. The agreement will automatically extend for periods of thirty days until terminated in writing. The Company has agreed to pay 10% of the gross proceeds raised by the financial and placement agent and agrees to issue an amount of restricted shares equal to 4% of the total securities sold in the private placement divided by the last reported closing price of the stock on the closing date of the private placement. On March 6, 2020, in connection with this agreement a cash compensation of $25,000 was made by the Company and 96,154 shares of the Company’s common stock were issued.

On January 30, 2020 the Company issued an unsecured promissory note payable to a shareholder of the Company with a face value of $75,000 and an interest rate of 10% per annum payable in full on March 30, 2020, subject to the Company’s right to extend payment until May 29, 2020. On February 28, 2020, the holder of the $75,000 promissory note which was to become due in March 2020 purchased $80,000 of the 2020 Debentures and warrants, which he paid by exchanging his note and paying an additional $5,000. This is included in the $1,992,000 gross proceeds raised.

In January 2020 the Company authorized a non-binding convertible debenture stock financing (“the Offering”) with an annual 10% cumulative interest rate and a conversion price per share of $0.08. In relation to the Offering the Company authorized a minimum offering amount of $900,000 and a maximum offering amount of $2,000,000. The Offering will terminate on the first to occur of: (1) February 28, 2020, (2) the date of the acceptance of subscriptions for the maximum offering amount, or (3) the date the Offering is terminated by the Company. The Company reserves the right to extend the Offering in its sole discretion.

The Company’s capital structure after the initial closing will have no outstanding variably-priced convertible instruments on its Balance Sheets. Any outstanding debt held by officers or directors of the Company will be exchanged for convertible debentures upon initial closing. The new convertible debenture will have secured position on all IP and Patents of the Company along with a blanket lien on all assets until such time the debenture is paid in full or converted in full.

F-36

VerifyMe, Inc.

Notes to the Financial Statements

The 2020 Debentures shall automatically convert into shares of the Company’s common stock, par value $0.001 per share upon the earliest to occur of (i) the commencement of trading of the Common Stock on the NASDAQ, New York Stock Exchange or NYSE American (an “Uplist”) at the Uplist Conversion Price; or (ii) at any time the minimum bid price of the Common Stock exceeds $0.50 per share for twenty (20) consecutive trading days and the average trading volume during the 10 trading days prior to the conversion is at least 100,000 shares and the shares are registered under an Effective Registration Statement or the shares are salable under Rule 144. The “Uplist Conversion Price” will be the lesser of $0.08 or a 30% discount to the public offering price a share of Common Stock is offered to the public in a securities offering resulting in the listing of the Common Stock on the NASDAQ, New York Stock Exchange or NYSE American.

The convertible debentures shall be convertible, at any time, at the option of the holder, into shares of Common Stock, at a fixed conversion price equal to $0.08.

The Company shall issue a warrant (“Warrant”) to purchase the number of shares equal to the principal amount of the convertible debentures divided by .08. Each Warrant has a three-year (3) term and is immediately exercisable at an exercise price of $0.15 per share. If at any time after six months following the issuance date and prior to the expiration date the Company fails to maintain an effective registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of Common Stock underlying the Warrants, the Warrant may be exercised by means of a “cashless exercise,” until such time as there is an effective Registration Statement. Each warrant will contain customary adjustment provisions in the event of a stock split, reverse stock split or recapitalization.

On March 6, 2020 the Company completed the closing of the 2020 Debentures and raised $1,992,000 in gross proceeds from the sale of the 2020 Debentures and warrants to purchase shares of the Company’s common stock. Of this amount, $330,000 were received from four directors and an entity in which one officer of the Company is a majority owner. From this sale, the Company received $1,747,203 after the payment of commissions and fees. The Company used $750,000 of the net proceeds to redeem the existing convertible debentures prior to maturity, with a face value of $600,000 and an early redemption fee of $150,000.

In connection to the 2020 Debentures, the Company issued 24,900,000 three-year warrants to the purchasers. The warrants have an exercise price of $0.15 per share, and may be exercised cashlessly if the Company fails to maintain an effective registration statement at any time beginning six months after issuance. Of this amount 4,125,000 warrants were issued to four directors and an entity in which one officer of the Company is a majority owner.

In February 2020, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

F-37

1,818,182 Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

_____________________

PROSPECTUS

_____________________

Lead Book-Running Manager	Co-Book-Running Manager

Maxim Group LLC	Joseph Gunnar & Co. LLC

, 2020

Through and including            , 2020 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee and the FINRA filing fee.

SEC Registration Fee	$3,099
Nasdaq listing fees	75,083
FINRA filing fee	1,866
Fees of transfer agent and warrant agent	6,000
Accounting fees	50,000
Legal fees and expenses	300,000
Miscellaneous	20,000
Total	$456,048

Item 14. Indemnification of Directors and Officers

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

•	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or
•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

•	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or
•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

II-1

Under our amended and restated articles of incorporation, the liability of our officers and directors will be eliminated or limited to the fullest extent permitted by Nevada law. If Nevada law is amended to further eliminate or limit, or authorize further corporate action to further eliminate or limit, the liability of officers and directors, the liability of officers and directors shall be eliminated or limited to the fullest extent permitted by Nevada law then in effect.

The Company has entered into indemnification agreements with its officers and directors pursuant to which the Company agrees to indemnify said officer or director, to the fullest extent permitted by Nevada law, against any and all losses resulting from any claims relating to the fact that he or she is or was a director, officer, employee, or agent of the Company. The indemnitee will be fully indemnified for any claims (i) to the extent that he or she was successful on the merits in defense of said claims in a court of law; or (ii) to the extent that he or she is serving as a witness and not as a party, in connection with said claim. If items (i) and (ii) do not apply, the Company will indemnify its directors and officers for any losses resulting from any claims, so long as they have complied with the applicable standard of conduct under Nevada law as determined by (i) a majority vote of disinterested directors; or (ii) the written opinion of independent counsel, as applicable. The indemnification agreement also provides the officer or director with the right to request that we advance their expenses prior to final disposition of the claim so long as they execute an undertaking to repay all advances in the event that a Nevada court ultimately determines that they were not entitled indemnification. The officer or director is required under the indemnification agreement to give us notice in writing of a claim as soon as practicable and we are not responsible to provide indemnification if we were not given a reasonable and timely opportunity to participate in the defense of the claim at our own expense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company plans to enter into an underwriting agreement in connection with this offering that provides that the underwriters are obligated, under some circumstances, to indemnify the Company’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. The information provided below does not give effect to the proposed reverse stock split described in the accompanying prospectus.

(a) Exchanges Exempt Under Section 3(a)(9) of the Securities Act

On May 29, 2019, the Company issued 4,895,569 shares of common stock upon conversion of 244,778 shares of Series A Convertible Preferred Stock.

On May 29, 2019, a former director completed a cashless exercise of 200,000 warrants and was issued 71,774 shares of the Company’s common stock.

On April 16, 2019, the Company issued 400,000 shares of common stock upon conversion of 20,000 shares of Series A Convertible Preferred Stock.

On March 22, 2019, the Company issued 400,000 shares of common stock upon conversion of 20,000 shares of Series A Convertible Preferred Stock.

On January 19, 2019, the Company issued 400,000 shares of common stock upon conversion of 20,000 shares of Series A Convertible Preferred Stock.

On October 12, 2018, an investor completed the cashless exercise of 11,678 warrants and was issued 6,998 shares of the Company’s common stock.

On August 22, 2018, a warrant holder made a cashless exercise of 366,047 warrants, and was issued 175,661 shares of the Company’s common stock.

On June 11, 2018, the Company issued 37,500 shares of common stock in relation to 37,500 restricted stock units that were vested in relation to a consulting service.

In February 2018, 20,000 shares of Series A Convertible Preferred Stock were converted into 400,000 of the Company’s common stock.

II-2

In January 2018, the Company issued 1,749,683 shares of common stock and 1,749,683 warrants to purchase common stock at an exercise price of $0.15 per share to entities controlled by a former member of the Board, relating to a note payable conversion.

On January 26, 2018, 0.07 shares of Series B Convertible Preferred Stock were converted into 599,362 shares of common stock and transferred to a then director and to a stockholder of the Company.

In January 2018, a member of the Board made a cashless exercise of 5,000,000 options related to services rendered in 2017, resulting in the issuance of 4,027,778 shares of common stock.

On June 30, 2017, 166,750 shares of Series D Convertible Preferred Stock were converted into 496,429 shares of the Company’s common stock and 667,000 warrants were converted into 1,985,716 shares of the Company’s common stock.

On June 30, 2017, notes payable in the principal amount of $240,000 were converted into 4,402,079 shares of common stock and five-year warrants to purchase 4,402,079 shares of common stock at an exercise price of $0.15 per share.

In 2017, the Company issued 75,000 shares of common stock to a consultant upon delivery of shares underlying a restricted stock unit agreement dated June 11, 2015.

On June 30, 2017, 1,537,500 shares of Series C Convertible Preferred Stock were converted into 4,392,858 shares of the Company’s common stock and 3,087,500 warrants were converted into 6,175,000 shares of the Company’s common stock, of which 230,000 shares were issued to a then director.

On June 30, 2017, the Company converted $43,750 of fees payable into 625,625 shares of common stock.

On June 30, 2017, the Company converted $68,500 of accounts payable into 979,550 shares of common stock and five-year warrants to purchase 979,550 shares of common stock at an exercise price of $0.15. In connection with this transaction, the consultant forfeited 450,000 options to purchase shares of common stock and also converted $31,500 of consulting fees into 450,450 shares of common stock and warrants to purchase 450,450 shares of common stock in equal increments through December 31, 2017.

On June 30, 2017, the Company issued 464,775 shares of common stock and 464,775 warrants to an investor, in connection with a $25,000 loan made to the Company on October 9, 2014, by an entity he controls.

In 2017, 73,000 shares of Series A Convertible Preferred Stock were converted into 1,460,000 shares of the Company’s common stock.

The issuance of shares of common stock upon the exercise of warrants or the conversion of notes or preferred stock as set forth above, was made without registration, in reliance on the exemptions provided by Section 3(a)(9) of the Securities Act, and in reliance on similar exemptions under applicable state laws, for exchanges of securities with existing security holders.

(b) Sales Exempt Under Section 4(a)(2) of the Securities Act

In June 2020, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

In May 2020, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

In April 2020, the Company issued 1,875,000 shares of restricted common stock to an officer and employee in lieu of $150,000 of deferred salary.

In April 2020, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

On February 26 and 28, 2020 and March 6, 2020, the Company issued to certain accredited investors 2020 Debentures in the aggregate principal amount of $1,992,000 and Warrants to purchase in the aggregate 24,900,000 shares of common stock for aggregate net proceeds of $1,747,203. The 2020 Debentures mature 18 months after issuance. In addition, the Company issued 960,359 restricted shares of common stock in connection with the private placement.

In February 2020, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

In January 2020, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

In December 2019, the Company issued 66,666 shares of restricted common stock in relation to investor relation services.

On November 19, 2019, the Company issued 240,000 shares of restricted common stock to a director.

In November 2019, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

II-3

In November 2019, the Company issued 280,000 shares of restricted common stock in relation to consulting services.

In October 2019, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

On September 19, 2019, in connection with the bridge financing, the Company issued two debentures for aggregate gross proceeds of $540,000. The debentures were subsequently repaid in full. In addition, the Company issued 1,000,000 restricted shares of common stock in connection with the bridge financing.

In September 2019, the Company granted 33,333 shares of restricted common stock in relation to investor relation services

In August 2019, the Company granted 400,000 shares of restricted common stock in relation to consulting services.

In August 2019, the Company granted 33,333 shares of restricted common stock in relation to investor relation services.

In August 2019, the Company granted 200,000 shares of restricted common stock in relation to consulting services.

On July 1, 2019, the Company granted 33,333 shares of restricted common stock in relation to investor relations services.

On June 1, 2019, the Company issued 21,277 shares of restricted common stock in relation to investor relation services.

On May 1, 2019, the Company issued 20,833 shares of restricted common stock in relation to investor relations services.

On May 10, 2019, the Company issued 240,000 shares of restricted common stock to a director which vest over a one-year period in equal quarterly increments from May 8, 2019, subject to continued service as a director at each applicable vesting date.

On April 1, 2019, the Company issued 17,289 shares of common stock to an entity in relation to investor relations services.

On March 23, 2019, the Company issued 240,000 shares of restricted common stock to a director. The shares vest quarterly over a one-year period in equal increments from March 15, 2019, subject to continued service as a director on each applicable vesting date.

On March 21, 2019, the Company issued 240,000 shares of restricted common stock to each of three directors of the Company. The shares vest quarterly over a one-year period in equal increments from March 15, 2019, subject to continued service as a director on each applicable vesting date.

In 2018, the Company received total gross proceeds of approximately $2,079,345 from the exercise of warrants under the Warrant Reduction Program and issued a total of 20,787,784 shares of common stock upon such exercises.

On July 31, 2018, one of our then directors exercised 1,439,524 warrants held by an entity under his control at an exercise price of $0.15 per share for a total price of $215,929.

On June 27, 2018, the Company authorized a grant of 1,425,000 shares of restricted common stock, vesting quarterly over a one-year period, to the Company’s current and then directors.

On June 27, 2018, the Company granted 150,000 shares of common stock to an entity for services rendered, vesting immediately.

In April 2018, the former Chief Executive Officer of the Company exercised warrants at an exercise price of $0.01 per share, resulting in the issuance of 100,000 shares of the Company’s common stock.

On April 25, 2018, the Company granted 300,000 shares of restricted common stock to a then director in connection with his service as a member of the Board. On the same date, the Company approved a grant of 150,000 shares of vested restricted common stock to the estate of a former director of the Company. The 150,000 previously unvested shares of restricted common stock granted to said director were forfeited upon his death.

On March 31, 2018, the Company entered into a Confidential Settlement Agreement with a then member of the Board, and certain other parties named in the Settlement Agreement. Pursuant to the terms of the Settlement Agreement, the Company (i) paid a total of $500,000 to a fund controlled by the former director and an additional party and (ii) issued a total of 1,000,000 shares of the Company’s common stock to the fund and the third party.

On March 13, 2018, the Company granted a then director 300,000 shares of restricted common stock vesting quarterly over one year subject to continued service as of each applicable vesting date.

II-4

In 2018, the Company issued shares of restricted common stock in connection with a consulting services agreement for services performed in January through June 2018 as follows: 40,000 shares on each of January 11, 2018, February 11, 2018 and March 11, 2018; 13,500 shares on each of April 11, 2018, May 11, 2018 and June 11, 2018; and 9,000 shares on June 30, 2018.

In January 2018, a then member of the Board exercised 104,876 warrants with an exercise price of $0.15 and a total of 104,876 shares of common stock were issued for gross proceeds of $15,731.

In 2017, the Company issued shares of restricted common stock in connection with a consulting services agreement for services performed in October through December 2017 as follows: 40,000 shares on each of October 11, 2017, November 11, 2017 and December 11, 2017.

On August 31, 2017, the Company granted each director (except its chairman and CEO), 300,000 shares of restricted common stock, or a total of 2,100,000 shares, vesting quarterly over a one-year period subject to continued service as of each applicable vesting date.

In 2017, the Company conducted a private placement offering with a maximum offering amount of $2,100,000 comprised of units consisting of 715,000 shares of common stock and 715,000 five-year warrants exercisable at $0.15 per share. In January 2018, the Company raised gross proceeds of $1,153,645 for the purchase of 16,513,311 shares of common stock and 16,513,311 warrants. Prior to December 2017, the Company raised gross proceeds of $1,360,250 for the purchase of 19,451,575 shares of common stock and 19,451,575 warrants.

On July 19, 2017, the Company issued 371,800 shares of common stock and 371,800 warrants to purchase common stock at an exercise price of $0.15 per share to a former director.

In June 2017, the Company issued notes payable in the aggregate principal amount of $36,000 in exchange for a loan bearing 10% annual interest maturing June 30, 2017.

In May 2017, the Company issued notes payable in the aggregate principal amount of $60,000 in exchange for a loan bearing 10% annual interest maturing June 30, 2017.

On April 26, 2017, the Company issued a secured promissory note in the principal amount of $30,000 in exchange for a loan bearing 10% annual interest maturing October 31, 2017.

On April 13, 2017, the Company issued notes payable in the principal amount of $10,000 in exchange for a loan bearing 10% annual interest maturing June 30, 2017.

In 2017, 1,678,572 shares of common stock were issued as stock-based compensation.

In 2017, 38,657 shares of common stock were issued in relation to sales of common stock in prior years.

The securities described above were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. The recipients of the securities in the transactions described above acquired the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. Appropriate legends were affixed to the instruments representing such securities issued in such transactions.

II-5

Item 16. Exhibits and Financial Statement Schedules

The following exhibits to this registration statement included in the Index to Exhibits are incorporated by reference.

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement (incorporated herein by reference from Exhibit 1.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-234155) filed on June 2, 2020)
3.1

Amended and Restated Articles of Incorporation of the Company, as amended (incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015)

3.2

Second Amended Certificate of Designation for Series A Convertible Preferred Stock (incorporated herein by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 18, 2015)

3.3	Certificate of Designation for Series B Convertible Preferred Stock (incorporated herein by reference from Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on June 18, 2015)
3.4

Certificate of Withdrawal of Certificate of Designation for Series C and Series D Convertible Preferred Stock (incorporated herein by reference from Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018)

3.5	Amended and Restated Bylaws of the Company (incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 15, 2017)
4.1	Form of Warrant for the Purchase of Common Stock (incorporated herein by reference from Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017)
4.2	Form of Warrant for the Purchase of Shares of Common Stock (incorporated herein by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 3, 2020)
4.3	Form of Common Stock Purchase Warrant (incorporated herein by reference from Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-234155) filed on May 22, 2020)
4.4	Form of Warrant Agent Agreement (incorporated herein by reference from Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A (File No. 333-234155) filed on May 22, 2020)
4.5	Form of Representative’s Warrant (incorporated herein by reference from Exhibit 4.5 to the Company’s Registration Statement on Form S-1/A (File No. 333-234155) filed on May 22, 2020)
4.6

Form of Warrant for the Purchase of Shares of Common Stock (incorporated herein by reference from Exhibit 4.6 to the Company’s Registration Statement on Form S-1/A (File No. 333-234155) filed on June 2, 2020)

5.1*	Opinion of Harter Secrest & Emery LLP
10.1#

Form of Employment Agreement for Patrick White dated August 9, 2017 (incorporated herein by reference from Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017)

10.2#

Amendment to Employment Agreement for Patrick White dated August 13, 2019 (incorporated herein by reference from Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019)

10.3#

Second Amendment to Employment Agreement for Patrick White dated May 19, 2020 (incorporated herein by reference from Exhibit 10.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-237950) filed on May 21, 2020)

10.4#

Employment Agreement for Margaret Gezerlis dated November 15, 2018 (incorporated herein by reference from Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019)

10.5#

Form of Consulting Agreement with Norman Gardner dated June 29, 2017 (incorporated herein by reference from Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017)

II-6

10.6#

Amendment to Consulting Agreement with Norman Gardner dated May 19, 2020 (incorporated herein by reference from Exhibit 10.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-237950) filed on May 21, 2020)

10.7#

Consulting Agreement dated September 1, 2017 and First Amendment to Consulting Agreement dated March 1, 2018 for Keith Goldstein (incorporated herein by reference from Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017)

10.8#

Second Amendment to the Consulting Agreement dated April 9, 2019 for Keith Goldstein (incorporated herein by reference from Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019)

10.9#	Form of Consulting Agreement with James Cardwell (incorporated herein by reference from Exhibit 10.21 to the Company’s Annual Report on Form 10-K/A filed on April 17, 2018)
10.10#	2017 Equity Incentive Plan (incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 20, 2017)
10.11#	Amendment to the 2017 Equity Incentive Plan (incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 29, 2019)
10.12#

Non-Qualified Stock Option Agreement dated August 2017 between the Company and Patrick White (incorporated herein by reference from Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019)

10.13#

Non-Qualified Stock Option Agreement dated April 17, 2018 between the Company and Patrick White (incorporated herein by reference from Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019)

10.14#

Amendment to Non-Qualified Stock Option Agreement dated April 16, 2020 to that Non-Qualified Stock Option Agreement dated August 2017 between the Company and Patrick White (incorporated herein by reference from Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-237950) filed on May 1, 2020)

10.15#

Incentive Stock Option Agreement dated August 14, 2019 between the Company and Patrick White (incorporated herein by reference from Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019)

10.16#

Incentive Stock Option Agreement dated March 11, 2019 between the Company and Margaret Gezerlis (incorporated herein by reference from Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019)

10.17#

Incentive Stock Option Agreement dated January 7, 2020 between the Company and Margaret Gezerlis (incorporated herein by reference from Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (File No. 333-237950) filed on May 1, 2020)

10.18#

Non-Qualified Stock Option Agreement dated January 2018 between the Company and Norman Gardner (incorporated herein by reference from Exhibit 10.17 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019)

10.19#

Amendment to Non-Qualified Stock Option Agreement dated April 16, 2020 to that Non-Qualified Stock Option Agreement dated January 2018 between the Company and Norman Gardner (incorporated herein by reference from Exhibit 10.17 to the Company’s Registration Statement on Form S-1 (File No. 333-237950) filed on May 1, 2020)

10.20#	Form of Restricted Stock Agreement (incorporated herein by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018)
10.21#

Restricted Stock Agreement dated April 16, 2020 between the Company and Patrick White (incorporated herein by reference from Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (File No. 333-237950) filed on May 1, 2020)

10.22#

Form of Director Non-Qualified Stock Option Agreement (immediate vesting) (incorporated herein by reference from Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-237950) filed on May 1, 2020)

10.23#

Form of Director Non-Qualified Stock Option Agreement (quarterly vesting) (incorporated herein by reference from Exhibit 10.21 to the Company’s Registration Statement on Form S-1 (File No. 333-237950) filed on May 1, 2020)

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10.24	Form of Senior Secured Convertible Debenture (incorporated herein by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 3, 2020)
10.25	Securities Purchase Agreement dated February 26, 2020 (incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 3, 2020)
10.26	Security Agreement dated February 26, 2020 (incorporated herein by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 3, 2020)
10.27

Letter Agreement dated February 28, 2020 between the Company and Bruce Evans (incorporated herein by reference from Exhibit 10.25 to the Company’s Registration Statement on Form S-1 (File No. 333-237950) filed on May 1, 2020).

10.28*	Agreement dated as of June 15, 2020
23.1*	Consent of MaloneBailey, LLP, independent registered public accounting firm
23.2*	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019).
24.2	Power of Attorney (included on the signature page to the Company’s Registration Statement on Form S-1/A (File No. 333-234155) filed on December 9, 2019).
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith

# Denotes management compensation plan or contract

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rochester, State of New York, on June 15, 2020.

VERIFYME, INC.

/s/ Patrick White
Patrick White
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick White	President, Chief Executive Officer and Director	June 15, 2020
Patrick White	(Principal Executive Officer)

/s/ Margaret Gezerlis	Chief Financial Officer	June 15, 2020
Margaret Gezerlis	(Principal Financial Officer and Principal Accounting Officer)

/s/ *	Chairman of the Board	June 15, 2020
Norman Gardner

/s/ *	Director	June 15, 2020
Chris Gardner

/s/ *	Director	June 15, 2020
Marshall Geller

/s/ *	Director	June 15, 2020
Howard Goldberg

/s/ *	Director	June 15, 2020
Scott Greenberg

/s/ *	Director	June 15, 2020
Arthur Laffer

*By:	/s/ Patrick White
Patrick White
Attorney-in-Fact

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